Exhibit 10.1

Execution Version

AMENDMENT NO. 4

This AMENDMENT NO. 4, dated as of August 6, 2020 (this “Amendment”), by and among Boyd Gaming Corporation, a Nevada corporation (the “Borrower”), each Guarantor, each Lender party hereto, each Replacement Lender (as defined below) party hereto, Wells Fargo Bank, National Association, as Swing Line Lender (the “Swing Line Lender”), and Bank of America, N.A. (“Bank of America”), as L/C Issuer and as administrative agent (in such capacity, the “Administrative Agent”) for (and on behalf of) the Lenders under the Existing Credit Agreement (as defined below) and, after giving effect to this Amendment, the Amended Credit Agreement (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.

RECITALS:

WHEREAS, reference is hereby made to that certain Third Amended and Restated Credit Agreement, dated as of August 14, 2013 (as amended or modified by that certain Amendment No. 1 and Joinder Agreement, dated as of September 15, 2016, that certain Amendment No. 2 and Refinancing Amendment, dated as of March 29, 2017, that certain Joinder Agreement, dated as of August 2, 2018, and that certain Amendment No. 3, dated as of May 8, 2020, and as it may be amended, restated, replaced, supplemented or otherwise modified and in effect immediately prior to giving effect to the amendments contemplated by this Amendment, the “Existing Credit Agreement” and the Existing Credit Agreement as modified by this Amendment, the “Amended Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, the Administrative Agent, the L/C Issuer, the Swing Line Lender and the other parties thereto;

WHEREAS, the Borrower has requested (a) an extension of the Maturity Date in respect of the Revolving Commitments and the Revolving Loans of each Revolving Lender, (b) an extension of the Maturity Date in respect of the Term A Loans of each Term A Lender (the transactions described in clauses (a) and (b), the “Maturity Extension Amendments”), (c) the reallocation of a portion of the Term A Loans to Revolving Commitments and (d) certain other amendments to the Existing Credit Agreement as set forth in Exhibit A hereto (the “Proposed Amendments”);

WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, the Required Lenders and the Borrower may agree to amend the Existing Credit Agreement to reflect the Proposed Amendments, with the acknowledgment of the Administrative Agent;

WHEREAS, pursuant to Sections 10.01 of the Existing Credit Agreement, the Administrative Agent and the Borrower may agree to amend the Existing Credit Agreement to reflect the Maturity Extension Amendments (including any Reallocation (as defined below) in connection with the Maturity Extension Amendments) with the consent of the Required Lenders and each Lender directly affected thereby and the acknowledgment of the Administrative Agent;

WHEREAS, (a) pursuant to Section 10.16 of the Existing Credit Agreement, the Borrower may replace and/or terminate the Commitments and prepay the Loans of any Amendment No. 4 Non-Consenting Lender (as defined below) upon notice to such Amendment No. 4 Non-Consenting Lender and the Administrative Agent and require such Amendment No. 4 Non-Consenting Lender to assign and delegate, without recourse, all of its interests, rights and obligations under the Existing Credit Agreement and the related Loan Documents to an Eligible Assignee and (b) the Borrower desires to replace the Amendment No. 4 Non-Consenting Lenders with the Replacement Lender and to certain existing Lenders that are Consenting Lenders and require each such Amendment No. 4 Non-Consenting Lender to assign all of its Revolving Commitments, Revolving Loans and Term A Loans, as applicable, to such Replacement Lender or existing Lender that is a Consenting Lender, as applicable;

WHEREAS (a) the Administrative Agent and the Borrower have agreed to the Maturity Extension Amendments, (b) the Required Lenders and the Replacement Lender have agreed to the amendments to the Existing Credit Agreement contemplated hereby (including the Proposed Amendments, the Maturity Extension Amendments and the Reallocation in connection therewith), (c) each Lender (including the Replacement Lender) that will be a Term A Lender or a Revolving Lender after giving effect to the Proposed Amendments, the Maturity Extension Amendments and the related Reallocation (each a “Consenting Lender”) has executed and delivered a consenting lender agreement in substantially the form attached as Annex A hereto (a “Consenting Lender Agreement”) (or in the case of the Replacement Lender, a counterpart signature page hereto), pursuant to which it has consented and agreed to the amendments to the Existing Credit Agreement contemplated hereby (including the Maturity Extension Amendments and the Reallocation) and (d) the Replacement Lender has agreed to replace the Amendment No. 4 Non-Consenting Lenders, in each case, subject to the conditions and on the terms set forth herein; and

WHEREAS, Bank of America, Deutsche Bank AG New York Branch, Wells Fargo Bank, National Association, Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Truist Bank and Barclays Bank PLC have agreed to act as joint lead arrangers and joint bookrunners in respect of this Amendment (the “Amendment No. 4 Joint Bookrunners”) and BNP Paribas, Capital One, National Association, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank, Citizens Bank, N.A. and KeyBank National Association have agreed to act as joint lead arrangers in respect of this Amendment (together with the Amendment No. 4 Joint Bookrunners, each in its capacity in such roles and titles, collectively, the “Amendment No. 4 Arrangers”);

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO EXISTING CREDIT AGREEMENT

SECTION 1.     Consent of Lenders.

(a)     Each Consenting Lender hereby irrevocably agrees and consents to the amendments to the Existing Credit Agreement provided for herein and the other amendments, modifications and/or supplements to the other Loan Documents described herein, with respect to all of such Consenting Lender’s Loans and Commitments.

(b)     Each Consenting Lender Agreement and executed counterpart signature page hereto shall be subject to the terms and conditions of this Amendment and shall be binding upon the Lender party thereto and any successor, participant or assignee of such Lender and may not be revoked or terminated by the Lender party thereto or any such successor, participant or assignee. Each Lender that executes and delivers a Consenting Lender Agreement or a counterpart signature page hereto and any permitted successor, participant or assignee of such Lender shall be a party to this Amendment as if such Person executed and delivered a counterpart hereof. Each Consenting Lender Agreement shall constitute a part of this Amendment and each signature page thereto shall constitute a signature page hereto.

(c)     Each Consenting Lender, by executing a Consenting Lender Agreement or a counterpart signature page hereto, consents to, and authorizes the Borrower, each Guarantor and the Administrative Agent to enter into such amendments, restatements, amendment and restatements, supplements and modifications to the exhibits and schedules to the Amended Credit Agreement and to the other Loan Documents as the Administrative Agent deems reasonably necessary or desirable in connection with this Amendment and the transactions contemplated hereby.

SECTION 2.     Amended Credit Agreement. Each of the parties hereto agrees that, effective on the Amendment No. 4 Effective Date, the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: added double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto. The schedules and exhibits to the Existing Credit Agreement, in the forms thereof immediately prior to the Amendment No. 4 Effective Date, will continue to be the schedules and exhibits to the Amended Credit Agreement.

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ARTICLE II

EXTENSIONS, REPLACEMENTS AND REALLOCATIONS

SECTION 1.     Replacement of Amendment No. 4 Non-Consenting Lenders and Reallocation.

(a)      On the Amendment No. 4 Maturity Extension Amendment Effective Date, immediately prior to the effectiveness of the Maturity Extension Amendments, (i) the Borrower shall exercise its right to replace each Revolving Lender and each Term A Lender that has not delivered a Consenting Lender Agreement (each an “Amendment No. 4 Non-Consenting Lender”) in accordance with Section 10.16 of the Amended Credit Agreement, (ii) each such Amendment No. 4 Non-Consenting Lender shall be deemed to have assigned all of its rights and obligations under the Amended Credit Agreement to Barclays Bank PLC (the “Replacement Lender”) and to such of the Consenting Lenders as have agreed to increase their aggregate principal amount of Revolving Commitments and Term A Loans on the Amendment No. 4 Maturity Extension Amendment Effective Date and (iii) the Revolving Commitments and Term A Loans of the Consenting Lenders and the Replacement Lender after giving effect to the immediately foregoing clause (ii) shall be reallocated such that they equal the amounts set forth on Schedule A hereto. The parties hereto agree that each Term A Loan that is either (i) reallocated to a Revolving Commitment pursuant to this Section 1(a) or (ii) assigned by an Amendment No. 4 Non-Consenting Lender to a Consenting Lender that will reallocate such Term A Loan to a Revolving Commitment pursuant to this Section 1(a) shall be prepaid by the Borrower on the Amendment No. 4 Maturity Extension Amendment Effective Date and each Consenting Lender hereby consents to such non-pro rata payment.

(b)     The Replacement Lender and each Consenting Lender that is increasing its aggregate principal amount of Revolving Commitments and Term A Loans on the Amendment No. 4 Maturity Extension Amendment Effective Date hereby commits and agrees effective as of the Amendment No. 4 Effective Date to provide such Revolving Commitments and Term A Loans, or such increased amount of Revolving Commitments and Term A Loans, as the case may be, on the Amendment No. 4 Maturity Extension Amendment Effective Date, subject solely to the satisfaction or waiver of the conditions set forth in Article IV hereof.

(c)     Each of the parties hereto agrees that (i) the Existing Credit Agreement shall be amended to reflect the assignments and reallocations consummated pursuant to the foregoing Section 1(a), which agreement shall be binding upon such party (and its successors and assigns) upon the Amendment No. 4 Effective Date and which amendment shall be effective on the Amendment No. 4 Maturity Extension Amendment Effective Date, and (ii) as of the Amendment No. 4 Maturity Extension Amendment Effective Date, each of the Replacement Lender and the other Consenting Lenders shall be deemed to hold Revolving Commitments and Term A Loans (as applicable) as set forth on Schedule A hereto (as such Loans and Commitments may be adjusted to reflect any assignments or prepayments between the Amendment No. 4 Effective Date and the Amendment No. 4 Maturity Extension Amendment Effective Date (it being understood that any assignee shall be bound by the agreements and commitments of the applicable assignor in this Amendment)) (the provisions of this Section 1(c) are referred to herein as the “Reallocation”).

(d)     On the Amendment No. 4 Maturity Extension Amendment Effective Date, the Administrative Agent and the Revolving Lenders (after giving effect to the Reallocation) shall effectuate such transfers, assignments and adjustments of participation interests in all outstanding Revolving Loans and Letters of Credit such that each Revolving Lender holds such participation interests and outstanding Revolving Loans in accordance with its Pro Rata Share of the Revolving Commitments.

(e)     The Administrative Agent is authorized and directed to execute and deliver such assignments, instruments and entries into the Register, and to take such other actions as it may determine to be reasonably necessary or appropriate in order to effect the Reallocation.

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(f)     Each of the parties hereto agrees that the Replacement Lender is an Eligible Assignee and upon the occurrence of the Amendment No. 4 Maturity Extension Amendment Effective Date shall have all of the rights and obligations of a Lender under the Amended Credit Agreement.

SECTION 2.     Extension of Revolving Commitments. Effective upon the Amendment No. 4 Maturity Extension Amendment Effective Date, the Maturity Date of all of the Revolving Commitments of all of the Revolving Lenders, after giving effect to the Reallocation, shall automatically and without any further action or consent by any Person be extended to the Amendment No. 4 Pro Rata Facilities Maturity Date (as defined in the Amended Credit Agreement).

SECTION 3.     Extension of Term A Loans. Effective upon the Amendment No. 4 Maturity Extension Amendment Effective Date, the Maturity Date of all of the Term A Loans of all of the Term A Lenders, after giving effect to the Reallocation, shall automatically and without any further action or consent by any Person be extended to the Amendment No. 4 Pro Rata Facilities Maturity Date.

ARTICLE III

REPRESENTATION AND WARRANTIES

To induce each of the Lenders party hereto and the Replacement Lender to agree to this Amendment, each of the Borrower and the Guarantors represents to the Administrative Agent, such Lenders and the Replacement Lender that, as of the Amendment No. 4 Effective Date:

SECTION 1.     Corporate Existence. Such Person (a) is (i) duly organized or formed and validly existing and (ii) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in subsections (a)(i) (other than with respect to the Borrower), (a)(ii), (b)(i), or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 2.     Authorization; No Contravention. The execution, delivery and performance by such Person of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) except where such conflict, breach or contravention or creation of a Lien may not reasonably be expected to have a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) except where such violation may not reasonably be expected to have a Material Adverse Effect, violate any Law.

SECTION 3.     Binding Effect. This Amendment has been duly executed and delivered by such Person. Each of this Amendment and each other Loan Document to which such Person is a party, when so delivered will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity.

SECTION 4.     No Default. No Default or Event of Default has occurred and is continuing.

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ARTICLE IV

CONDITIONS TO THE AMENDMENT NO. 4 EFFECTIVE DATE AND AMENDMENT NO. 4 MATURITY EXTENSION AMENDMENT EFFECTIVE DATE

This Amendment and the Amended Credit Agreement (other than the Maturity Extension Amendments) shall become effective on the date (the “Amendment No. 4 Effective Date”) on which each of the following conditions (other than Section 1(h)) is satisfied or waived. The Maturity Extension Amendments shall automatically and without further action by any Person become effective on the first day after the Amendment No. 4 Effective Date upon which the conditions described in Section 1(h) and Section 6 are satisfied or waived (the “Amendment No. 4 Maturity Extension Amendment Effective Date”); provided that, upon satisfaction of the conditions set forth in Section 1(h) and Section 6, the Administrative Agent shall deliver to the Borrower and the Lenders a notice substantially in the form attached as Exhibit B to this Amendment (it being understood that a failure by the Administrative Agent to deliver such notice shall not result in the Maturity Extension Amendments failing to become effective in accordance with the terms of this first paragraph of this Article IV). It is understood and agreed that the Amendment No. 4 Effective Date occurred on August 6, 2020.

SECTION 1.     The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party (as applicable) and each in form and substance reasonably satisfactory to the Administrative Agent:

(a)     executed counterparts of this Amendment from the Borrower, each Guarantor, the Administrative Agent, the Replacement Lender, each Revolving Lender that will be a Revolving Lender after giving effect to the Maturity Extension Amendments and the Reallocation, each Term A Lender that will be a Term A Lender after giving effect to the Maturity Extension Amendments and the Reallocation and such other Lenders as may be required so that the Required Lenders shall have executed and delivered a counterpart of this Amendment;

(b)     a Note (or Notes) executed by the Borrower dated as of the Amendment No. 4 Effective Date in favor of any of the Revolving Lenders, Term A Lenders and the Replacement Lender that has requested a Note (or Notes);

(c)     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of certain Responsible Officers thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

(d)     such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where such Person is organized;

(e)     a favorable opinion of each of (i) Latham & Watkins LLP, counsel to the Loan Parties, (ii) McDonald Carano, LLP, special Nevada counsel to the Loan Parties, (iii) Greenberg Traurig, LLP, special Illinois and Indiana counsel to the Loan Parties, (iv) Stinson LLP, special Kansas counsel to the Loan Parties, (v) Boles Law Firm-Baton Rouge, LLC, special Louisiana counsel to the Loan Parties, (vi) Jones Walker LLP, special Mississippi counsel to the Loan Parties, (vii) Lathrop Gage LLP, special Missouri counsel to the Loan Parties, (viii) Ice Miller LLP, special Ohio counsel to the Loan Parties and (ix) Ballard Spahr LLP, special Pennsylvania counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender, which shall cover such matters as the Administrative Agent may reasonably request;

(f)     all documentation and other information about the Loan Parties reasonably requested in writing by the Administrative Agent or any Lender at least five (5) Business Days prior to the Amendment No. 4 Effective Date in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, including, if the Borrower qualifies as a “legal entity customer” under the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a certification regarding beneficial ownership in relation to the Borrower as required by the Beneficial Ownership Regulation;

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(g)     a certificate in form reasonably satisfactory to the Administrative Agent signed by a Responsible Officer of the Borrower certifying that, as of the Amendment No. 4 Effective Date, the conditions set forth in Section 2 and 3 of this Article IV have been satisfied; and

(h)     solely as a condition to the effectiveness of the Maturity Extension Amendments, (i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Pledged Property, together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto and such other flood diligence items and evidence of compliance with flood insurance requirements set forth in the Existing Credit Agreement as the Administrative Agent may reasonably request and (ii) at least two (2) Business Days prior to the Amendment No. 4 Maturity Extension Amendment Effective Date, a Committed Loan Notice with respect to the continuation or conversion, as applicable, of Revolving Loans and Term A Loans, as applicable.

SECTION 2.     Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Existing Credit Agreement or any other Loan Document shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Amendment No. 4 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date; provided that, for all purposes of this Amendment, neither clause (a) or (b) of the definition of “Material Adverse Effect” shall include effects, events, occurrences, facts, conditions or changes arising out of or resulting from or in connection with the COVID-19 pandemic.

SECTION 3.     No Default or Event of Default. Both immediately prior to and immediately after giving effect to this Amendment no Default or Event of Default shall have occurred and be continuing.

SECTION 4.     Costs and Expenses. To the extent invoiced at least three (3) Business Days prior to the Amendment No. 4 Effective Date, all of the reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of Cahill, Gordon & Reindel LLP and one local counsel in each applicable jurisdiction reasonably deemed necessary by Administrative Agent) incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment shall have been paid.

SECTION 5.     Payment of Fees to Lenders. The Borrower shall have paid to the Administrative Agent, for the account of each Revolving Lender that is a Consenting Lender and each Term A Lender that is a Consenting Lender (in each case, excluding the Replacement Lender) (i) a consent fee equal to 0.25% of the lesser of (x) the aggregate outstanding principal amount of such Lender’s Revolving Commitments and Term A Loans on the Amendment No. 4 Maturity Extension Amendment Effective Date (as set forth on Schedule A hereto), in each case as determined on the Amendment No. 4 Effective Date in accordance with Section 1(c) of Article II hereof and (y) the aggregate principal amount of such Lender’s Term A Loans and Revolving Commitments immediately prior to the Amendment No. 4 Effective Date and (ii) a consent fee equal to 0.50% of (x) the aggregate principal amount of Revolving Commitments and/or Term A Loans, as the case may be, provided by such Revolving Lender or such Term A Lender, as the case may be, on the Amendment No. 4 Maturity Extension Amendment Effective Date (as set forth on Schedule A hereto), in each case as determined on the Amendment No. 4 Effective Date in accordance with Section 1(c) of Article II hereof over (y) the aggregate principal amount of such Lender’s Term A Loans and Revolving Commitments immediately prior to the Amendment No. 4 Effective Date. The Borrower shall have paid to the Administrative Agent, for the account of the Replacement Lender a consent fee equal to 0.50% of the aggregate principal amount of Revolving Commitments to be provided by such Replacement Lender on the Amendment No. 4 Maturity Extension Amendment Effective Date as determined on the Amendment No. 4 Effective Date in accordance with Section 1(c) of Article II hereof.

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SECTION 6.     Interest and Fees. Solely as a condition to the effectiveness of the Maturity Extension Amendments, the Borrower shall have paid to the Administrative Agent (i) for the account of each Revolving Lender with respect to all Revolving Loans and all Revolving Commitments (A) all accrued and unpaid interest thereon to, but not including, the Amendment No. 4 Maturity Extension Amendment Effective Date and (B) all accrued and unpaid unused fees to, but not including, the Amendment No. 4 Maturity Extension Amendment Effective Date in accordance with Section 2.09 of the Existing Credit Agreement and (ii) for the account of each Term A Lender with respect to all Term A Loans, all accrued and unpaid interest thereon to, but not including, the Amendment No. 4 Maturity Extension Amendment Effective Date.

ARTICLE V
VALIDITY OF OBLIGATIONS AND LIENS

SECTION 1.     Reaffirmation. Each of the Loan Parties party hereto (a) acknowledges and agrees that all of such Loan Party’s obligations under the Collateral Documents and the other Loan Documents (as amended hereby) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as amended by this Amendment, (b) reaffirms each Lien and security interest granted by it to the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations and the Guarantees of the Obligations made by it pursuant to the Existing Credit Agreement and (c) acknowledges and agrees that the grants of Liens and security interests by and the Guarantees of the Loan Parties contained in the Existing Credit Agreement and the Collateral Documents are, and shall remain, in full force and effect after giving effect to this Amendment and the transactions contemplated hereby and thereby.

ARTICLE VI
POST-CLOSING MATTERS

SECTION 1.     Kansas Star Casino, Sam’s Town Tunica and Imperial Palace Casino. On or prior to the date that is 90 days after the Amendment No. 4 Maturity Extension Amendment Effective Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrower shall deliver or cause to be delivered to the Administrative Agent with respect to the Kansas Star Casino, Sam’s Town Tunica and the Imperial Palace Casino Pledged Properties, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)     executed counterparts of amendments to the Deeds of Trust in respect thereof (each, a “Mortgage Amendment”), each in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the owner or holder of the Kansas Star Casino, Sam’s Town Tunica and the Imperial Palace Casino and in recordable form, in each case together with:

(i)     evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage Amendment in each relevant jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable, effectively to record the Mortgage Amendments as valid, perfected Liens against each respective Pledged Property, which Liens are subject to no outstanding monetary Liens (other than Permitted Liens) recorded against the relevant Loan Party’s interest in the Pledged Properties;

(ii)     a modification endorsement to the applicable title policy issued in connection with the applicable Deed of Trust (each, a “Existing Title Policy” and collectively, the “Existing Title Policies”) in form and substance reasonably satisfactory to the Administrative Agent; and

(iii)     local counsel opinions with respect to such Mortgage Amendments, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 2. Par-A-Dice Hotel and Casino and Blue Chip Casino. On or prior to the date that is 90 days after the Amendment No. 4 Maturity Extension Amendment Effective Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrower shall deliver or cause to be delivered to the Administrative Agent with respect to the Par-A-Dice Hotel and Casino and Blue Chip Casino Pledged Properties, each in form and substance reasonably satisfactory to the Administrative Agent:

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EITHER

(a)     written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Administrative Agent) from local counsel in the jurisdiction in which the Pledged Property is located substantially to the effect that (or such other confirmation reasonably satisfactory to the Administrative Agent): (x) the recording of the existing Deed of Trust is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Deed of Trust as security for the Secured Obligations, including the Secured Obligations evidenced by the Amended Credit Agreement; and (y) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Deed of Trust as security for the Secured Obligations, including the Secured Obligations evidenced by the Amended Credit Agreement;

OR

(b)     executed counterparts of amendments to the Deeds of Trust in respect thereof (each, a “Mortgage Amendment”), each in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the owner or holder of such Pledged Property and in recordable form, in each case together with:

(i)     evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage Amendment in each relevant jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable, effectively to record the Mortgage Amendments as valid, perfected Liens against the Pledged Properties, which Liens are subject to no outstanding monetary Liens (other than Permitted Liens) recorded against the relevant Loan Party’s interest in the Pledged Properties;

(ii)     a modification endorsement to the applicable title policy issued in connection with the applicable Deed of Trust (each, a “Existing Title Policy” and collectively, the “Existing Title Policies”), in form and substance reasonably satisfactory to the Administrative Agent; and

(iii)     local counsel opinions with respect to such Mortgage Amendments, in form and substance reasonably satisfactory to the Administrative Agent.

Section 3. First Preferred Ship Mortgages. On or prior to the date that is 90 days after the Amendment No. 4 Maturity Extension Amendment Effective Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrower shall deliver or cause to be delivered to the Administrative Agent with respect to the First Preferred Ship Mortgages, each in form and substance reasonably satisfactory to the Administrative Agent:

EITHER

(a)     written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Administrative Agent) from maritime counsel substantially to the effect that (or such other confirmation reasonably satisfactory to the Administrative Agent): (x) the recording of the existing First Preferred Ship Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such First Preferred Ship Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Amended Credit Agreement; and (y) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions are necessary under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such First Preferred Ship Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Amended Credit Agreement;

OR

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(b)     executed counterparts of an amendment to each First Preferred Ship Mortgage (each, a “Ship Mortgage Amendment”) duly executed by each of Boyd Tunica, Inc., Par-A-Dice Gaming Corporation, Treasure Chest Casino, L.L.C., Blue Chip Casino, LLC, Belle of Orleans, L.L.C. and Red River Entertainment of Shreveport, L.L.C. (collectively, the “Boyd Ship Owners”), together with:

(i)     evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each such Ship Mortgage Amendment as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to record such Ship Mortgage Amendment as valid, perfected Liens against the vessels described therein, which Liens are subject to no outstanding monetary Liens (other than Permitted Liens) recorded against such vessels (other than liens in favor of the Administrative Agent);

(ii)     an Abstract of Title issued by the National Vessel Documentation Center showing each Boyd Ship Owner to be the sole owner of the applicable vessel no earlier than 60 days prior to the effectiveness of such Ship Mortgage Amendment, and that such vessel is free and clear of all liens of record other than Permitted Liens, liens in favor of the Administrative Agent and liens to be released substantially concurrently with the effectiveness of such Ship Mortgage Amendment;

(iii)     if any such vessel is inspected, or required to be inspected, by the United States Coast Guard, a copy of the current certificate of inspection issued by the U. S. Coast Guard for such vessel, reflecting no outstanding conditions affecting the operation of such vessel; and

(iv)     a vessel opinion with respect to such Ship Mortgage Amendments, in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VII
MISCELLANEOUS

SECTION 1.     Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing, signed and delivered on behalf of the Borrower and the Administrative Agent (acting at the direction of such Lenders as may be required under Section 10.01 of the Existing Credit Agreement or, after giving effect to the Amendment No. 4 Effective Date, the Amended Credit Agreement).

SECTION 2.     Entire Agreement. This Amendment, the other Loan Documents and the Consenting Lender Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 3.     Governing Law; Jurisdiction; Etc.; Waiver of Right to Trial by Jury; Confidentiality; No Advisory or Fiduciary Responsibility. Each party hereto agrees that Sections 10.17 (Governing Law; Jurisdiction; Etc.), 10.18 (Waiver of Right to Trial by Jury), 10.08 (Confidentiality) and 10.27 (No Advisory or Fiduciary Responsibility) of the Existing Credit Agreement (or, after giving effect to the Amendment No. 4 Effective Date, the Amended Credit Agreement) shall apply to this Amendment mutatis mutandis.

SECTION 4.     Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Amendment.

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SECTION 5.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including, without limitation, Consenting Lender Agreements) shall be deemed to include electronic signatures and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it (it being understood and agreed that documents signed manually but delivered in “.pdf” or “.tif” format (or other similar formats specified by Administrative Agent) shall not constitute electronic signatures).

SECTION 6.     Loan Document. This Amendment shall constitute a “Loan Document” as defined in the Existing Credit Agreement (or, after giving effect to the Amendment No. 4 Effective Date, the Amended Credit Agreement).

SECTION 7.     No Novation. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained herein. The Existing Credit Agreement and the Loan Documents, in each case as amended, modified or supplemented hereby, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect, each in accordance with its terms (as amended, modified or supplemented by this Amendment), unless such document, instrument, or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Amendment or such document, instrument, or agreement or as otherwise agreed by the required parties hereto or thereto, it being understood that from after the occurrence of the Amendment No. 4 Effective Date, with effect from and after the Effective Date, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” (and each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” or “hereof”) or words of like import shall mean and be a reference to the Amended Credit Agreement. Other than as specifically provided herein, this Amendment (and the Consenting Lender Agreements) shall not operate as a waiver or amendment of any right, power or privilege of any Lender under the Existing Credit Agreement or any other Loan Document.

[Remainder of page intentionally left blank]

10

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

BOYD GAMING CORPORATION,
a Nevada corporation

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President, Treasurer and Chief Financial Officer

GUARANTORS:

BELLE OF ORLEANS, L.L.C.,
a Louisiana limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Chief Financial Officer, Senior Vice President and Treasurer

BLUE CHIP CASINO, LLC,
an Indiana limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

BOYD ACQUISITION, LLC,
a Delaware limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Senior Vice President and Treasurer

BOYD ACQUISITION I, LLC,
a Delaware limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Senior Vice President and Treasurer

[Signature Page to Amendment No. 4]

BOYD ACQUISITION II, LLC,
a Delaware limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Senior Vice President and Treasurer

BOYD BILOXI, LLC,
a Mississippi limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

BOYD LOUISIANA RACING, L.L.C.,
a Louisiana limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

BOYD RACING, L.L.C.,
a Louisiana limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

BOYD TUNICA, INC.,
a Mississippi corporation

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

CALIFORNIA HOTEL AND CASINO,
a Nevada corporation

[Signature Page to Amendment No. 4]

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

CALIFORNIA HOTEL FINANCE CORPORATION,
a Nevada corporation

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

COAST CASINOS, INC.,
a Nevada corporation

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

COAST HOTELS AND CASINOS, INC.,
a Nevada corporation

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

DIAMOND JO, LLC,
a Delaware limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Chief Financial Officer, Senior Vice President and Treasurer

DIAMOND JO WORTH, LLC,
a Delaware limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Chief Financial Officer, Senior Vice President and Treasurer

[Signature Page to Amendment No. 4]

KANSAS STAR CASINO, LLC,
a Kansas limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Chief Financial Officer, Senior Vice President                            and Treasurer

M.S.W., INC.,
a Nevada corporation

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

PAR-A-DICE GAMING CORPORATION,
an Illinois corporation

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

PENINSULA GAMING, LLC,
a Delaware limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Chief Financial Officer, Senior Vice President                            and Treasurer

RED RIVER ENTERTAINMENT OF SHREVEPORT, L.L.C.,
a Louisiana limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

[Signature Page to Amendment No. 4]

SAM-WILL, INC.,
a Nevada corporation

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

THE OLD EVANGELINE DOWNS, L.L.C.,
a Louisiana limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Chief Financial Officer, Senior Vice President                            and Treasurer

TREASURE CHEST CASINO, L.L.C.,
a Louisiana limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Treasurer

ALIANTE GAMING, LLC,
a Nevada limited liability company

By: ALST Casino Holdco LLC

its managing member

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

ALST CASINO HOLDCO LLC,
a Delaware limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

[Signature Page to Amendment No. 4]

NEVADA PALACE, LLC,
a Nevada limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

THE CANNERY HOTEL AND CASINO, LLC,
a Nevada limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

AMERISTAR CASINO KANSAS CITY, LLC,
a Missouri limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

AMERISTAR CASINO ST. CHARLES, LLC,
a Missouri limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

BELTERRA RESORT INDIANA, LLC,
a Nevada limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

BOYD TCIV, LLC,
a Nevada limited liability company

[Signature Page to Amendment No. 4]

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

OGLE HAUS, LLC,
an Indiana limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

PNK (OHIO), LLC,
an Ohio limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

PNK (OHIO) II, LLC,
an Ohio limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

PNK (OHIO) III, LLC,
an Ohio limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

VALLEY FORGE COLONIAL, LLC,
a Pennsylvania limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

[Signature Page to Amendment No. 4]

VALLEY FORGE CONVENTION CENTER PARTNERS, LLC,
a Pennsylvania limited liability company

By:     /s/ Josh Hirsberg
     Name: Josh Hirsberg
     Title: Executive Vice President and Treasurer

[Signature Page to Amendment No. 4]

Consented to and Acknowledged by:

BANK OF AMERICA, N.A., as Administrative Agent

By:     /s/ Brandon Bolio

Name: Brandon Bolio

Title: Director

Consented to by:

BANK OF AMERICA, N.A., as L/C Issuer

By:     /s/ Brandon Bolio

Name: Brandon Bolio

Title: Director

[Signature Page to Amendment No. 4]

Consented to by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swing Line Lender

By:     /s/ Donald Schubert

Name:     Donald Schubert

Title:     Managing Director

[Signature Page to Amendment No. 4]

Consented to and agreed by:

BARCLAYS BANK PLC, as Replacement Lender

By:     /s/ Sean Duggan

Name:     Sean Duggan

Title:     Vice President

[Signature Page to Amendment No. 4]

ANNEX A

LENDER AGREEMENT – CONSENTING LENDERS

Reference is hereby made to Amendment No. 4, dated as of August 6, 2020 (the “Amendment”; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amendment), by and among Boyd Gaming Corporation, a Nevada corporation, the Guarantors, Bank of America, N.A., as the Administrative Agent and L/C Issuer, Wells Fargo Bank, National Association, as Swing Line Lender and the Lenders party thereto. This Consenting Lender Agreement forms a part of the Amendment, the signature page hereto constitutes a signature page to the Amendment, and the undersigned, by its signature hereto (and any permitted successor, participant or assignee thereof), constitutes a party to the Amendment as if such Person executed and delivered a counterpart thereof.

By its signature below, the undersigned hereby (a) consents and agrees to the terms and conditions of the Amendment and the Proposed Amendments, (b) consents to the extension of the Maturity Date of all of its Revolving Commitments and Revolving Loans to the Amendment No. 4 Pro Rata Facilities Maturity Date (as defined in the Amended Credit Agreement), (c) consents to the extension of the Maturity Date all of its Term A Loans to the Amendment No. 4 Pro Rata Facilities Maturity Date, (d) authorizes the Administrative Agent to execute the Amendment and to execute any other amendments, modifications, supplements, instruments or agreements entered into in accordance with Section 1(c) of Article I of the Amendment, (e) if applicable, agrees and commits on the Amendment No. 4 Maturity Extension Amendment Effective Date to increase, reduce, accept or waive repayment of, terminate and/or reallocate its Revolving Commitments and/or Term A Loans such that after giving effect to the Maturity Extension Amendments and the Reallocation, on the Amendment No. 4 Maturity Extension Amendment Effective Date it shall hold Revolving Commitments and Term A Loans in the amount set forth on Schedule A to the Amendment and having the terms set forth in the Amended Credit Agreement (including the extended Maturity Date as set forth therein), (f) represents that it is a Revolving Lender and/or Term A Lender under the Existing Credit Agreement and (g) agrees that it shall be a party to the Amendment.

The undersigned hereby agrees that this Consenting Lender Agreement shall be binding upon the undersigned and each of its successors and any participants and assigns of its Loans or Commitments (it being understood that any such participation or assignment shall be made in accordance with Section 10.07 of the Amended Credit Agreement), and may not be revoked or withdrawn. The undersigned agrees that it shall notify any potential successor or any participant or assignee of any of its Loans or Commitments of the effectiveness of this Consenting Lender Agreement prior to consummating any such transfer, assignment or participation. This Consenting Lender Agreement shall be irrevocable and remain in full force and effect until the Amendment No. 4 Effective Date shall have occurred.

[Remainder of this page intentionally left blank]

I. Election (Check Any That Apply):

A.REVOLVING LENDER: By checking the box to the right, the undersigned Lender confirms that it is a Revolving Lender.	□
B.TERM A LENDER: By checking the box to the right, the undersigned Lender confirms that it is a Term A Lender.	□

II. Signature:

Name of Institution: ____________________________________________________

By:	_______________________________
Name:
Title:
For any institution requiring a second signature line:
By:	_______________________________
Name:
Title:

[Signature Page to Lender Agreement - Consenting Lenders]

SCHEDULE A

REVOLVING COMMITMENTS AND TERM A LOANS
AFTER GIVING EFFECT TO THE REALLOCATION

Lender	Revolving Commitment	Term A Loan
Bank of America, N.A.	$83,636,363.62	$19,133,387.63
Deutsche Bank AG New York Branch	$115,000,000.00	--
Wells Fargo Bank, National Association	$83,636,363.64	$19,133,387.28
Fifth Third Bank, National Association	$83,636,363.64	$19,133,387.28
JPMorgan Chase Bank, N.A.	$100,000,000.00	--
Truist Bank (as successor by merger to SunTrust Bank)	$88,682,824.46	$21,317,175.54
Barclays Bank PLC	$100,000,000.00	--
BNP Paribas	$85,000,000.00	--
Capital One, National Association	$85,000,000.00	$13,201,476.63
U.S. Bank National Association	$65,875,000.00	$14,142,068.81
Crédit Agricole Corporate and Investment Bank	$65,875,000.00	$5,884,801.87
Citizens Bank, N.A.	$61,818,181.82	$5,000,000.00
KeyBank National Association	$38,750,000.00	$7,765,574.50
First Hawaiian Bank	--	$6,100,500.29
Franklin Investors Securities Trust – Franklin Floating Rate Daily Access Fund	--	$4,096,633.00
Franklin Floating Rate Mater Trust – Franklin Floating Rate Master Series	--	$1,969,964.30
Franklin Templeton Series II Funds Franklin Floating Rate II Fund	--	$550,697.30
Octagon Joint Credit Trust Series I	--	$1,617,560.87
Total:	$1,033,728,279.00	$139,046,615.30

EXHIBIT A

AMENDED CREDIT AGREEMENT

Published Deal CUSIP: 10330JAH1

Published CUSIP for Revolving Credit Facility: 10330JAJ7

Published CUSIP for Term A Facility: 10330JAS7

Published CUSIP for Refinancing Term B Facility: 10330JAU2

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 14, 2013 and amended or modified by
Amendment No. 1 and Joinder Agreement, dated as of September 15, 2016,
Amendment No. 2 and Refinancing Amendment, dated as of March 29, 2017, Joinder Agreement, dated as of August 2, 2018 and, Amendment No. 3, dated as of May 8, 2020 and Amendment No. 4, dated as of August 6, 2020 among

BOYD GAMING CORPORATION,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent and L/C Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Swing Line Lender

and

The Other Lenders Party Hereto

BANK OF AMERICA, N.A., DEUTSCHE BANK SECURITIES INC., FIFTH THIRD
BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC, BNP PARIBAS SECURITIES CORP., CITIZENS BANK, N.A., TRUIST SECURITIES, INC. (F/K/A SUNTRUST ROBINSON HUMPHREY, INC.), UBS SECURITIES LLC and U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arrangers and Joint Bookrunners

DEUTSCHE BANK AG NEW YORK BRANCH ag new york branch, FIFTH THIRD BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents

BNP PARIBAS, CITIZENS BANK, N.A., TRUIST SECURITIES, INC. (F/K/A SUNTRUST ROBINSON HUMPHREY, INC.), UBS SECURITIES LLC and U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~47~~59
1.03	Accounting Terms	~~47~~60
1.04	Rounding	~~48~~61
1.05	References to Agreements and Laws	~~48~~61
1.06	Times of Day; Rates	~~48~~61
1.07	Letter of Credit Amounts	~~48~~62
1.08	Certain Calculations and Tests	~~48~~62
1.09	Limited Condition Transactions	~~49~~63

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~50~~64

2.01	Committed Loans	~~50~~64
2.02	Borrowings, Conversions and Continuations of Committed Loans	~~50~~66
2.03	Letters of Credit	~~52~~68
2.04	Swing Line Loans	~~58~~76
2.05	Prepayments	~~60~~79
2.06	Termination of Reduction of Commitments	~~62~~82
2.07	Repayment of Loans	~~62~~83
2.08	Interest	~~63~~84
2.09	Fees	~~64~~85
2.10	Computation of Interest and Fess; Retroactive Adjustments of Applicable Rate	~~64~~85
2.11	Evidence of Debt	~~65~~86
2.12	Payments Generally	~~65~~86
2.13	Sharing of Payments	~~66~~88
2.14	[Reserved]	~~67~~89
2.15	Incremental Facilities	~~69~~92
2.16	Cash Collateral	~~69~~93
2.17	Defaulting Lenders	~~71~~95
2.18	Reverse Dutch Auction Repurchases	~~72~~96
2.19	Refinancing Amendments	~~73~~98
2.20	Extension of Loans and Commitments	~~76~~102

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~76~~102

3.01	Taxes	~~76~~102
3.02	Illegality	~~79~~106
3.03	Inability to Determine Rates	~~79~~107
3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans	~~80~~107

3.05	Compensation for Losses	~~81~~109
3.06	Matters Applicable to all Requests for Compensation	~~82~~110
3.07	Survival	~~82~~110

ARTICLE IV CONDITIONS PRECEDENT TO EFFECTIVENESS AND CREDIT EXTENSIONS		~~82~~110

4.01	Conditions of Effectiveness	~~82~~110
4.02	Conditions to all Credit Extensions	~~85~~114

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~86~~115

5.01	Existence, Qualification and Power; Compliance with Laws	~~86~~115
5.02	Authorization; No Contravention	~~86~~116
5.03	Governmental Authorization; Other Consents	~~86~~116
5.04	Binding Effect	~~86~~116
5.05	Financial Statements; No Material Adverse Effect	~~87~~116
5.06	Litigation	~~87~~117
5.07	No Default	~~87~~117
5.08	Ownership of Property; Liens	~~87~~117
5.09	Environmental Compliance	~~87~~117
5.10	Insurance	~~87~~117
5.11	Taxes	~~87~~118
5.12	ERISA Compliance	~~88~~118
5.13	Subsidiaries	~~88~~119
5.14	Margin Regulations; Investment Company Act	~~88~~119
5.15	Disclosure	~~89~~119
5.16	Intellectual Property; Licenses, Etc	~~89~~119
5.17	Collateral Documents	~~89~~120
5.18	OFAC	~~89~~120
5.19	Anti-Corruption Laws	~~89~~120
5.20	EEA Financial Institutions	~~89~~120
5.21	Taxpayer Identification Numbers	~~90~~120
5.22	Beneficial Ownership Certification	120

ARTICLE VI AFFIRMATIVE COVENANTS		~~90~~120

6.01	Financial Statements	~~90~~121
6.02	Certificates; Other Information	~~90~~121
6.03	Notices	~~92~~123
6.04	Preservation of Existence, Etc	~~92~~124
6.05	Maintenance of Properties	~~92~~124
6.06	Maintenance of Insurance	~~93~~124
6.07	Compliance with Laws	~~93~~125
6.08	Books and Records	~~93~~125
6.09	Inspection Rights	~~93~~125

6.10	Use of Proceeds	~~94~~126
6.11	Environmenatl Covenant	~~94~~126
6.12	Accuracy of Information	~~94~~126
6.13	Additional Guarantors and Collateral	~~94~~127
6.14	Maintenance of Ratings	~~95~~128
6.15	Anti-Corruption Laws	~~95~~128
6.16	Holding Company Election	~~96~~129

ARTICLE VII NEGATIVE COVENANTS		~~96~~129

7.01	Liens	~~96~~129
7.02	Investments	~~98~~132
7.03	Indebtedness	~~99~~134
7.04	Fundamental Changes	~~102~~139
7.05	Dispositions	~~102~~139
7.06	Restricted Payments	~~103~~141
7.07	Change in Nature of Business	~~105~~143
7.08	Transactions with Affiliates	~~105~~143
7.09	Negative Pledges and Other Contractual Restrictions	~~105~~143
7.10	Financial Covenants	~~105~~144
7.11	Use of Proceeds	~~108~~146
7.12	Certain Prepayments of Indebtedness	~~108~~146
7.13	Sanctions	~~109~~148
7.14	Anti-Corruption Laws	~~109~~148
7.15	Limitation on Activities of Holdings	~~109~~148

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~111~~150

8.01	Events of Default	~~111~~150
8.02	Remedies Upon Event of Default	~~113~~153
8.03	Application of Funds	~~113~~154

~~ARTICLE~~ARTICLE IX ADMINISTRATIVE AGENT		~~114~~155

9.01	Appointment and Authority	~~114~~155
9.02	Rights as a Lender	~~115~~155
9.03	Exculpatory Provisions	~~115~~155
9.04	Reliance by the Administrative Agent	~~116~~156
9.05	Delegation of Duties	~~116~~157
9.06	Resignation of the Administrative Agent	~~116~~157
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~117~~158
9.08	No Other Duties, Etc	~~117~~158
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	~~117~~158
9.10	Collateral and Guaranty Matters	~~118~~160
9.11	Secured Hedge Agreements and Secured Cash Management Banks	~~119~~161

ARTICLE X MISCELLANEOUS		~~119~~161

10.01	Amendments, Etc	~~119~~161
10.02	Notices and Other Communications; Facsimile Copies	~~121~~164
10.03	No Waiver; Cumulative Remedies	~~122~~165
10.04	Attorney Costs, Expenses and Taxes	~~122~~166
10.05	Indemnification by the Borrower; Reimbursement by Lenders; Waiver	~~122~~166
10.06	Payments Set Aside	~~124~~168
10.07	Successors and Assigns	~~124~~169
10.08	Confidentiality	~~128~~174
10.09	Set-off	~~129~~175
10.10	Interest Rate Limitation	~~129~~175
10.11	Counterparts	~~129~~176
10.12	Integration	~~129~~176
10.13	Survival of Representations and Warranties	~~129~~176
10.14	Severability	~~130~~176
10.15	[Reserved]	~~130~~176
10.16	Replacement of Lenders	~~130~~176
10.17	Governing Law; Jurisdiction; Etc	~~130~~177
10.18	Waiver of Right to Trial by Jury	~~131~~178
10.19	USA PATRIOT Act Notice	~~131~~179
10.20	OFAC	~~131~~179
10.21	Designation as Senior Debt	~~132~~179
10.22	Gaming Boards	~~132~~179
10.23	Gaming Regulations	~~132~~179
10.24	Electronic Execution of Assignments and Certain Other Documents	~~132~~180
10.25	Entire Agreement	~~132~~180
10.26	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~132~~180
10.27	No Advisory or Fiduciary Responsibility	~~133~~181
10.28	Statement to Creditors and Investors by Boyd Gaming Regarding the Pledging of Kansas Star Casino Assets	~~133~~181
10.29	Acknowledgement Regarding Any Supported QFCs	~~133~~181
10.30	Certain ERISA Matters	182

SCHEDULES

1.01     Significant Subsidiaries

1.03     Persons/Entities/Contracts in Accordance with GAAP
2.03     Existing Letters of Credit
2.18     Auction Procedures

5.06     Litigation
5.09     Environmental Matters
5.13     Subsidiaries and Other Equity Investments
5.16     Intellectual Property Matters

6.13     Post-Closing Covenants
7.01     Existing Liens
7.02     Identified Investments

7.03(a)     Existing Indebtedness

7.03(b)     Existing Unsecured Notes

10.02     Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A     Committed Loan Notice
B     Swing Line Loan Notice
C-1     Form of Revolving Note

C-2     Form of Term A Note

C-3     Form of Refinancing Term B Note
C-4     Form of Swing Line Note

D     Compliance Certificate
E     Assignment and Assumption
F     Opinion Matters

G     Form of U.S. Tax Compliance Certificates

vi

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT entered into as of August 14, 2013 (as amended or modified by that certain Amendment No. 1 and Joinder Agreement, dated as of September 15, 2016, that certain Amendment No. 2 and Refinancing Amendment, dated as of March 29, 2017, that certain Joinder Agreement, dated as of August 2, 2018 ~~and~~, that certain Amendment No. 3, dated as of May 8, 2020 and that certain Amendment No. 4, dated as of August 6, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among BOYD GAMING CORPORATION, a Nevada corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swing Line Lender.

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree that the Prior Credit Agreement shall be amended and restated in its entirety as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning specified in Section 10.19.

“Additional Lender” has the meaning specified in Section 2.15(b).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agent Parties” has the meaning specified in Section 10.02(b).

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Revolving Commitments” means, at any time, the Revolving Commitments of all Revolving Lenders. As of the Amendment No. ~~1~~4 Effective Date, the Aggregate Revolving Commitments are in an amount equal to $~~775,000,000.~~945,500,000 and as of the Amendment No. 4 Maturity Extension Amendment Effective Date, after giving effect to the Amendment No. 4 Reallocation, the Aggregate Revolving Commitments shall be an amount equal to $1,033,728,279.00.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Aliante” means the Aliante Hotel and Casino, which facility is owned by Aliante Gaming, LLC, a Nevada limited liability company, and is located at 7300 Aliante Parkway, Las Vegas, Nevada.

“All-In Yield” means, as to any Indebtedness, the interest margin applicable thereto; provided that (a) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable for the account of the holders of such Indebtedness in the primary syndication thereof shall be included (with OID and upfront fees being equated to interest based on an assumed four-year life to maturity), (b) customary arrangement or commitment fees payable to any arrangers (or their affiliates) of such Indebtedness shall be excluded, and (c) if such Indebtedness has a LIBOR floor or base rate floor that is greater than any LIBOR floor or Base Rate floor, respectively, for the Refinancing Term B Facility, the amount by which the All-In Yield for such Indebtedness is greater than the All-In Yield for the Refinancing Term B Facility, shall be deemed to be increased by the amount which such LIBOR or base rate floor for such Indebtedness exceeds the LIBOR floor or Base Rate floor, respectively, for the Refinancing Term B Facility.

“Amelia Belle” means Belle of Orleans, L.L.C., a Louisiana limited liability company.

“Amelia Belle Casino” means the riverboat casino located in Amelia, Louisiana known as the “Amelia Belle” and owned by Amelia Belle.

“Amendment No. 1” means that certain Amendment No. 1 and Joinder Agreement, dated as of September 15, 2016, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” has the meaning assigned to the term “Amendment Effective Date” in Amendment No. 1.

“Amendment No. 2” means that certain Amendment No. 2 and Refinancing Amendment, dated as of March 29, 2017, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” has the meaning assigned to the term “Refinancing Effective Date” in Amendment No. 2.

“Amendment No. 3” means that certain Amendment No. 3, ~~dated as of~~ dated as of May 8, 2020, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” has the meaning assigned to the term “Agreement Effective Date” in Amendment No. 3.

“Amendment No. 4” means that certain Amendment No. 4 dated as of August 6, 2020, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Arrangers” means (a) Bank of America, Deutsche Bank AG New York Branch, Wells Fargo Bank, National Association, Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Truist Bank and Barclays Bank PLC in their capacities as joint lead arrangers and joint bookrunners and (b) BNP Paribas, Capital One, National Association, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank, Citizens Bank, N.A. and KeyBank National Association in their capacities as joint lead arrangers, in each case in respect of Amendment No. 4.

“Amendment No. 4 Co-Documentation Agents” means BNP Paribas, Capital One, National Association, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank, Citizens Bank, N.A. and KeyBank National Association in their capacities as co-documentation agents, in respect of Amendment No. 4.

“Amendment No. 4 Co-Syndication Agents” means Deutsche Bank AG New York Branch, Wells Fargo Bank, National Association, Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Truist Bank and Barclays Bank PLC in their capacities as co-syndication agents, in respect of Amendment No. 4.

“Amendment No. 4 Effective Date” has the meaning assigned to such term in Amendment No. 4.

“Amendment No. 4 Maturity Extension Amendment Effective Date” has the meaning assigned to such term in Amendment No. 4.

“Amendment No. 4 Pro Rata Facilities Maturity Date” means (a) prior to the Amendment No. 4 Maturity Extension Amendment Effective Date, the fifth anniversary of the Amendment No. 1 Effective Date and (b) from and after the Amendment No. 4 Maturity Extension Amendment Effective Date, September 15, 2023; provided that if any Refinancing Term B Loans are outstanding on the TLB Springing Maturity Date and the scheduled maturity date thereof has not been extended to a date that is at least 91 days after September 15, 2023 (disregarding any such extension if, in connection therewith, the scheduled amortization of principal on such Refinancing Term B Loans is increased above 1% per annum for any period prior to the date that is 91 days after September 15, 2023), the Amendment No. 4 Pro Rata Facilities Maturity Date shall be the TLB Springing Maturity Date.

“Amendment No. 4 Reallocation” has the meaning assigned to the term “Reallocation” in Amendment No. 4.

“Applicable Rate” means:

(a)     with respect to any Term A Loan payable to Term A Lenders and with respect to any Revolving Commitment, Revolving Loan and Letter of Credit Fee payable to Lenders under the Initial Revolving Credit Facility, the following rates per annum (expressed in basis points), based upon the Total Leverage Ratio as set forth below:

Applicable Rate
Pricing Level	Total Leverage Ratio	Unused Fee	Eurodollar Rate Loans, LIBOR Daily Floating Rate Loans and Letters of Credit	Base Rate Loans
1	≤ 4.50x	25.0	175	75
2	4.50x < x ≤ 5.00x	30.0	200	100
3	5.00x < x ≤ 5.50x	35.0	225	125
4	5.50x < x ≤ 6.00x	40.0	250	150
5	> 6.00x	50.0	275	175;

(b)     with respect to any Refinancing Term B Loan, the following rates per annum (expressed in basis points), based upon the Secured Leverage Ratio as set forth below:

Pricing Level	Secured Leverage Ratio	Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans	Base Rate Loans
1	< 2.50x	225	125
2	≥ 2.50x	250	150

(c)     with respect to any Incremental Term Loan, as set forth in the applicable Incremental Joinder;

(d)     with respect to any Other Revolving Loan or Other Term Loan, as set forth in the applicable Refinancing Amendment; and

(e)     with respect to any Extended Revolving Loan or Extended Term Loan, as set forth in the applicable Extension Amendment.

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio or Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then in the case of clause (a) above, Pricing Level 5 shall apply, and in the case of clause (b) above, Pricing Level 2 shall apply, in each case, as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day after the date such certificate is delivered, (ii) for the period beginning on the Amendment No. 1 Effective Date and ending on the first date thereafter on which a Compliance Certificate is delivered pursuant to Section 6.02(b), Pricing Level 4 shall apply and (iii) during the period from May 8, 2020 until the end of the Initial Covenant Relief Period ~~(as defined in Section 7.10(d))~~, Pricing Level 5 shall apply.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Bank of America, N.A. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Deutsche Bank Securities Inc., Fifth Third Bank, National Association, JP Morgan Chase Bank, N.A., Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Citizens Bank, N.A., Truist Securities, Inc. (f/k/a SunTrust Robinson Humphrey, Inc.), UBS Securities LLC and U.S. Bank National Association, in their capacities as joint lead arrangers and joint bookrunners. From and after the Amendment No. 4 Effective Date, the term “Arrangers” includes the Amendment No. 4 Arrangers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Auction” has the meaning specified in Section 2.18(a).

“Auction Manager” has the meaning specified in Section 2.18(a).

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, ~~2015~~2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Amendment No. ~~1~~4 Effective Date to the earliest of (a) the latest then-effective Maturity Date for any Revolving Credit Facility, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06 and (c) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Amount” means, on any date, an amount not less than zero, equal to:

~~(a) the aggregate amount of Excess Cash Flow (to the extent positive) for all fiscal years (or in the case of the fiscal year ending December 31, 2016, the aggregate amount of Excess Cash Flow attributable to the period from and including the first day of the first full fiscal quarter after the Amendment No. 1 Effective Date through December 31, 2016) ending after the Amendment No. 1 Effective Date minus the portion of such Excess Cash Flow that has been (or is, or previously was, required to be) applied to prepay the Loans pursuant to Section 2.05(f) minus, without duplication, any voluntary prepayments of Loans referenced in Section 2.05(f) that previously reduced the amount of the required prepayment pursuant to Section 2.05(f), minus, without duplication, any voluntary prepayments of the Other First Lien Indebtedness referenced in Section 2.05(f) that previously reduced the amount of the required prepayment pursuant to Section 2.05(f), in each case, in the aggregate for all fiscal years (or in the case of the fiscal year ending December 31, 2016, for the period from the first day of the first full fiscal quarter after the Amendment No. 1 Effective Date through December 31, 2016) ending after the Amendment No. 1 Effective Date, minus the aggregate amount of Investment Returns deducted from the definition of “Investment” and included in Consolidated EBITDA for such period (to the extent not required to be applied to prepay the Loans pursuant to Section 2.05(f)); plus~~

(a)     an amount (which amount shall not be less than zero) equal to the Cumulative Retained Excess Cash Flow Amount at such time; plus

(b)     the amount of Investment Returns not deducted from the definition of “Investment” received by the Borrower and its Restricted Subsidiaries from Persons other than Loan Parties after the Amendment No. 1 Effective Date to the extent not included in Consolidated EBITDA; plus

(c)     the net cash proceeds of any issuance by the Borrower of common Capital Stock (other than Disqualified Capital Stock) after the Amendment No. 1 Effective Date and prior to such date of determination; plus

(d)     upon the redesignation of a Subsidiary that was designated as an Unrestricted Subsidiary as a Restricted Subsidiary, the aggregate amount of any Investment in such Subsidiary that was made pursuant to Section 7.02 prior to such redesignation and is outstanding at the time of such redesignation; minus

(e)     the aggregate amount of any (i) Investments made pursuant to Section 7.02(j)(i)(z), (ii) Restricted Payments made pursuant to Section 7.06(f)(i)(y) and (iii) Junior Prepayments pursuant to Section 7.12(h)(i)(y) (in each case, in reliance on the then-outstanding Available Amount) made since the Amendment No. 1 Effective Date and on or prior to such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%; provided that, during the period from May 8, 2020 until the end of the Initial Covenant Relief Period, in no event shall the Base Rate with respect to the Initial Revolving Credit Facility and the Term A Facility be less than 1.50% per annum. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blue Chip Casino” means the Blue Chip riverboat casino gaming complex which is owned by Blue Chip Casino LLC and located at 777 Blue Chip Drive, Michigan City, Indiana.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower’s Liquidity” has the meaning specified in clause (a) of the definition of “Covenant Relief Period Conditions.”

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Boyd Family” means (a) William S. Boyd, (b) any direct descendant or spouse of such person, or any direct descendant of such spouse~~, and~~ (including in each case and for the avoidance of doubt, any children, grandchildren, great grandchildren, etc.), (c) any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries, in ~~any~~ Capital Stock of the Borrower is one of the foregoing persons and (d) any majority (or more) owned Subsidiary or partner or member of any of the foregoing.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of Nevada or the State of New York and, if such day relates to any Eurodollar Rate Loan or LIBOR Daily Floating Rate Loan, means any such day that is also a London Banking Day.

“California Hotel and Casino” means the California Hotel and Casino which is owned by CH&C and is located at 12 East Ogden Avenue, Las Vegas, Nevada.

“Cannery Hotel and Casino” means the Cannery Hotel and Casino which is owned by The Cannery Hotel and Casino, LLC, a Nevada limited liability company and located at 2121 East Craig Road, Las Vegas, Nevada.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests, limited liability company membership interests, or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Revolving Lenders, as collateral for L/C Obligations or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, for any Person: (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or by any agency thereof or issued by FNMA, FHLMC or FFCB, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers’ acceptances (including eurodollar deposits) issued by (i) any bank or trust company organized under the laws of the United States or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 that is assigned at least a “B” rating by Thomson Financial Bank Watch or (ii) any Lender or bank holding company owning any Lender (in each case, at the time of acquisition); (c) commercial paper maturing not more than one year from the date of acquisition thereof by such Person and (i) issued by any Lender or bank holding company owning any Lender or (ii) rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s, respectively, (in each case, at the time of acquisition); (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in subsections (a) above or (e) below entered into with a bank meeting the qualifications described in subsection (b) above (in each case, at the time of acquisition); (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof or by any foreign government, and rated at least “A” by S&P or “A” by Moody’s (in each case, at the time of acquisition); (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of subsection (b) above (in each case, at the time of acquisition); (g) money market mutual funds that invest primarily in the foregoing items (determined at the time such investment in such fund is made); (h) corporate notes issued by domestic corporations that are rated at least “A” by S&P or “A” by Moody’s, in each case maturing within one year from the date of acquisition; (i) auction rate securities including taxable municipals, taxable auction notes, and money market preferred; provided that the credit quality is consistent with subsection (h) of this definition; or (j) solely with respect to any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the country in which such Foreign Subsidiary maintains its chief executive office or principal place of business, or issued by any agency of such country and backed by the full faith and credit of such country, and rated at least “A” or the equivalent thereof by S&P or “A2” or the equivalent thereof by Moody’s (in each case, at the time of acquisition), (ii) time deposits, certificates of deposit or bankers’ acceptances issued by any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office or principal place of business, or payable to such Foreign Subsidiary promptly following demand and maturing within one year of the date of acquisition and (iii) other customarily utilized high-quality or cash equivalent-type Investments in the country where such Foreign Subsidiary maintains its chief executive office or principal place of business.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or of a Lender, in its capacity as a party to such Cash Management Agreement.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CH&C” means California Hotel and Casino, a Nevada corporation and wholly-owned Subsidiary of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law~~,~~”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction, the result of which any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the ~~Boyd Family~~Permitted Holders and other than ~~Holdings or~~ a Restricted Subsidiary, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of all classes of the Voting Stock of the Borrower or Holdings and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis; provided that for purposes of this subsection (a), the members of the Boyd Family shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as the members of the Boyd Family beneficially own (as so defined), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of the parent corporation; (b) the sale, lease, conveyance or other transfer of all or substantially all of the property of the Borrower (other than to any Restricted Subsidiary), determined on a consolidated basis; (c) the approval of any plan of liquidation or dissolution of the Borrower or Holdings by the stockholders of the Borrower or Holdings, respectively;

(d) the Borrower or Holdings consolidates with or merges into another Person or any Person consolidates with or merges into the Borrower or Holdings in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower or Holdings is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Borrower or Holdings is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (ii) the holders of the Voting Stock of the Borrower or Holdings immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction; or (e~~) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Borrower or Holdings was approved by a vote of either (i) 50% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, or (ii) members of the Boyd Family who beneficially own (as defined for purposes of subsection (a) above), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of the Borrower or Holdings), cease for any reason to constitute a majority of the Board of Directors then in office; (f) any change in control (or similar event, however denominated) with respect to the Borrower or Holdings shall occur under and as defined in any indenture or agreement to which the Borrower or Holdings, respectively, is a party with an outstanding principal amount equal or greater than $100,000,000; or (g~~) if a Holding Company Election has been made, Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, the Pledged Properties, the vessels subject to First Preferred Ship Mortgages, the Property described in the Security Agreement and any additional Property pledged to the Administrative Agent pursuant to Section 6.13. The Collateral shall not include any Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement, the Deeds of Trust, the Hazardous Materials Indemnity, the First Preferred Ship Mortgages and any intellectual property security agreement delivered pursuant to the Security Agreement, and each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commercial Letter of Credit” means each Letter of Credit issued to support the purchase of goods that is determined to be a commercial letter of credit by the L/C Issuer.

“Commitment” means for each Lender, such Lender’s Revolving ~~Commitment, Term A Commitment, Refinancing Term B~~ Commitment, Other Term Commitment, Extended Term Commitment or Incremental Term Loan Commitment.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made or otherwise held by each of the Lenders under any Facility pursuant to Section 2.01(b) or ~~(c) or~~ 2.15 or by each of the Revolving Lenders pursuant to Section 2.01(a).

“Committed Loan” means a Revolving Loan or a Term Loan.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, the Borrower and its Restricted Subsidiaries’ consolidated earnings (including net earnings attributable to noncontrolling interests held by third parties in Restricted Subsidiaries) before interest expense, taxes, depreciation, amortization, non-cash rent expense, preopening expenses, share-based compensation expense, non-cash change in value of derivative instruments, interest costs associated with derivative instruments not otherwise included in interest expense, non-cash litigation accruals, charges or expenses relating to the modification or early retirement of debt, non-recurring losses (or gains) (~~provided, that for purposes of determining Consolidated EBITDA for any period which includes the fiscal quarter ended September 30, 2016, solely for purposes of determining the Applicable Rate, the Borrower’s gain in the amount of $308,197,783.85 in connection with its sale of its and its Subsidiaries’ interest in the Borgata Hotel Casino & Spa shall not be deducted),~~including, without limitation, gains or losses realized on the sale or disposition of any assets (other than sales or dispositions in the ordinary course of business)), non-cash losses (or gains), acquisition and merger related charges, all as determined in accordance with GAAP (“EBITDA”), plus (a) cash dividends and distributions paid to the Borrower and its Restricted Subsidiaries from any Person that is not a Restricted Subsidiary, provided that the cumulative amount of such cash dividends and distributions included in Consolidated EBITDA shall not exceed the cumulative amount of the Borrower’s and its Restricted Subsidiaries’ share of the Consolidated EBITDA of such Person, plus (or minus) (b) any loss (or gain) arising from a change in GAAP, plus (or minus) (c) any non-cash loss, costs or expenses (or non-cash gain or income) resulting from adjustments to any earn out obligation or other contingent consideration and any loss or income resulting from an earn out obligation or other contingent consideration being paid or no longer being contingent, plus

(d) the Estimated Business Interruption Insurance for such period (notwithstanding any classification of the affected operations as discontinued operations or any disposal of such operations), plus (e) at the election of the Borrower, the amount of “run rate” cost savings, operating expense reductions, other operating improvements and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken or with respect to which steps (x) have been initiated (in the good faith determination of the Borrower) during such period or (y) as of the Amendment No. 1 Effective Date or the date of any Specified Transaction, restructuring or implementation of an initiative that is expected to result in such cost savings, operating expense reductions, other operating improvements or synergies, are reasonably expected to be initiated within twelve (12) months of the Amendment No. 1 Effective Date or the date of the Specified Transaction, restructuring or implementation of an initiative that is expected to result in such cost savings, operating expense reductions, other operating improvements or synergies, as applicable, in each case calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized during the entirety of such period and net of the amount of actual benefits realized during such period from such actions; provided that (i) a duly completed certificate of a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the applicable financial statements, providing reasonable detail with respect to such cost savings, operating expense reductions, other operating improvements and synergies and certifying that such cost savings ~~and~~, operating expense reductions, other operating improvements and synergies are reasonably expected to be realized within twelve (12) months ~~of the earlier of the taking of such specified actions and the closing date of the~~after the consummation of such Specified Transaction ~~(or, in the case of steps reasonably expected to be initiated within twelve (12) months of the Amendment No. 1 Effective Date, are reasonably expected to be realized within eighteen (18) months of the Amendment No. 1 Effective Date)~~, restructuring or implementation of an initiative that is expected to result in such cost savings, operating expense reductions, other operating improvements or synergies and are factually supportable in the good faith judgment of the Borrower, (ii) no cost savings ~~or~~, operating expense reductions, other operating improvements and synergies shall be added pursuant to this clause (e) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, and (iii) projected cost savings, operating expense reductions, other operating improvements and synergies not yet realized for any period of time may no longer be added in calculating Consolidated EBITDA pursuant to this clause (e) more than twelve (12) months after the ~~earlier of the taking of such specified actions and the closing date of the~~consummation of such Specified Transaction ~~(or, in the case of steps reasonably expected to be initiated within twelve (12) months of the Amendment No. 1 Effective Date, more than eighteen (18) months after the Amendment No. 1 Effective Date)~~, restructuring or implementation of an initiative that is expected to result in such cost savings, operating expense reductions, other operating improvements or synergies; provided, further, that the aggregate amount of additions made to Consolidated EBITDA for any period pursuant to this clause (e) shall not (i) exceed ~~10.0~~15.0% of Consolidated EBITDA for ~~any~~such Test Period (after giving effect to this clause (e)) or (ii) be duplicative of one another, plus

(f) ~~non-recurring~~ charges and expenses relating to any Specified Transaction, non-recurring restructuring or implementation of an initiative that is expected to result in such cost savings, operating expense reductions, other operating improvements or synergies, in each case, whether or not consummated, including without limitation, measurement period adjustments, the effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, fair value adjustments, integration costs, personnel restructuring, relocation or integration costs, one-time compensation charges and the amount of any signing, retention and completion bonuses and any cost, charge, fee or expense (including, without limitation, all legal, accounting, advisory or other transaction-related fees, discounts, commissions, charges, prepayment penalties or premiums, costs and expenses and any bonuses or success fee payments and charges incurred in respect of letters of credit or bankers’ acceptance financings) (or any amortization or write off of any of the foregoing), or any gain or loss realized in connection or associated with any issuance (or proposed issuance) of debt, or equity or any refinancing transaction or any acquisition, Investment or disposition (or any such proposed issuance, transaction, acquisition, Investment or disposition) or any amendment, supplement, consent, waiver or other modification of any debt instrument or any acquisition, disposition or financing, minus (g) any business interruption insurance received or expected to be received and included in the calculation of consolidated earnings of the Borrower and its Restricted Subsidiaries for such period, in each case without duplication. “Consolidated EBITDA” shall exclude the Consolidated EBITDA of each Unrestricted Subsidiary and all Subsidiaries of any Unrestricted Subsidiary. If and to the extent that any non-cash litigation accruals have not been included in the computation of Consolidated EBITDA, the amount of any non-appealable judgment or the cash payment in respect of any settlement or judgment in respect thereof (net of any assets acquired in connection with such settlement or judgment) in any future period shall be subtracted from Consolidated EBITDA. In the event that any New Project was opened for business during any applicable Test Period, Consolidated EBITDA for such Test Period shall be adjusted by multiplying the Consolidated EBITDA attributable to such New Project (as determined by Borrower) by: (x) 4 (if such New Project has been open for one full fiscal quarter), (y) 2 (if such New Project has been open for two full fiscal quarters), and (z) 4/3 (if such New Project has been open for 3 full fiscal quarters) and, for the avoidance of doubt, excluding Consolidated EBITDA attributable to such New Project during the fiscal quarter in which such New Project opened (unless such business opened on the first day of a fiscal quarter).

Notwithstanding anything to the contrary in this definition of “Consolidated EBITDA”, if the Initial Covenant Relief Period is terminated in accordance with clause (i) of the definition thereof, Consolidated EBITDA for the Test Period ending June 30, 2021 shall be deemed to be Consolidated EBITDA for the fiscal quarters ending March 31, 2021 and June 30, 2021 multiplied by 2, and (ii) Consolidated EBITDA for the Test Period ending September 30, 2021 shall be deemed to be Consolidated EBITDA for the fiscal quarters ending March 31, 2021, June 30, 2021 and September 30, 2021 multiplied by 4/3.

Notwithstanding anything to the contrary in this definition of “Consolidated EBITDA”, if the Initial Covenant Relief Period is terminated in accordance with clauses (ii) or (iii) of the definition thereof, (i) Consolidated EBITDA for the Test Period ending on the last day of the Qualifying Quarter, shall be deemed to be, at the Borrower’s election, (1) Consolidated EBITDA for the Qualifying Quarter multiplied by 4, (ii) Consolidated EBITDA for the Test Period ending on the last day of the fiscal quarter immediately following the Qualifying Quarter shall be deemed to be Consolidated EBITDA for the Qualifying Quarter and the immediately following fiscal quarter multiplied by 2 and (iii) Consolidated EBITDA for the Test Period ending on the last day of the second fiscal quarter following the Qualifying Quarter shall be deemed to be Consolidated EBITDA for the Qualifying Quarter and the two fiscal quarters following the Qualifying Quarter multiplied by 4/3.

“Consolidated Gross Revenue” means, as of the end of any fiscal quarter of the Borrower, the gross revenue of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis at such date, excluding the Consolidated Gross Revenue of each Unrestricted Subsidiary and all Subsidiaries of any Unrestricted Subsidiary.

“Consolidated Net Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis (exclusive of any Indebtedness of the Borrower’s Restricted Subsidiaries to the Borrower or another Restricted Subsidiary or any Indebtedness of the Borrower to any Restricted Subsidiary), (I) the sum (without duplication) of (a) the outstanding principal amount of all Indebtedness for borrowed money minus the amount of any cash borrowed by the Borrower and pledged or deposited by the Borrower pursuant to Section 2.03(a)(iii) or Section 2.16 as cash collateral, (b) the aggregate amount of all capital lease obligations, (c) all Guarantees with respect to outstanding Indebtedness of the types specified in subsections (a) and (b) above of Persons other than the Borrower or any Restricted Subsidiary, and (d) all liabilities under any non-appealable judgment rendered against the Borrower or any Restricted Subsidiary minus (II) the amount of Unrestricted Cash, in each case on such date. Notwithstanding the foregoing, Consolidated Net Funded Indebtedness shall not include any Defeased Indebtedness or Escrowed Indebtedness. The amount of Consolidated Net Funded Indebtedness shall be deemed to be zero with respect to (i) any letter of credit, unless and until a drawing is made with respect thereto and (ii) any Guarantee, unless and until demand for payment is made with respect thereto. “Consolidated Net Funded Indebtedness” shall exclude the Consolidated Net Funded Indebtedness of each Unrestricted Subsidiary and all Subsidiaries of any Unrestricted Subsidiary. For the avoidance of doubt, Indebtedness under the Minimum Assessment Agreement and the Developer’s Agreement described in subsection (ii) of the definition of “Indebtedness” and any similar contractual obligations shall not constitute “Consolidated Net Funded Indebtedness.”

“Consolidated Total Assets” means, as of the end of any fiscal quarter of the Borrower, the total assets of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis at such date excluding the Consolidated Total Assets of each Unrestricted Subsidiary and all Subsidiaries of any Unrestricted Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Covenant Facility” means each Revolving Credit Facility, the Term A Facility, each Incremental Term Facility designated as a “Covenant Facility” pursuant to the Incremental Joinder for such Incremental Term Facility, each Other Term Facility designated as a “Covenant Facility” pursuant to the Refinancing Amendment for such Other Term Facility and each Extended Term Facility designated as a “Covenant Facility” pursuant to the Refinancing Amendment for such Extended Term Facility.

“Covenant Facility Acceleration” means that (x) the Commitments under each Covenant Facility have been terminated and (y) the principal amount of all Loans under each Covenant Facility have been declared to be due and payable by the Lenders under such Facility pursuant to Section 8.02.

“Covenant Lender” means a Lender under a Covenant Facility.

“Covenant Relief Period” means the period commencing on the Covenant Relief Period Commencement Date and ending on the later of (i) the Initial Covenant Relief Period Termination Date and (ii) the Extended Covenant Relief Period Termination Date.

“Covenant Relief Period Commencement Date” means March 30, 2020.

“Covenant Relief Period Conditions” means the Borrower complies with each of the following requirements:

(a)     The Borrower shall not permit the sum of (i) the sum of (x) unrestricted cash and Cash Equivalents of Borrower and its Restricted Subsidiaries free and clear of all Liens other than Permitted Liens, plus (y) cash and Cash Equivalents of Borrower and its Restricted Subsidiaries that are restricted in favor of the Obligations (which may include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral), plus (ii) the amount by which the Aggregate Revolving Commitments exceed the sum of (x) the Outstanding Amount of Revolving Loans, (y) the Outstanding Amount of Swing Line Loans and (z) the Outstanding Amount of L/C Obligations (the “Borrower’s Liquidity”), at any time during the Initial Covenant Relief Period to be less than $250,000,000.

(b)     During the Initial Covenant Relief Period, the Borrower shall furnish to the Administrative Agent (which will promptly furnish such certificate to the Covenant Lenders) (commencing with the calendar month ending May 31, 2020 and ending with (i) the calendar month ending July 31, 2021 or (ii) if the Initial Covenant Relief Period terminates in accordance with clauses (ii) or (iii) of the definition thereof prior to June 30, 2021, the last calendar month ending before the Initial Covenant Relief Period Termination Date) a certificate of a Responsible Officer of the Borrower (each, a “Minimum Liquidity Certificate”) setting forth in reasonable detail the computations necessary (as determined in good faith by the Borrower) to determine whether the Borrower and the Restricted Subsidiaries are in compliance with clause (a) above as of the end of each such calendar month within five (5) Business Days after the last day of each such calendar month; provided that if during any week during such period the Borrower’s Liquidity is less than $400,000,000, the Borrower shall furnish to the Administrative Agent (which will promptly furnish such certificate to the Covenant Lenders) a Minimum Liquidity Certificate as of the Friday of such week (and each succeeding week until the Borrower’s Liquidity as certified in any Minimum Liquidity Certificate delivered pursuant to this clause (b) is greater than or equal to $400,000,000) no later than Wednesday of the following week.

(c)     During the Covenant Relief Period, the Borrower shall not incur, or permit any Restricted Subsidiary to incur, any Incremental Equivalent Debt, Incremental Term Loan Commitment, Increased Term Loan Commitment or Increased Revolving Commitment, in each case, in reliance on the Incremental Loan Amount, in an aggregate amount at any time outstanding in excess of the sum of (i) $650,000,000 plus (ii) in the case of any such Indebtedness that is secured by a junior lien or is unsecured, an additional amount equal to the sum of (A) $350,000,000 plus (B) any additional amount if, after giving effect thereto, the First Lien Leverage Ratio would not exceed 2.70 to 1.00 on a Pro Forma Basis (the “Incremental Threshold”) (with the Incremental Loan Amount to be determined as if any Incremental Equivalent Debt is secured by Liens on a pari passu basis with the Liens securing the Secured Obligations even if such Incremental Equivalent Debt is unsecured or secured on a junior basis to the Liens securing the Secured Obligations and without netting any cash proceeds from the incurrence of such Increased Revolving Commitment, Increased Term Loan Commitment, Incremental Term Facility or Incremental Equivalent Debt and calculated as though any such Increased Revolving Commitment, Increased Term Loan Commitment, Incremental Term Facility or Incremental Equivalent Debt were fully drawn). In connection with any incurrence of Indebtedness in reliance on the foregoing, the Borrower may elect which of subsections (i), (ii)(A) and/or (ii)(B) above it has opted to rely upon to incur such Indebtedness and Borrower shall notify Administrative Agent of such election. For the avoidance of doubt, Section 1.08(d) shall apply with respect to this clause (c).

(d)     During the Covenant Relief Period, the Borrower shall, and shall cause its Restricted Subsidiaries to prepay Loans pursuant to Section 2.05(e) if the amount of Net Cash Proceeds the Borrower is required to use to prepay Loans pursuant to such subsection (e) is equal to or greater than $25,000,000 (rather than $50,000,000) (and at such time, the Borrower shall prepay the Loans using all such Net Cash Proceeds).

(e)     The Borrower shall not incur, or permit any Restricted Subsidiary to incur, Liens under Section 7.01(v) securing obligations in an amount in excess of $25,000,000 at any one time outstanding during the Covenant Relief Period.

(f)     The Borrower shall not make, or permit any Restricted Subsidiary to make, any Permitted Acquisition under Section 7.02(i) during the Initial Covenant Relief Period.

(g)     The Borrower shall not make, or permit any Restricted Subsidiary to make, any Investments pursuant to Sections 7.02(j)(i)(y), 7.02(j)(i)(z) or 7.02(k) during the Covenant Relief Period.

(h)     The Borrower shall not incur, or permit any Restricted Subsidiary to incur any Indebtedness under Section 7.03(g) during the Covenant Relief Period.

(i)     The Borrower shall not incur, or permit any Restricted Subsidiary to incur any Indebtedness under Section 7.03(k) in excess of $50,000,000 in the aggregate at any one time outstanding during the Covenant Relief Period.

(j)     The Borrower shall not make, or permit any Restricted Subsidiary to make, Dispositions pursuant to Section 7.05(n) of property having a fair market value in excess $5,000,000 in any single transaction or series of related transactions during the Covenant Relief Period.

(k)     The Borrower shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payments pursuant to Sections 7.06(f) and 7.06(g) during the Covenant Relief Period.

(l)     The Borrower shall not make, and shall not permit any Restricted Subsidiary to make, any Junior Prepayments pursuant to Sections 7.12(h) and 7.12(i) during the Covenant Relief Period.

“Covenant Relief Period Termination Notice” means a certificate of a Responsible Officer of the Borrower that is delivered to the Administrative Agent (x) stating that the Borrower irrevocably elects to terminate the Covenant Relief Period effective as of the date on which the Administrative Agent receives such Covenant Relief Period Termination Notice and that commencing with the first fiscal quarter ending after the Qualifying Quarter, the financial covenants in Section 7.10 shall be governed by clauses (a)(i), (b)(i) and (c)(i) thereof (instead of clauses (a)(ii), (b)(ii) and (c)(ii) thereof) and (y) certifying that the Borrower would have been in compliance with the financial covenants in Section 7.10(a)(i), (b)(i) and (c)(i) as of the most recent Test Period if such financial covenants had been applicable, and setting forth in reasonable detail the computations necessary to determine such compliance.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned thereto in Section 10.29.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Junior Refinancing Debt, (c) Permitted Unsecured Refinancing Debt and (d) Indebtedness issued, incurred or obtained pursuant to a Refinancing Amendment (including, without limitation, Other Term Loans and Other Revolving Loans as well as any extension or renewal of any then Existing Term Loans and Revolving Commitments), in each case, in exchange for, or to extend, renew, replace or refinance, in whole or part, then Existing Term Loans or Revolving Commitments, or any then existing Credit Agreement Refinancing Indebtedness (any of the foregoing, “Refinanced Debt”); provided that (i) other than with respect to Customary Bridge Loans, such Indebtedness has ~~a~~an equal or later maturity and a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt and, in the case of any notes constituting Credit Agreement Refinancing Indebtedness, does not have mandatory prepayment provisions (other than customary asset sale, event of loss, or similar events and change of control offers and acceleration upon an event of default) that would result in a mandatory prepayment of such Credit Agreement Refinancing Indebtedness prior to the refinancing in full of the then outstanding Refinancing Term B Loans, (ii) such Indebtedness shall not have a greater principal amount than the outstanding principal amount and undrawn commitments of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (iii) such Refinanced Debt shall be repaid, satisfied and discharged or constitute Defeased Indebtedness on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained ~~and~~,

(iv) ~~the aggregate unused Revolving Commitments under~~ such Credit Agreement Refinancing Indebtedness shall not ~~exceed the unused~~be Guaranteed by any Person other than a Loan Party and, to the extent secured, shall not be secured by any lien on any assets or property other than the Collateral and (v) the other terms of such Credit Agreement Refinancing Indebtedness (other than pricing, amortization, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) shall be substantially similar to, or (taken as a whole and as determined by the Borrower) no more favorable to the lenders providing such Credit Agreement Refinancing Indebtedness than, those applicable to the Loans or Revolving Commitments being ~~replaced~~refinanced or replaced (except for covenants and other provisions applicable only to the periods after the latest Maturity Date then in effect with respect to any Loan or Commitment hereunder).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Retained Excess Cash Flow Amount” means, at any date, an amount determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods (which shall not be less than zero for any Excess Cash Flow Period) ending after the Amendment No. 1 Effective Date (or in the case of the fiscal year ending December 31, 2016, the aggregate amount of Excess Cash Flow attributable to the period from and including the first day of the first full fiscal quarter after the Amendment No. 1 Effective Date through December 31, 2016) and prior to such date minus the aggregate amount of Investment Returns deducted from the definition of “Investment” and included in Consolidated EBITDA for such period (to the extent not required to be applied to prepay the Loans pursuant to Section 2.05(f)).

“Customary Bridge Loans” means bridge loans with an initial maturity date of no longer than one year; provided that (a) the Weighted Average Life to Maturity of any loans, notes, securities or other Indebtedness that are converted into or exchanged for or otherwise replace or extend such bridge loans is not shorter than the applicable Weighted Average Life to Maturity requirement and (b) the final maturity date of any loans, notes, securities or other Indebtedness which are converted into or exchanged for or otherwise replace or extend such bridge loans is no earlier than the applicable maturity date requirement.

“Customary Intercreditor Agreement” means (a) to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide, inter alia, that the Liens on the Collateral securing such other Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Secured Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations.

“Declined Proceeds” has the meaning specified in Section 2.05(j).

“Debt Issuance” means the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness after the Amendment No. 1 Effective Date (other than ~~as~~Indebtedness permitted by Section 7.03 (other than Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt and Permitted Unsecured Refinancing Debt)).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deed of Trust” means each ~~Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed and~~mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, assignment of leases and rents, security agreement, financing statement and other security document delivered (a) in connection with or pursuant to the Prior Credit Agreement or this Agreement prior to the Amendment No. 1 Effective Date, as amended by the amendments to the Deeds of Trust delivered pursuant to Amendment No. 1, (b) in connection with or pursuant to Amendment No. 1 or (c) pursuant to Section 6.13, as the same shall be amended, supplemented, restated or otherwise modified from time to time.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means a fluctuating interest rate per annum at all times equal to the interest rate otherwise applicable to such Obligation plus 2% per annum, and when used with respect to Obligations with respect to which no interest rate or per annum fees are specified, means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus 2% per annum, in each case to the fullest extent permitted by applicable laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),

(c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this subsection (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of subsections (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Defeased Indebtedness” means Indebtedness (a) that has been defeased in accordance with the terms of the indenture or other agreement under which it was issued, (b) that has been called for redemption and for which funds sufficient to redeem such Indebtedness have been set aside in a separate account by the Borrower, (c) for which amounts are set aside in trust or are held by a representative of the holders of such Indebtedness or any third party escrow agent pending satisfaction or waiver of the conditions for the release of such funds, or (d) that has otherwise been defeased or discharged to the satisfaction of the Administrative Agent.

“Delta Downs Racetrack and Casino” means the horse racing, pari-mutuel and gaming business including the hotel, food and beverage, simulcast and related operations known as Delta Downs Racetrack and Casino, owned by Boyd Racing, L.L.C. and located at 2717 Delta Downs Drive, Calcasieu Parish, Louisiana.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is, or whose government is, the subject of any Sanctions.

“Diamond Jo” means Diamond Jo, LLC, a Delaware limited liability company.

“Diamond Jo Casino” means the Diamond Jo Casino, which facility is owned by Diamond Jo and is located at 301 Bell Street in Dubuque, Iowa.

“Diamond Jo Worth” means Diamond Jo Worth, LLC, a Delaware limited liability company.

“Diamond Jo Worth Casino” means the Diamond Jo Worth Casino, which facility is owned by Diamond Jo Worth and is located at 777 Diamond Jo Lane in Northwood, Iowa.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (~~including any sale and leaseback~~in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any Property by the Borrower or any Guarantor (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable or redeemable at the sole option of the holder thereof (other than solely (x) for Capital Stock that is not Disqualified Capital Stock or upon a sale of assets, casualty event or a change of control, in each case, subject to the prior payment in full of the Obligations, (y) as a result of a redemption required by Gaming Law or (z) as a result of a redemption that by the terms of such Capital Stock is contingent upon such redemption not being prohibited by this Agreement), pursuant to a sinking fund obligation or otherwise (other than solely for Capital Stock that is not Disqualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date that is 181 days after the latest Maturity Date then in effect at the time of issuance thereof.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of ~~any political subdivision of~~ the United States, any state thereof or the District of Columbia.

“Eastside Cannery” means the Eastside Cannery Hotel and Casino, which facility is held by Nevada Palace, LLC, a Nevada limited liability company and is located at 5255 Boulder Highway, Las Vegas, Nevada.

“EBITDA” has the meaning specified in the definition of Consolidated EBITDA.

“ECF Percentage” means, for any fiscal year, commencing with the fiscal year ended December 31, 2016, (a) 50% if the Total Leverage Ratio as of the last day of such fiscal year is greater than 5.00 to 1.00, (b) 25% if the Total Leverage Ratio as of the last day of such fiscal year is equal to or less than 5.00 to 1.00 and greater than 4.50 to 1.00 and (c) 0% if the Total Leverage Ratio as of the last day of such fiscal year is equal to or less than 4.50 to 1.00.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in subsection (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in subsections (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means August 14, 2013, which was the date on which the conditions precedent in Section 4.01 were satisfied or waived in accordance with Section 10.01.

“Eldorado Casino” means the Eldorado Casino which is owned by Eldorado, Inc. and is located in Henderson, Nevada.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii) or (iv) (as applicable) and Section 10.07(b)(v) (subject to such consents, if any, as may be required under Section 10.07(b)(iii) or (iv) (as applicable)).

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including the common law), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to human health and safety, pollution and the protection of the ~~environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.~~Environment, including the Release or threat of Release of Hazardous Materials into the Environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage~~,~~ or treatment ~~or disposal~~ of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the ~~release~~Release or threatened ~~release~~Release of any Hazardous Materials into the ~~environment~~Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Escrowed Indebtedness” means (a) any Indebtedness issued in escrow pursuant to customary escrow arrangements pending the release thereof and (b) without duplication of clause (a), any Indebtedness, the cash proceeds of which are included in the balance sheets of the Borrower and its Restricted Subsidiaries, pending the application thereof to a specified application, as designated by the Borrower.

“Estimated Business Interruption Insurance” means an estimate of the amount (determined in good faith by senior management of the Borrower, notwithstanding the failure of any designation by applicable insurance carriers as to how much of any expected recovery is attributable to business interruption coverage as opposed to other types of coverage) of business interruption insurance the Borrower expects to collect with respect to any applicable period; provided that such amount (a) shall not be taken in account for any period after two years following the date of the event giving rise to the claim under the relevant business interruption insurance, and (b) shall not exceed the sum of (i) the excess of (A) such property’s historical quarterly Consolidated EBITDA for the ~~four fiscal quarters~~Test Period most recently ended prior to such date for which internal financial reports are available for that property ending prior to the date of the business interruption (or annualized if such property has less than four full quarters of operations) over (B) the actual Consolidated EBITDA generated by such property for such ~~four fiscal quarter period~~Test Period, and (ii) the amount of insurance proceeds not reflected in subsection (i) that the Borrower expects to collect as a reimbursement in respect of expenses incurred at that property with respect to such period (provided that the amount included pursuant to this subsection (ii) shall not exceed the amount of the other expenses incurred at that property that are actually included in calculating the Borrower and its Restricted Subsidiaries’ consolidated earnings for such ~~fiscal quarter~~applicable period).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a)     for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)     for any interest calculation with respect to a Base Rate Loan or a LIBOR Daily Floating Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, further, that in no event shall the Eurodollar Rate be less than (i) with respect to the Initial Revolving Credit Facility and the Term A Facility, (A) during the period from May 8, 2020 until the end of the Initial Covenant Relief Period, 0.50% per annum and (B) at any other time, 0.0% per annum and (ii) with respect to any other Facility, 0.00% per annum.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Evangeline Downs Racetrack and Casino” means the Evangeline Downs Racetrack and Casino, which facility is owned by EVD and is located at 2235 Creswell Lane Extension in Opelousas, Louisiana.

“EVD” means The Old Evangeline Downs, L.L.C., a Louisiana limited liability company.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Borrower (a) Consolidated EBITDA for such fiscal year (but without giving effect to any portion of Consolidated EBITDA determined pursuant to clause (e) of the definition thereof) less (b) the sum (without duplication) of (i) consolidated interest expense (as defined in GAAP) actually paid in cash by the Borrower and its Restricted Subsidiaries during such fiscal year, plus (ii) scheduled and mandatory principal repayments of Loans that are Term Loans made during such fiscal year pursuant to Section 2.07(a), (b), (c), (f), (g) and (h) and scheduled and mandatory principal repayments of Other First Lien Indebtedness, plus (iii) income taxes actually paid in cash by the Borrower and its Restricted Subsidiaries during such fiscal year, plus (iv) capital expenditures actually made in cash by the Borrower and its Restricted Subsidiaries during such fiscal year, plus (v) expenses relating to issuance, modification or early retirement of debt and issuance, modification or redemption of equity interests actually paid in cash by the Borrower and its Restricted Subsidiaries during such fiscal year, plus (vi) project development, preopening, acquisition ~~and~~, investment, merger and disposition related costs and expenses actually paid in cash by the Borrower and its Restricted Subsidiaries during such fiscal year, plus (vii) non-recurring charges and expenses relating to any Specified Transaction actually paid in cash by the Borrower and its Restricted Subsidiaries during such fiscal year.

“Excess Cash Flow Period” means each fiscal year of the Borrower (or in the case of the fiscal year ending December 31, 2016, the aggregate amount of Excess Cash Flow attributable to the period from and including the first day of the first full fiscal quarter after the Amendment No. 1 Effective Date through December 31, 2016), commencing with the fiscal year of the Borrower ending on December 31, 2016.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Property” means (a) each of the Eldorado Casino and the Jokers Wild Casino, unless and until either such Property or the applicable Subsidiary shall satisfy the criteria in subsections (a) or (b) of the definition of the term “Significant Subsidiary,”, (b) the real property used by the Borrower as its corporate offices on Rainbow Road in Las Vegas, Nevada, (c) the real and personal property located in Las Vegas, Nevada and owned by Boyd Shared Services, Inc. and used as of the Amendment No. 1 Effective Date as laundry facilities, (d) real property that is not necessary to the casino and hotel business of the Borrower and its Subsidiaries, except to the extent such Property is otherwise included in the definition of the term “Pledged Properties”, (e) any real and personal property that secures Indebtedness permitted to be incurred pursuant to Section 7.03(e) or (q), (f) (i) motor vehicles and (~~g) aircraft.~~ii) other assets subject to a certificate of title to the extent a Lien on such other assets cannot be perfected by filing a UCC-1 financing statement, (g) aircraft, (h) Wilton Investments sold to any Person or otherwise pledged, factored, participated or transferred, in each case, in connection with a Permitted Wilton Financing permitted pursuant to Section 7.02(q)(ii), (i) segregated cash and Cash Equivalents (and any related escrow accounts or similar segregated accounts, if any) required to be paid to the lessors (or lenders to such lessors) under any Gaming Lease and deposited or maintained in an escrow, reserve, impound or similar segregated account, in each case, pending application of such proceeds in accordance with the applicable Gaming Lease, (j) all amounts that are prepaid or deposited in a segregated account in respect of Defeased Indebtedness so long such Indebtedness constitutes Defeased Indebtedness permitted hereunder and to the extent the related discharge or defeasance is permitted hereunder, (k) the proceeds of any Escrowed Indebtedness deposited in a segregated account until the release of such Indebtedness from escrow, (l) property the grant of a security interest thereon to secure the Obligations is (1) prohibited by applicable law (including Gaming Laws), rule or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code) or (2) which could require governmental (including Gaming Board) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received and the Borrower shall be under no obligation to seek such consent (other than commercially reasonable efforts to obtain such consent in respect of Gaming Laws)), (m) any lease, license or other agreement to the extent that a grant of a security interest therein to secure the Obligations would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower, any other Loan Party or any Wholly-Owned Subsidiary) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (n) any governmental licenses (including gaming licenses) or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or require the consent of any Governmental Authority (to the extent such consent has not been obtained) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (o) pending United States “intent-to-use” trademark applications for which a verified statement of use or an amendment to allege use has not been filed with and accepted by the United States Patent and Trademark Office, (p) those assets or Capital Stock as to which the Administrative Agent and the Borrower reasonably agree that the costs or other consequence (including any adverse tax consequence) of obtaining or perfecting such a security interest or perfection thereof are excessive in relation to the value of the security to be afforded thereby and (q) Excluded Securities.

“Excluded Securities” means (a) voting Capital Stock of any Foreign Subsidiary or any FSHCO in excess of 65% of the outstanding voting Capital Stock of such Subsidiary, (b) any Capital Stock or Indebtedness to the extent and for so long as the pledge thereof would be prohibited by any applicable law (including any Gaming Laws) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (c) any Capital Stock in any person that is not a Wholly-Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of this Agreement (other than, in this subclause (c)(A)(ii), non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (c)(A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (c)(B) shall not apply if (1) such other party is a Loan Party or a Wholly-Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Restricted Subsidiary to obtain any such consent) and for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly-Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Capital Stock (or other contractual obligation referred to in subclause (c)(A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (c)(A)(ii), non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable law), and (d) any Capital Stock in any Unrestricted Subsidiary.

“Excluded Subsidiary” means (a) each Subsidiary that is not a direct or indirect wholly-owned Subsidiary of the Borrower, (b) each Foreign Subsidiary, (c) each FSHCO, (d) each Subsidiary that is not a Significant Subsidiary, (e) each Unrestricted Subsidiary and (f) each Subsidiary as to which the Administrative Agent and the Borrower reasonably agree that the costs or other consequence (including any adverse tax consequence) of obtaining a guaranty therefrom are excessive in relation to the value to be afforded thereby.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.16) or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means letters of credit issued and outstanding under this Agreement or under the Peninsula Credit Agreement as of the Amendment No. 1 Effective Date as set forth in Schedule 2.03, which shall be deemed outstanding as Letters of Credit hereunder as of the Amendment No. 1 Effective Date pursuant to Section 2.03(a).

“Existing Unsecured Notes” means the Indebtedness of the Borrower existing as of the Amendment No. 1 Effective Date and described on Schedule 7.03(b).

“Existing Revolving Facility” has the meaning specified in Section 2.20(b).

“Existing Revolving Loans” has the meaning specified in Section 2.20(b).

“Existing Term Facility” has the meaning specified in Section 2.20(a).

“Existing Term Loans” has the meaning specified in Section 2.20(a).

“Extended Covenant Relief Period” means the period commencing on the date on which the Administrative Agent receives from the Borrower the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021 and ending on the earliest of (i) the first date on which the Total Leverage Ratio is equal to or less than 6.00 to 1.00 (the “Extended Relief Period Threshold”), (ii) the date that the Administrative Agent receives a Covenant Relief Period Termination Notice from Borrower and (iii) the date upon which the Borrower fails to satisfy the Covenant Relief Period Conditions. The date on which the Extended Covenant Relief Period ends is referred to as the “Extended Covenant Relief Period Termination Date”.

“Extended Covenant Relief Period Termination Date” has the meaning specified in the definition of “Extended Covenant Relief Period.”

“Extended Loans” means Extended Revolving Loans and/or Extended Term Loans.

“Extended Relief Period Threshold” has the meaning specified in the definition of “Extended Covenant Relief Period.”

“Extended Revolving Commitments” has the meaning specified in Section 2.20(b).

“Extended Revolving Facility” has the meaning specified in Section 2.20(b).

“Extended Revolving Loans” has the meaning specified in Section 2.20(b).

“Extended Term Commitments” means ~~Term Loan Commitments under an~~the commitment of any Extending Lender to make Extended Term ~~Facility~~Loans pursuant to an Extension Amendment.

“Extended Term Facility” has the meaning specified in Section 2.20(a).

“Extended Term Loans” has the meaning specified in Section 2.20(a).

“Extended Term Note” means a promissory note evidencing any Extended Term Loan issued by the Borrower to an Extending Lender.

“Extending Lender” has the meaning specified in Section 2.20(c).

“Extension Amendment” has the meaning specified in Section 2.20(d).

“Extension Election” has the meaning specified in Section 2.20(c).

“Extension Request” means a Revolving Extension Request or a Term Loan Extension Request, as applicable.

“Extraordinary Loss” means any loss, destruction or damage to Property of the Borrower or any of its Subsidiaries or condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any such Property, or confiscation or requisition of use of any such Property.

“Facility” means any Term Facility or any Revolving Credit Facility, as the case may be.

“FATCA” means Sections 1471 through 1474 of the Code, as of the ~~Amendment No. 1 Effective Date~~date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) in no event shall the Federal Funds Rate be less than 0.00% per annum.

“First Lien Leverage Ratio” means, as of any date of determination the ratio of (a) First Lien Net Indebtedness on such date to (b) ~~twelve months trailing~~ Consolidated EBITDA for the ~~period ending on the last day of the applicable fiscal quarter~~Test Period then most recently ended.

“First Lien Net Indebtedness” means, at any time, (a) the aggregate outstanding principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries which is secured by any of the Collateral pursuant to Liens having the same priority as the Liens securing the Secured Obligations minus (b) the amount of Unrestricted Cash at such time. Notwithstanding the foregoing, First Lien Net Indebtedness shall not include any Defeased Indebtedness or Escrowed Indebtedness.

“First Preferred Ship Mortgages” means (a) those certain Amended and Restated First Preferred Ship Mortgages on (i) the Whole of Patco 400, Official Number 545101 (relating to Sam’s Town Tunica), (ii) the Whole of Treasure Chest Casino, Official Number 1025416, (iii) the Whole of Par-A-Dice, Official Number 1020343, (iv) the Whole of Blue Chip Casino, Official Number 1178299, (v) the Whole of the Shreve Star, Official Number 1028290 and (vi) the Whole of the Belle of Orleans, Official Number 1033140 (relating to the Amelia Belle), and (b) any other First Preferred Ship Mortgage delivered by the Borrower or any Subsidiary pursuant to Section 6.13.

“Fixed Amounts” has the meaning specified in Section 1.08(d).

“Foreign Lender” means a Lender that is not a U.S. Person. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fremont Hotel and Casino” means the Fremont Hotel and Casino which is owned by Sam-Will, Inc. and is located at 200 and 235 Fremont Street, Las Vegas, Nevada.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“FSHCO” shall mean any Subsidiary that owns no material assets other than the Capital Stock (including for this purpose any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

“GAAP” means generally accepted accounting principles in the United States of America as set forth in the Accounting Standards Codification of the Financial Accounting Standards Board~~.~~ from time to time; provided that if any contract that would have been accounted for as an operating lease as of June 25, 2018 based on GAAP as applied by the Borrower as of such date but would no longer be deemed to be an operating lease based on GAAP as in effect on a later date, the resulting accounting impact, if any, of such contract no longer being deemed to be an operating lease shall be excluded for purposes of this Agreement; provided, further, that at any date after the Amendment No. 4 Effective Date, the Borrower may make one irrevocable election to establish that “GAAP” shall mean, except as otherwise specified herein, GAAP as in effect on a date that is on or prior to the date of such election.

“Gaming Board” means any Governmental Authority that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower or any of its Subsidiaries within its jurisdiction.

“Gaming Facility” means any gaming establishments, casinos, hotels, resorts, convention centers, meeting centers, spas, race tracks, off-track wagering sites, video lottery, historical horse racing, video gaming, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment and including any internet, interactive, online, virtual or social gaming-related assets, operations, technology or platforms, and other property and assets ancillary thereto or used in connection therewith.

“Gaming Laws” means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower or any of its Subsidiaries within its jurisdiction.

“Gaming Lease” means any lease entered into for the purpose of the Borrower or any of its Restricted Subsidiaries to acquire (including pursuant to a sale and leaseback transaction) the right to occupy and use real property, vessels or similar assets for, or in connection with, the construction, development or operation of Gaming Facilities, including, without limitation, the Master Lease.

“Gaming License” means any license, permit, franchise, approval, ruling, consent, order, directive, or other authorization from any Governmental Authority required to own, lease, operate or otherwise conduct the gambling, gaming or casino activities business of the Borrower or any of its Subsidiaries, including all licenses permits, franchises, approvals, rulings, consents, orders, directives and other authorizations granted under Gaming Laws.

“Gold Coast Hotel and Casino” means the hotel, casino and entertainment complex owned by Coast Hotels and Casinos and located at 4000 West Flamingo Road, Las Vegas, Nevada.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Group Investors” has the meaning assigned to it in the definition of “Permitted Holders.”

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, keep well arrangements, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (other than Liens granted on Capital Stock of an Excluded Subsidiary to secure obligations of such Excluded Subsidiary and its Subsidiaries). The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means those Persons identified as a Guarantor on Schedule 5.13, any other Subsidiary that executes a Guaranty and, upon the completion of a Holding Company Election, Holdings; provided that (i) any Guarantor that is not identified on Schedule 5.13 as a Guarantor and that is not a Significant Subsidiary, (ii) any Guarantor that is sold or otherwise transferred in a Disposition permitted by Section 7.05, and (iii) Boyd Atlantic City, Inc., a New Jersey corporation, may be released from the Guaranty in accordance with Section 9.10 and thereafter such Person shall no longer be a “Guarantor” or a “Loan Party” for purposes of any Loan Document.

“Guaranty” means the Third Amended and Restated Guaranty, dated as of the Amendment No. 1 Effective Date and executed and delivered by the Guarantors pursuant to Amendment No. 1, and any amendment to guaranty executed and delivered by a Subsidiary pursuant to Section 6.13 hereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, toxic mold, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated pursuant to any Environmental Law.

“Hazardous Materials Indemnity” means the Second Amended and Restated Hazardous Materials Indemnity, dated as of the Amendment No. 1 Effective Date and executed and delivered pursuant to Amendment No. 1.

“Hedge Bank” means any Person that, at the time it enters into an interest rate Swap Contract permitted hereunder, is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or of a Lender, in its capacity as a party to such Swap Contract.

“Holding Company Election” means any election by the Borrower, made in writing and delivered to the Administrative Agent, to impose a direct parent holding company for the shares of the Borrower (which imposition may be effected via a newly-formed Subsidiary of the Borrower becoming such holding company via a share exchange or in any other manner), subject to Sections 6.16 and 7.15 and Holdings’ execution and delivery of the documentation required thereby.

“Holdings” means, any direct parent holding company of the Borrower that has become a Guarantor upon the completion of a Holding Company Election pursuant to Section 6.16 and any successor thereto pursuant to Section 7.15.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Impacted Loans” has the meaning specified in Section 3.03(a).

“Imperial Palace Casino” means the IP Casino Resort Spa, which is owned by Boyd Biloxi, LLC and is located ~~in~~at 850 Bayview Ave, Biloxi, Mississippi.

“Increase Effective Date” has the meaning specified in Section 2.15(c).

“Increased Revolving Commitment” has the meaning specified in Section 2.15(a).

“Increased Term Loan” means each loan made to the Borrower pursuant to any Increased Term Loan Commitment.

“Increased Term Loan Commitment” has the meaning specified in Section 2.15(a).

“Incremental Equivalent Debt” has the meaning specified in Section 7.03(f).

“Incremental Joinder” has the meaning specified in Section 2.15(d).

“Incremental Loan Amount” means an amount equal to the sum of (a) the sum of (i) $550,000,000 plus (ii) the amount of any voluntary prepayments of the Term Loans and voluntary permanent reductions of the Revolving Commitments effected after the Amendment No. 1 Effective Date (it being understood that (1) any prepayment of Term Loans with the proceeds of substantially concurrent borrowings of new Loans hereunder or any reduction of Revolving Commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder and (2) any prepayment of Term Loans or any reduction of Revolving Commitments funded with proceeds from Increased Revolving Commitments, Increased Term Loan Commitments or Incremental Term Facilities incurred pursuant to subsection (b) below, in the case of each of (1) and (2) shall not increase the calculation of the amount under this subsection (ii)), plus (iii) the cash amount paid in respect of any reduction in the outstanding principal amount of the outstanding Loans ~~or any Incremental Facility~~ resulting from purchase by the Borrower of any Term Loans pursuant to an Auction or Permitted Open Market Purchase, excluding any reduction funded with proceeds from any Increased Revolving Commitment, any Increased Term Loan Commitment or any Incremental ~~Facilities~~Term Facility incurred pursuant to subsection (b) below, plus (b) any additional amount if, after giving effect thereto and subject to Sections 1.08 and 1.09, the First Lien Leverage Ratio would not exceed 4.25 to 1.00 on a Pro Forma Basis (without netting any cash proceeds from the incurrence of such Increased Revolving Commitment, Increased Term Loan Commitment, Incremental Term Facility or Incremental Equivalent Debt and calculated as though any such Increased Revolving Commitment, Increased Term Loan Commitment, Incremental Term Facility or Incremental Equivalent Debt were fully drawn). In connection with any incurrence of Increased Revolving Commitments, Increased Term Loan Commitments, Incremental Term Facility and Incremental Equivalent Debt, the Borrower may elect which of subsections (a) and/or (b) above it has opted to rely upon to incur such Indebtedness and Borrower shall notify Administrative Agent of such election.

“Incremental Term Facility” has the meaning specified in Section 2.15(a).

“Incremental Term Lender” means each Lender that holds an Incremental Term Loan.

“Incremental Term Loan” means each loan made to the Borrower pursuant to any Incremental Term Facility, including each Incremental Term Loan made pursuant to such Incremental Term Facility.

“Incremental Term Loan Commitment” means the commitment of any Incremental Term Lender to make Incremental Term Loans pursuant to an Incremental Term Facility on the Increase Effective Date therefor.

“Incremental Term Note” means a promissory note evidencing any Incremental Term Loan issued by the Borrower to an Incremental Term Lender.

“Incremental Threshold” has the meaning specified in clause (c) of the definition of “Covenant Relief Period Conditions.”

“Incurrence-Based Amounts” has the meaning specified in Section 1.08(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)     all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments and all Guarantees of any such Indebtedness;

(b)     all direct or contingent obligations of such Person arising under Standby Letters of Credit unpaid at draw, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)     net obligations of such Person under any Swap Contract in respect of interest rate hedging;

(d)     all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)     indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (other than Liens granted on Capital Stock of an Excluded Subsidiary to secure obligations of such Excluded Subsidiary and its Subsidiaries); and

(f)     capital leases.

For all purposes hereof, (i) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and (ii) any Guarantees (x) by Diamond Jo under that certain Minimum Assessment Agreement, dated as of October 1, 2007, by and among the City of Dubuque, Iowa, Diamond Jo and the City Assessor of the City of Dubuque, Iowa, and (y) by Kansas Star under that certain Developer’s Agreement, dated as of March 7, 2011, by and between Kansas Star and the City of Mulvane, Kansas, shall not be “Indebtedness” of Diamond Jo and of Kansas Star, respectively. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Indebtedness shall not include any Defeased Indebtedness or Escrowed Indebtedness. At any time up to $300,000,000 in Guarantees by Loan Parties of outstanding Indebtedness of Persons other than Loan Parties shall be deemed not to be Indebtedness so long as no demand for payment shall have been made thereunder. For the avoidance of doubt, Indebtedness excludes all leases classified as operating leases in accordance with GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Boyd Ship Owners” has the meaning specified in Section 4.01(a)(vii).

“Initial Covenant Relief Period” means the period commencing on the Covenant Relief Period Commencement Date and ending on the earliest of (i) the date on which the Administrative Agent receives from the Borrower the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021, (ii) the date that the Administrative Agent receives a Covenant Relief Period Termination Notice from Borrower and (iii) the date upon which the Borrower fails to satisfy the Covenant Relief Period Conditions. The date on which the Initial Covenant Relief Period ends is referred to as the “Initial Covenant Relief Period Termination Date”.

“Initial Covenant Relief Period Termination Date” has the meaning specified in the definition of “Initial Covenant Relief Period.”

“Initial Restricted Payment Base Amount” means as of any date of determination, $250,000,000 minus (x) the amount of Investments made under Section 7.02(j)(i)(y) on or prior to such date, (y) the amount of Restricted Payments made under Section 7.06(f)(i)(x) on or prior to such date and (z) the amount of Junior Prepayments made under Section 7.12(h)(i)(x) on or prior to such date.

“Initial Revolving Credit Facility” means the Revolving Commitments provided by the Revolving Lenders on the Amendment No. 1 Effective Date.

“Interest Coverage Ratio” means, for any period, the ratio of (a) ~~twelve month trailing~~ Consolidated EBITDA for the Test Period then most recently ended to (b) the sum of (i) consolidated interest expense (as defined in GAAP) excluding (1) interest accrued in connection with fair value adjustments and (2) interest expense in respect of Defeased Indebtedness and Escrowed Indebtedness plus (ii) interest costs associated with derivative instruments not otherwise included in interest expense, but excluding any non-cash change in value of derivative instruments and non-cash derivative instruments fair value adjustments, in each case, of the Borrower and its Restricted Subsidiaries for such period. Gains and losses arising out of the termination of derivative instruments shall not constitute interest expense or interest costs. Consolidated interest expense shall exclude the interest expense and any such interest costs of each Unrestricted Subsidiary and all Subsidiaries of Unrestricted Subsidiaries.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan) and each LIBOR Daily Floating Rate Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one week or one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice or such other period that is requested by the Borrower and determined by the Administrative Agent to be available in the eurodollar market and acceptable to each Lender under the applicable Facility; provided that:

(a)     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)     no Interest Period shall extend beyond the applicable Maturity Date.

“Investment” means any direct or indirect acquisition or investment by the Borrower or any Guarantor in any other Person that is not a Guarantor prior to or substantially concurrently with such acquisition or investment, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but, except to the extent the Borrower shall otherwise elect, deducted by the amount of any repayment, interest, return, profit, distribution, income or similar amount in respect of such Investment which has actually been received in cash or Cash Equivalents or has been converted into cash or Cash Equivalents (collectively, “Investment Returns”). The amount of any Investment consisting of a Guarantee shall be deemed to be zero, unless and until demand for payment is made under such Guarantee.

“Investment Returns” has the meaning specified in the definition of Investment.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

“Jokers Wild Casino” means the Jokers Wild Casino which is owned by Eldorado, Inc. and is located in Henderson, Nevada.

“Junior Prepayments” has the meaning specified in Section 7.12.

“Kansas Star” means Kansas Star Casino, LLC, a Kansas limited liability company.

“Kansas Star Casino” means the Kansas Star Casino, Hotel and Event Center, which facility is owned by Kansas Star and is located at 777 Kansas Star Drive ~~in~~, Mulvane, Kansas.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder and in its capacity as issuer of the Existing Letters of Credit, any other Lender approved by the Borrower and the Administrative Agent or any successor issuer of Letters of Credit hereunder that agrees to become a party hereto as an L/C Issuer in its sole discretion pursuant to Section 9.06.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCT Election” has the meaning specified in Section 1.09.

“LCT Test Date” has the meaning specified in Section 1.09.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any Standby Letter of Credit or Commercial Letter of Credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means, subject to the last sentence of Section 2.20(b), the fifth Business Day prior to the ~~earliest~~Revolving Maturity Date ~~then in effect for any Revolving Credit Facility~~ (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means, at any time, an amount equal to $100,000,000; provided, that such amount may be increased by the Borrower with the approval of the Administrative Agent and the L/C Issuer in their sole discretion to an amount not to exceed $350,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facilities.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Daily Floating Rate Loan” means a Committed Loan (other than a Base Rate Loan) that bears interest at a rate based on clause (b) of the definition of “Eurodollar Rate.”.

“License Revocation” means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing). In no event shall an operating lease, the Master Lease, a Gaming Lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means any Investment permitted hereunder and any related incurrence of Indebtedness by the Borrower or one or more Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Collateral Documents, the Guaranty and each Customary Intercreditor Agreement.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Main Street Station” means the Main Street Station Hotel, Casino and Brewery, which facility is owned by M.S.W., Inc., a Nevada corporation, and is located at 100, 200, 300, 416 and 430 North Main Street, Las Vegas, Nevada.

“Management Agreement” means any agreement pursuant to which the Borrower or any of its Restricted Subsidiaries will receive management fees.

“Mandatory Prepayment Date” has the meaning specified in Section 2.05(j).

“Master Agreement” has the meaning specified in the definition of Swap Contract.

“Master Lease” means that certain Master Lease, dated as of October 15, 2018, by and between Gold Merger Sub, LLC, a Delaware limited liability company, as landlord, and Boyd TCIV, LLC, a Nevada limited liability company, as tenant, as it may be amended, restated, replaced or otherwise modified from time to time.

“Material Adverse Effect” means (a) a material adverse change in the business, assets, financial condition or results of operation of the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their payment obligations under any Loan Document; or (c) a material adverse effect upon the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under the Loan Documents; provided that, for purposes of making representations and warranties in connection with, and determining compliance with, Section 4.02 in connection with any Credit Extension to be made under the Revolving Facility during the Initial Covenant Relief Period, neither clause (a) or (b) above shall ~~not~~ include effects, events, occurrences, facts, conditions or changes arising out of or resulting from or in connection with the COVID-19 pandemic.

“Maturity Date” means (a) with respect to the Initial Revolving Credit Facility and the Term A Facility, the ~~fifth anniversary of the~~ Amendment No. ~~1 Effective~~4 Pro Rata Facilities Maturity Date, (b) with respect to the Refinancing Term B Facility, September 15, 2023, (c) with respect to any Incremental Term Facility, as set forth in the applicable Incremental Joinder, (d) with respect to any Other Term Facility or Other Revolving Facility, as set forth in the applicable Refinancing Amendment and (e) with respect to any Extended Term Facility or Extended Revolving Facility, as set forth in the applicable Extension Amendment.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Minimum Liquidity Certificate” has the meaning specified in clause (b) of the definition of “Covenant Relief Period Conditions.”

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)     with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the cash proceeds received in connection with such transaction, net of underwriting or placement agents’ fees, discounts and commissions and other reasonable and customary out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection therewith; and

(b)     with respect to any Disposition or any Extraordinary Loss, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and excluding business interruption and delay in completion insurance proceeds) over (ii) the sum of (A) the amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), including Indebtedness repaid in order to obtain a necessary consent to such Disposition or Extraordinary Loss or required to be repaid by applicable law, (B) the reasonable out-of-pocket expenses incurred by the Borrower or any Subsidiary in connection with such transaction and (C) all Federal, state, provincial, foreign and local taxes arising in connection with such Disposition or Extraordinary Loss that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, and (D) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Disposition or Extraordinary Loss which would otherwise constitute Net Cash Proceeds~~.~~; provided that, in the case of an Extraordinary Loss with respect to property that is subject to any Gaming Lease or a similar lease entered into for the purpose of, or with respect to, operating or managing Gaming Facilities and related assets, such cash proceeds shall not constitute Net Cash Proceeds to the extent, and for so long as, such cash proceeds are required, by the terms of such lease, (x) to be paid to the holder of any mortgage, deed of trust or other security agreement securing indebtedness of the lessor, (y) to be paid to, or for the account of, the lessor or deposited in an escrow account to fund rent and other amounts due with respect to such property and costs to preserve, stabilize, repair, replace or restore such property (in accordance with the provisions of the applicable lease) or (z) to be applied to rent and other amounts due under such lease or to fund costs and expenses of repair, replacement or restoration of such Property, or the preservation or stabilization of such Property (in accordance with the provisions of the applicable lease or of any indebtedness of the lessor).

“New Project” means each capital project which is either a new project or a new feature at an existing project owned, operated, developed or managed by the Borrower or its Restricted Subsidiaries which receives a certificate of completion or occupancy and all relevant licenses, and in fact commences operations.

“Non-Consenting Lender” means any Lender that (a) does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders ~~in~~(or all Lenders or all affected Lenders under a particular Facility) in accordance with the terms of Section 10.01 and (ii) (x) in the case of an amendment affecting only the Lenders under any Revolving Credit Facility (or all Revolving Credit Facilities), has been approved by the Required Revolving Lenders with respect to such Revolving Credit Facility (or with respect to all Revolving Credit Facilities, as applicable), (y) in the case of an amendment affecting only the Lenders under a Term Facility, has been approved by the Required Term Lenders in respect of such Term Facility and (z) in the case of any other amendment, has been approved by the Required Lenders or (b) does not consent to an extension of Lender’s Loans or Commitments requested by the Borrower pursuant to Section 2.20.

“Non-Covenant Facility” means the Refinancing Term B Facility, each Incremental Term Facility designated as a “Non-Covenant Facility” pursuant to the Incremental Joinder for such Incremental Term Facility, each Other Term Facility designated as a “Non-Covenant Facility” pursuant to the Refinancing Amendment for such Other Term Facility and each Extended Term Facility designated as a “Non-Covenant Facility” pursuant to the Extension Amendment for such Extended Term Facility.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Revolving Note, a Term A Note, a Refinancing Term B Note, an Incremental Term Note, an Other Term Note, an Extended Term Note or a Swing Line Note.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Orleans Hotel and Casino” means the hotel, casino and entertainment complex ~~owned~~held by Coast Hotels and Casinos and located at ~~the intersection of~~4500 W Tropicana Avenue ~~and Arville Street in~~, Las Vegas, Nevada.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other First Lien Indebtedness” means outstanding Indebtedness that is not incurred under this Agreement and that (a) is secured by the Collateral on a pari passu basis with the Secured Obligations and (b) is permitted under Section 7.03(f), (g), (i) ~~or~~, (k) or (u).

“Other Revolving Commitments” means Revolving Commitments that result from a Refinancing Amendment.

“Other Revolving Facility” means any Revolving Credit Facility consisting of Other Revolving Commitments and/or Other Revolving Loans, if any.

“Other Revolving Lender” means a Lender in respect of Other Revolving Loans.

“Other Revolving Loans” means one or more tranches of Revolving Loans that result from a Refinancing Amendment.

“Other Junior Indebtedness” means the Existing Unsecured Notes (and any Permitted Refinancing thereof) and Indebtedness incurred pursuant to Section 7.03(f), (g), (i) or (k) that is secured by a Lien on Collateral junior to the Liens securing the Secured Obligations or that is unsecured.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Other Term Commitments” means one or more tranches of Term Loan Commitments that result from a Refinancing Amendment.

“Other Term Facility” means any Term Facility consisting of Other Term Commitments and/or Other Term Loans, if any.

“Other Term Lender” means a Lender in respect of Other Term Commitments and/or Other Term Loans.

“Other Term Loans” means one or more tranches of Term Loans that result from a Refinancing Amendment.

“Other Term Note” means a promissory note evidencing any Other Term Loan issued by the Borrower to an Other Term Lender.

“Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Par-A-Dice Hotel Casino” means the Par-A-Dice riverboat casino and nearby hotel, which facility is owned by Par-A-Dice Gaming Corporation and is located at 21 Blackjack Boulevard, East Peoria, Illinois.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Peninsula Credit Agreement” has the meaning specified in Amendment No. 1.

“Pension Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA, including a Multiple Employer Plan), other than a Multiemployer Plan, that is sponsored or maintained by the Borrower or any ERISA Affiliate, or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a Multiple Employer Plan or other plan described in Section 4064(a) of ERISA, to which the Borrower or any ERISA Affiliate has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisitions” means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Borrower or any Restricted Subsidiary of all or substantially all the business, property or assets of, or ~~Equity Interests~~Capital Stock in, a Person or any division or line of business of a Person or any Venture, or which results in the Borrower owning (directly or indirectly) more than 50% of the ~~Equity Interests~~Capital Stock in a Person; provided, each Person acquired or formed in connection with, or holding the assets to be acquired pursuant to, such acquisitions shall become a Guarantor to the extent required by, and in accordance with, Section 6.13.

“Permitted Holders” means (a) the Boyd Family, (b) Holdings or (c) any Person with which one or more of the foregoing Persons set forth in clauses (a) and (b) (such Persons described in clauses (a) and (b), the “Group Investors”) form a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) so long as, in the case of this clause (c), the relevant Group Investors (taken as a whole) directly or indirectly beneficially own more than 50% of the relevant voting power of the issued and outstanding Voting Stock of the Borrower owned by such group.

“Permitted Junior Debt Conditions” means, in respect of any Indebtedness, that such Indebtedness (i) other than Customary Bridge Loans, does not have a scheduled maturity date prior to the date that is 91 days after the latest Maturity Date then in effect at the time of issuance for any then-existing Facility, (ii) other than Customary Bridge Loans, does not have a Weighted Average Life to Maturity that is shorter than that of any outstanding Term Loans, (iii) shall not have any scheduled principal payments or be subject to any mandatory redemption, prepayment, or sinking fund (except for customary change of control (and, in the case of convertible or exchangeable debt instruments, delisting) provisions and customary asset sale or event of loss provisions that permit application of the applicable proceeds to the payment of the Obligations prior to application to such Indebtedness) due prior to the date that is ninety-one (91) days after the latest Maturity Date then in effect at the time of issuance for any then-existing Facility, (iv) is not at any time guaranteed by any Person other than ~~Guarantors~~Loan Parties and (v) has terms (excluding pricing, fees, original issue discount, rate floors, premiums, optional prepayment or optional redemption provisions) that are (as determined by the Borrower in good faith), taken as a whole, no more restrictive in any material respect to the Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement. For the avoidance of doubt, the terms of the Existing Unsecured Notes and the usual and customary terms of convertible or exchangeable debt instruments issued in a registered offering or under Rule 144A of the Securities Act shall be deemed to be no more restrictive in any material respect to the Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement.

“Permitted Junior Refinancing Debt” shall mean secured Indebtedness incurred by the Borrower or any other Loan Party and guarantees with respect thereto by any Loan Party in the form of one or more series of second lien (or lower priority) secured notes or loans; provided, that (i) such Indebtedness is secured by the Collateral on a second lien or other junior lien basis to the Secured Obligations, in each case pursuant to the applicable Customary Intercreditor Agreement, and is not secured by any property or assets of the Borrower and its Restricted Subsidiaries other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Revolving Loans or Revolving Commitments or other Credit Agreement Refinancing Indebtedness, (iii) the security agreements relating to such Indebtedness are, taken as a whole and as determined by the Borrower, substantially the same as (or not materially more restrictive than) the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iv) such Indebtedness is not guaranteed by any person other than the Loan Parties, and (v) the holders of such Indebtedness (or their representative) shall have become party to the applicable Customary Intercreditor Agreement. Permitted Junior Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” means the Liens permitted under Section 7.01.

“Permitted Open Market Purchase” means the purchase by the Borrower of Term Loans in a consensual transaction with a ~~Term~~ Lender; provided that (i) the aggregate principal amount (calculated on the face amount thereof) of Term Loans so purchased shall not exceed ~~15~~25% of the original aggregate principal amount of all Term Facilities and (ii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold).

“Permitted Pari Passu Refinancing Debt” means secured Indebtedness incurred by the Borrower or any other Loan Party and guarantees with respect thereto by any Loan Party; provided, that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations and is not secured by any property or assets of the Borrower or its Restricted Subsidiaries other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Revolving Loans or Revolving Commitments or other Credit Agreement Refinancing Indebtedness, (iii) the security agreements relating to such Indebtedness are, taken as a whole and as determined by the Borrower, substantially the same as (or not materially more restrictive than) the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iv) such Indebtedness is not guaranteed by any Person other than the Loan Parties and (v) the holders of such Indebtedness (or their representative) shall have become party to an applicable Customary Intercreditor Agreement. Permitted Pari Passu Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing” means, with respect to any Indebtedness, any refinancing thereof so long as (a) no Event of Default shall have occurred and be continuing or would arise therefrom; (b) any such refinancing Indebtedness shall (i) other than Customary Bridge Loans, not have a stated maturity or, other than in the case of a revolving credit facility, a Weighted Average Life to Maturity that is shorter than that of the Indebtedness being refinanced, (ii) if the Indebtedness being refinanced (or the Liens securing such Indebtedness) is subordinated to the Obligations (or to the Liens securing the Secured Obligations, if applicable) by its terms or by the terms of any agreement or instrument relating to such Indebtedness, be (and be secured by Liens, if applicable) at least as subordinate to the Obligations (or to the Liens securing the Secured Obligations) as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured) and (iii) be in a principal amount that does not exceed the principal amount so refinanced, plus, accrued interest, plus, any customary premium or other payment required to be paid in connection with such refinancing, plus, the amount of customary fees and expenses of the Borrower or any of its Restricted Subsidiaries incurred in connection with such refinancing, plus, any unutilized commitments thereunder; and (c) the obligors on such refinancing Indebtedness shall be the obligors on such Indebtedness being refinanced; provided, that (i) the borrower of the refinancing indebtedness shall be the Borrower or the borrower of the Indebtedness being refinanced and (ii) any Loan Party shall be permitted to guarantee any such refinancing Indebtedness of any other Loan Party.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower or any other Loan Party and guarantees with respect thereto by any Loan Party; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Revolving Loans or Revolving Commitments or other Credit Agreement Refinancing Indebtedness, (ii) such Indebtedness is not guaranteed by any Person other than the Loan Parties; and (iii) such Indebtedness is not secured by any Lien on any property or assets of Holdings or its Restricted Subsidiaries. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Wilton Financing” means one or more transactions pursuant to which the Borrower or any Restricted Subsidiary sells, factors, participates, pledges, or otherwise transfers, or obtains financing secured by, any Wilton Investments; provided that any Lien incurred by the Borrower or any Restricted Subsidiary in connection with such transaction shall not encumber any assets of the Borrower or any Restricted Subsidiary other than the Wilton Investments.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) established by the Borrower or to which the Borrower is required to contribute on behalf of any of its employees or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, established by any ERISA Affiliate or to which any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Properties” means all real property interests underlying (a) Par-A-Dice Hotel Casino, (b) Sam’s Town Tunica, (c) Sam’s Town Las Vegas, (d) the California Hotel and Casino, (e) the Fremont Hotel and Casino, (f) the Treasure Chest Casino, (g) the Main Street Station, (h) the Blue Chip Casino, (i) Delta Downs Racetrack and Casino, (j) the Sam’s Town Shreveport, (k) the Gold Coast Hotel and Casino, (l) the Orleans Hotel and Casino, (m) the Suncoast Hotel and Casino, (n) the Imperial Palace Casino, (o) the Diamond Jo Casino, (p) the Evangeline Downs Racetrack and Casino, (q) the Diamond Jo Worth Casino, (r) the Amelia Belle Casino, (s) the Kansas Star Casino, (t) the Cannery Hotel and Casino, (u) the Eastside Cannery, (v) the Aliante, (w) the Valley Forge Casino, (x) any Ventures pledged pursuant to Section 6.13, and (~~u~~y) all property subject to the Liens of the First Preferred Ship Mortgages, together in each case with all fixtures, personal property and other improvements now existing or to be constructed on any of such properties (exclusive of any Gaming Licenses or equipment to the extent the pledge thereof is prohibited by Gaming Laws, local law or contract and exclusive of all other Excluded Property).

“Prior Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of December 17, 2010, among the Borrower, the lenders party thereto, the Administrative Agent and the Swing Line Lender.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Forma Basis” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.

“Pro Rata Share” means:

(a)     with respect to any Commitment of a Lender (i) under any Revolving Credit Facility at any time or (ii) under any Term Facility at any time prior to the making of Term Loans under such Facility, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the respective Commitment of such Lender under such Facility at such time and the denominator of which is the amount of the aggregate amount of Commitments under such Facility at such time; provided that, with respect to subsection (i) above, if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Revolving Lender shall be determined based on the Pro Rata Share of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof; and

(b)     in the case of any ~~Term~~ Lender under any Facility at any time after the making of the Term Loans thereunder, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of Term Loans and unused Term Loan Commitments under such Facility of such ~~Term~~ Lender and the denominator of which is the Outstanding Amount of all Term Loans and the aggregate unused Term Loan Commitments under such Facility.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned thereto in Section 10.29.

“Qualifying Quarter” means the last fiscal quarter of the most recent Test Period ended prior to the termination of the Initial Covenant Relief Period.

“Recipient” means the Administrative Agent, any Lender, or the L/C Issuer as applicable.

“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness~~”~~.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each additional Lender and each existing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.19 and, in the case of any Other Term Facility, which shall specify whether such Other Term Facility is a Covenant Facility or a Non-Covenant Facility.

“Refinancing Term B Commitment” has the meaning specified in Amendment No. 2. ~~As of the Amendment No. 2 Effective Date, the aggregate amount of the Refinancing Term B Commitments is $1,000,000,000.~~

“Refinancing Term B Facility” means ~~(a) on or prior to the Amendment No. 2 Effective Date, the aggregate amount of the Refinancing Term B Commitments at such time, and (b) thereafter,~~ the aggregate principal amount of the Refinancing Term B Loans of all Refinancing Term B Lenders outstanding at such time, in each case as such amount may be increased pursuant to Section 2.15.

As of ~~“Refinancing Term B Lender” means (a) on or prior to~~ the Amendment No. ~~2~~4 Effective Date, ~~any Lender that has a~~the aggregate amount of the Refinancing Term B ~~Commitment at such time and (b) at any time after the Amendment No. 2 Effective Date,~~Facility is $768,711,651.72.

“Refinancing Term B Lender” means any Lender that holds Refinancing Term B Loans at such time.

“Refinancing Term B Loan” means each term loan made to the Borrower pursuant to Article II of Amendment No. 2 and each Increased Term Loan made pursuant to the Refinancing Term B Facility.

“Refinancing Term B Note” means a promissory note of the Borrower payable to the order of any Refinancing Term B Lender, substantially in the form of Exhibit C-3, evidencing the indebtedness of the Borrower to such Refinancing Term B Lender resulting from the Refinancing Term B Loans made by such Lender.

“Register” has the meaning specified in Section 10.07(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantee obligations) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Reinvest” means the application of funds for any of the following purposes: (a) to reinvest in Property (other than cash, cash equivalents or securities) to be owned by the Borrower or a Restricted Subsidiary and used in a business permitted by Section 7.07, (b) to pay the costs of improving, restoring, replacing or developing any Property owned (or, in the case of any Property subject to a Gaming Lease, leased) by the Borrower or a Restricted Subsidiary which is used in a business permitted by Section 7.07 (it being understood that if the Property is subject to a Gaming Lease, such improvement, restoration, replacement or development shall be done in accordance with such Gaming Lease) or (c) to fund one or more investments in any other Person engaged primarily in a business permitted by Section 7.07 (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary. For the avoidance of doubt, funds expended by the Borrower or any of its Subsidiaries for any of the foregoing purposes after the applicable Disposition or the Extraordinary Loss, regardless of the timing of receipt of any insurance proceeds or other payment that is included in the computation of Net Cash Proceeds, shall be included in the computation of funds that have been Reinvested.

“Rejection Notice” has the meaning specified in Section 2.05(j).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture.

“Released Parties” has the meaning specified in Section 10.05.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Covenant Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition), (b) the aggregate unused Revolving Commitments, and (c) the aggregate Outstanding Amount of all Term Loans under each Term Facility that is a Covenant Facility; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Covenant Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Revolving Commitments; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders holding more than 50% of the sum of (a) Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition) and (b) the aggregate unused Revolving Commitments; provided that the Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, with respect to any Term Facility as of any date of determination, ~~Term~~ Lenders holding more than 50% of such Term Facility on such date; provided that the portion of any such Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer or treasurer of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

“Restricted Subsidiary” means each Subsidiary of the Borrower that is not an Unrestricted Subsidiary. The Borrower may at any time designate an Unrestricted Subsidiary as a Restricted Subsidiary in a written notice from the Borrower to the Administrative Agent so long as (a) no Event of Default shall have occurred and be continuing at the time and immediately after giving effect to such designation, and (b) after giving effect to such designation, the Borrower would be in compliance with Section 7.10 on a Pro Forma Basis as of the last day of the ~~fiscal quarter~~Test Period most recently ended (regardless of whether any Covenant Facility is then outstanding).

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.

“Reverse Triggering Event” means the transfer of shares of Capital Stock of any Restricted Subsidiary or any Gaming Facility from a trust or other similar arrangement to the Borrower or any of its Restricted Subsidiaries from time to time.

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(a) (including any Extended Revolving Commitments and any Other Revolving Commitments), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, ~~in an aggregate amount not to exceed the amount set forth opposite such Revolving Lender’s name in the column labeled “~~. Effective upon the Amendment No. 4 Maturity Extension Amendment Effective Date, the Revolving Commitment” of each Revolving Lender is set forth on Schedule A to Amendment No. ~~1, in any subsequent Assignment and Assumption or in any Refinancing Amendment or Extension Amendment, as applicable~~4, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means the Initial Revolving Credit Facility, any Other Revolving Facility and any Extended Revolving Facility, as the case may be.

“Revolving Extension Request” has the meaning specified in Section 2.20(b).

“Revolving Lender” means each Lender that holds a Revolving Commitment or a Revolving Loan.

“Revolving Loan” means each Loan made by a Revolving Lender under any Revolving Credit Facility.

“Revolving Note” means a promissory note made by the Borrower to a Revolving Lender evidencing that Lender’s Pro Rata Share of the Aggregate Revolving Commitments, substantially in the form of Exhibit C-1, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

“Sam’s Town Las Vegas” means Sam’s Town Hotel, Gambling Hall and Bowling Center, which facility is owned by CH&C and is located at 5111 Boulder Highway, Las Vegas, Nevada.

“Sam’s Town Shreveport” means Sam’s Town Shreveport, which facility is ~~owned~~held by Red River Entertainment of Shreveport, L.L.C. and is located at 315 Clyde Fant Parkway, Caddo Parish, Louisiana.

“Sam’s Town Tunica” means Sam’s Town Hotel and Gambling Hall, which facility is owned by Boyd Tunica, Inc. and is located at 1477 Casino Strip Resorts Boulevard, Tunica, Mississippi.

“Sanction(s)” means any sanction (including economic or trade sanctions) enacted, imposed, administered or enforced by the United States Government (including without limitation, OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), the French Republic or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(d) that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Leverage Ratio” means, on any date of determination, the ratio of (a) Secured Net Indebtedness on such date to (b) ~~twelve months trailing~~ Consolidated EBITDA for the ~~period ending on the last day of the applicable fiscal quarter~~Test Period then most recently ended.

“Secured Net Indebtedness” means, at any time, (a) the aggregate outstanding principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries which is secured by any of the Collateral minus (b) the amount of Unrestricted Cash at such time. Notwithstanding the foregoing, Secured Net Indebtedness shall not include any Defeased Indebtedness or Escrowed Indebtedness.

“Secured Obligations” means, collectively, the Obligations and all obligations of any Loan Party under any Secured Hedge Agreement (other than any Excluded Swap Obligations) and any Secured Cash Management Agreement.

“Secured Parties” means, collectively, the Lenders, the Hedge Banks, the Cash Management Banks and the Administrative Agent.

“Security Agreement” means the Second Amended and Restated Security Agreement, dated as of the Amendment No. 1 Effective Date and executed and delivered pursuant to Amendment No. 1.

“Significant Subsidiary” means each Restricted Subsidiary (including such Restricted Subsidiary’s interest in its direct and indirect Restricted Subsidiaries) of the Borrower that:

(a)     accounted for at least 5% of Consolidated Gross Revenue of the Borrower and its Restricted Subsidiaries or 5% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries, in each case for the most ~~recent~~recently ended Test Period immediately preceding the date as of which any such determination is made; or

(b)     has assets which represent at least 5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most ~~recent~~recently ended Test Period immediately preceding the date as of which any such determination is made; or

(c)     owns any real property or vessel used in the casino or hotel business (other than Eldorado, Inc., which owns Eldorado Casino and Jokers Wild Casino) having a fair market value of at least $50,000,000 individually or $100,000,000 in the aggregate; or

(d)     owns Pledged Property or any other Property that is required to be Pledged Property pursuant to Section 6.13;

all of which, with respect to subsections (a) and (b), shall be as reflected on the financial statements of the Borrower for the period, or as of the date, in question, adjusted for the pro forma effect of any Restricted Subsidiary acquired (or disposed of) by the Borrower during such period or concurrently with the date as of which such determination is made; provided that (i) for purposes of this Agreement, at no time shall (x) the total assets of all Restricted Subsidiaries that are not Significant Subsidiaries at the last day of the most ~~recent~~recently ended Test Period equal or exceed 10% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date, (y) the aggregate gross revenues for such Test Period of all Restricted Subsidiaries that are not Significant Subsidiaries equal or exceed 10% of the Consolidated Gross Revenue of the Borrower and the Restricted Subsidiaries for such period, or (z) the portion of Consolidated EBITDA attributed to all Restricted Subsidiaries that are not Significant Subsidiaries equals or exceeds 10% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, (ii) the Borrower shall not designate any Subsidiary as being not a Significant Subsidiary if such designation would not comply with the provisions set forth in subsection (i) above, and (iii) if the total assets, portion of Consolidated EBITDA or gross revenues of all Restricted Subsidiaries so designated by the Borrower as not being “Significant Subsidiaries” (and not redesignated as “Significant Subsidiaries”) shall at any time exceed the limits set forth in subsection (i) above, then all such Restricted Subsidiaries shall be deemed to be Significant Subsidiaries unless and until the Borrower shall redesignate one or more additional Restricted Subsidiaries as Significant Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets, portion of Consolidated EBITDA, and gross revenues of all Restricted Subsidiaries still designated as not being “Significant Subsidiaries” do not exceed such limits; and provided, further, that the Borrower may designate and re-designate a Restricted Subsidiary as a Significant Subsidiary at any time, subject to the terms set forth in this definition. Notwithstanding the foregoing, the term Significant Subsidiary shall exclude (i) any Subsidiary that would not be a Significant Subsidiary other than as a result of its ownership of Capital Stock of one or more Persons that are not Subsidiaries or that are Unrestricted Subsidiaries, and (ii) so long as any such Subsidiary does not own a hotel or casino property, any Subsidiary established by the Borrower or any Restricted Subsidiary in order to engage in internet and online gaming businesses. The Significant Subsidiaries as of the Amendment No. ~~1~~4 Effective Date are as set forth on Schedule 1.01.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Transaction” means (a) any incurrence or repayment of Indebtedness of the Borrower or a Restricted Subsidiary, (b) any Investment that results in a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary, (c) any Disposition, designation or redesignation of a Subsidiary that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary or an Unrestricted Subsidiary becoming a Restricted Subsidiary, (d) the establishment, acquisition or creation of any new Venture of the Borrower or any Restricted Subsidiary, (e) the execution, modification or termination of any Management Agreement or Gaming Lease, or (f) any acquisition or Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, in each case under this subsection (f), with a fair market value of at least $10,000,000 or constituting all or substantially all of the assets of a Person.

“Standby Letter of Credit” means each Letter of Credit that is not a Commercial Letter of Credit.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor Holdings” has the meaning specified in Section 7.15.

“Suncoast Hotel and Casino” means the hotel, casino and entertainment complex ~~owned~~held by Coast Hotels and Casinos, Inc. and located at ~~the intersection of Rampart and~~9090 Alta ~~in~~Drive, Las Vegas, Nevada.

“Supported QFC” has the meaning assigned thereto in Section 10.29.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Wells, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” means the promissory note made by the Borrower to the Swing Line Lender, substantially in the form of Exhibit C-5, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplemented.

“Swing Line Sublimit” means, at any time, an amount equal to $100,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facilities.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name in the column labeled “Term A Commitment” on Schedule A to Amendment No. 1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Amendment No. 1 Effective Date, the aggregate amount of the Term A Commitments is $225,000,000.~~

“Term A Facility” means ~~(a) on or prior to the Amendment No. 1 Effective Date, the aggregate amount of the Term A Commitments at such time, and (b) thereafter,~~ the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time, in each case as such amount may be increased pursuant to Section 2.15.

“Term A Lender” means ~~(a) on or prior to the Amendment No. 1 Effective Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Amendment No. 1 Effective Date,~~ any Lender that holds Term A Loans at such time.

“Term A Loan” means each term loan made to the Borrower pursuant to Section 2.01(b) and each Increased Term Loan made pursuant to the Term A Facility. The aggregate outstanding principal amount of the Term A Loans on the Amendment No. 4 Maturity Extension Amendment Effective Date after giving effect to Amendment No. 4 and the Amendment No. 4 Reallocation is $139,046,615.30(as such amount may be reduced by any prepayments made between the Amendment No. 4 Effective Date and the Amendment No. 4 Maturity Extension Amendment Effective Date).

“Term A Note” means a promissory note of the Borrower payable to the order of any Term A Lender, substantially in the form of Exhibit C-~~2~~3, evidencing the indebtedness of the Borrower to such Term A Lender resulting from the Term A Loans made by such Lender.

“Term Facility” means the Term A Facility, the Refinancing Term B Facility, any Incremental Term Facility, any Other Term Facility or any Extended Term Facility, as the case may be.

“Term Loan” means a Term A Loan, a Refinancing Term B Loan, an Increased Term Loan, an Incremental Term Loan, an Extended Term Loan or an Other Term Loan, as the case may be.

“Term Loan Commitment” means ~~a Term A Commitment, a Refinancing Term B Commitment, an~~, an Increased Term Loan Commitment, an Incremental Term Loan Commitment, an Other Term Commitment or an Extended Term Commitment, as the case may be.

“Term Loan Extension Request” has the meaning specified in Section 2.20(a).

“Test Period” means, for any date of determination, the period of the four most recently ended consecutive fiscal quarters of the Borrower and its Restricted Subsidiaries for which financial statements ~~are available~~have been or were required to be delivered pursuant to Section 6.01(a) or (b).

“Threshold Amount” means, as of any date, an amount equal to the greater of (x) 3% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the ~~last fiscal quarter of the Borrower for which financial statements are available~~most recently ended Test Period and (y) $120,000,000.

“Title Company” means Fidelity National Title Insurance Company or such other title insurance company as may be reasonably acceptable to the Administrative Agent.

“Title Policies” has the meaning specified in Section 4.01(a)(v)(B).

“TLB Springing Maturity Date” means the date that is 91 days prior to the Maturity Date with respect to the Refinancing Term B Facility.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness as of such date to (b) ~~twelve-month trailing Consolidated EBITDA for the period ending on the last day of the applicable fiscal quarter~~Test Period then most recently ended.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and all L/C Obligations.

“Transfer Agreement” means any trust or similar arrangement required by any Gaming Board from time to time with respect to the Capital Stock of any Restricted Subsidiary (or any Person that was a Restricted Subsidiary) or any Gaming Facility.

“Transformational Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Treasure Chest Casino” means Treasure Chest Casino, which facility is ~~owned~~held by Treasure Chest Casino, L.L.C. and is located at 5050 Williams Boulevard, Kenner, Louisiana.

“Triggering Event” means the transfer of shares of Capital Stock of any Restricted Subsidiary or any Gaming Facility into trusts or other similar arrangements required by any Gaming Board from time to time.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan or a LIBOR Daily Floating Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended ~~form~~from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means, as of any date of determination, the lesser of (a) all cash and Cash Equivalents included in the balance sheets of any Loan Party as of such date that, in each case, are free and clear of all Liens, other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties and Liens securing any other Indebtedness that is permitted to be secured on a pari passu or junior lien basis with the Obligations, but excluding all cash and Cash Equivalents held in casino cages, and (b) $300,000,000.

“Unrestricted Subsidiary” means each Subsidiary of the Borrower that is so designated in a written notice from the Borrower to the Administrative Agent and any Subsidiary of an Unrestricted Subsidiary so long as after giving effect to any such designation (i) no Event of Default would exist and (ii) the Borrower would be in compliance with Section 7.10 on a Pro Forma Basis as of the last day of the ~~fiscal quarter~~Test Period most recently ended (regardless of whether any Covenant Facility is then outstanding).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned thereto in Section 10.29.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(d)(ii)(B)(III).

“Valley Forge Casino” means Valley Forge Casino Resort, which facility is owned by Valley Forge Convention Center Partners, LLC and is located at 1160 1st Avenue, King of Prussia, Pennsylvania.

“Venture” means any casino, hotel, casino/hotel, resort, resort/hotel, retail, residential, riverboat, riverboat/dockside casino, horse racing track, entertainment center or similar facility (or any site or proposed site for any of the foregoing), and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary to or in preparation for, any such business, including off-track betting facilities and golf courses.

“Voting Stock” means securities of any class or classes of any a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

“Weighted Average Life to Maturity” means, on any date and with respect to any Indebtedness (or any applicable portion thereof), an amount equal to (a) the scheduled repayments of such Indebtedness to be made after such date, multiplied by the number of days from such date to the date of such scheduled repayments divided by (b) the aggregate outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness being refinanced or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness vis-à-vis the amortization schedule prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wells” means Wells Fargo Bank, National Association.

“Wilton Investment” means any Investment consisting of (a) the acquisition of property for the benefit of, (ii) the transfer of property to, and/or (iii) loans and advances in, or to, in each case, Wilton Rancheria, a federally recognized Indian tribe, and/or in or to the Wilton Rancheria Gaming Authority, a governmental instrumentality of Wilton Rancheria.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)     The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)     The words “herein~~”~~,” “hereto~~”~~,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)     Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)     The term “including” is by way of example and not limitation.

(iv)     The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)     Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03     Accounting Terms.

(a)     All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)     If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)     Notwithstanding the foregoing provisions of this Section 1.03 (i) to the extent that any person or entity listed on Schedule 1.03 which the Borrower does not currently consolidate in accordance with GAAP is required to be consolidated with the Borrower for any reason other than its direct or indirect majority equity ownership, such person or entity shall be deconsolidated for purposes of calculating compliance with the financial covenants in Section 7.10, and (ii) if any contract listed on Schedule 1.03 is, in accordance with GAAP, deemed to be a lease, the resulting accounting impact, if any, of such contract being deemed to be a lease shall be excluded for purposes of calculating compliance with the financial covenants in Section 7.10.

(d)     The term “capital lease” shall be deemed changed to “financing lease” following adoption by the Borrower of ASU 2016-02.

(e)     Notwithstanding anything herein to the contrary, for all purposes of this Agreement and the other Loan Documents, (i) each Gaming Lease shall not constitute Liens, Indebtedness, Attributable Indebtedness, a “capital lease” or a “financing lease” (or terms of similar effect) regardless of how such Gaming Lease may be treated under GAAP, (ii) any interest portion of payments in connection with such Gaming Lease shall not constitute “consolidated interest expense” (or terms of similar effect) and (iii) Consolidated EBITDA and “consolidated earnings” (and terms of similar effect) shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under each Gaming Lease in the applicable period and no deductions in calculating “consolidated earnings” (and terms of similar effect) shall occur as a result of imputed interest, amounts under any Gaming Lease not paid in cash during the relevant period or other non-cash amounts incurred in respect of any Gaming Lease; provided that any “true-up” of rent paid in cash pursuant to any Gaming Lease shall be accounted for in the fiscal quarter to which such payment relates as if such payment were originally made in such fiscal quarter.

1.04     Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05     References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06     Times of Day; Rates.

(a)     Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

(b)     The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.07     Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.08     Certain Calculations and Tests.

(a)     Notwithstanding anything to the contrary herein, the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.08; provided that notwithstanding anything to the contrary in subsections (b) or (c) of this Section 1.08 when calculating the Total Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio, as applicable, for purposes of determining actual compliance (and not pro forma compliance or compliance on a Pro Forma Basis) with any financial covenant pursuant to Section 7.10, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b)     For purposes of calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If, since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(c)     In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, prepayment, retirement, exchange, extinguishment or satisfaction and discharge) any Indebtedness included in the calculations of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility), (i) during the applicable Test Period and/or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on (A) the last day of the applicable Test Period in the case of the Total Leverage Ratio, the First Lien Leverage Ratio and the Secured Leverage Ratio and (B) the first day of the applicable Test Period in the case of the Interest Coverage Ratio. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness); provided that, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a capital lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such capital lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.

(d)     Notwithstanding anything to the contrary herein, unless the Borrower otherwise notifies the Administrative Agent, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including any First Lien Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including any First Lien Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence; provided that this subsection (d) shall apply solely with respect to the incurrence of Increased Revolving Commitments, Increased Term Loan Commitments and Incremental Term Facilities and Indebtedness incurred pursuant to Section 7.03(f), (g), (i) or (k) and shall not apply to any amounts incurred or transactions entered into (or consummated) in reliance on any provision of Article VII (other than Section 7.03(f), (g), (i) and (k)).

1.09     Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when determining compliance with any applicable conditions to the consummation of any Limited Condition Transaction and any related transactions (including, without limitation, any Default or Event of Default condition and compliance with any Total Leverage Ratio, Secured Leverage Ratio, First Lien Leverage Ratio or Interest Coverage Ratio), the date of determination of such applicable conditions shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such applicable conditions are calculated as if such Limited Condition Transaction and other related transactions had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date for which financial statements are available to the Administrative Agent, the Borrower or Restricted Subsidiary could have taken such action on the relevant LCT Test Date in compliance with the applicable conditions thereto, such applicable conditions shall be deemed to have been complied with, unless an Event of Default pursuant to Section 8.01(a), (f) or (j) shall be continuing on the date such Limited Condition Transaction is actually consummated. For the avoidance of doubt, if an LCT Election is made, the applicable conditions thereto shall not be tested at the time of consummation of such Limited Condition Transaction.

If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated ~~both~~ (x) in the case of any Restricted Payment or Junior Prepayment, both (i) on a Pro Forma Basis assuming such Limited Condition Transaction and other related transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (~~y~~ii) on a Pro Forma Basis assuming such Limited Condition Transaction and other related transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated, and the applicable action shall only be permitted if there is sufficient availability under the applicable ratio or basket under both of the calculations pursuant to subsection (~~x~~i) and (ii) and (y). in the case of any other Specified Transaction, on a Pro Forma Basis assuming such Limited Condition Transaction and other related transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Article II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Committed Loans.

(a)     Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower from time to time, on any Business Day during the Availability Period for the applicable Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment under the applicable Revolving Credit Facility;

provided, however, that after giving effect to any Borrowing of Revolving Loans, (~~i~~x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (~~ii~~y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment. For the avoidance of doubt, the Borrower may elect the Revolving Credit Facility under which any Borrowing of Revolving Loans shall be made (for the avoidance of doubt, the Borrower shall be permitted to borrow Revolving Loans on a non pro rata basis between the any Revolving Credit Facility and any other Revolving Credit Facility). Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Loans may be Base Rate Loans, Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans, as further provided herein.

(b)     Term A Loans. Subject to the terms and conditions set forth herein, each Term A Lender ~~severally agrees to make~~on the Amendment No. 1 Effective Date made a Term A Loan to the Borrower on the Amendment No. 1 Effective Date ~~in an aggregate amount not to exceed the amount of such Term A Lender’s Term A Commitment. The Borrowing under the Term A Facility shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Term A Commitments~~. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans, Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans, as further provided herein.

2.02     Borrowings, Conversions and Continuations of Committed Loans.

(a)     Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, of any Borrowing of or conversion into LIBOR Daily Floating Rate Loans, or of any conversion of Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one week or one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans and Borrowing of or conversion to LIBOR Daily Floating Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or such other amount as corresponds to any Term Loan amortization payment. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or such other amount as corresponds to any Term Loan amortization payment. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to another, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) the Facility pursuant to which the Borrowing is being requested, and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion from Eurodollar Rate Loans to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)     Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender that holds a Commitment (or, in the case of any Term Facility after the making of the applicable Term Loans, each Lender that holds any Term Loans) under the applicable Facility of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender that holds a Commitment under the applicable Facility shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is a part of the initial Credit Extensions on the Amendment No. 1 Effective Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)     Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Term Loans under any Term Facility may be requested as, converted to or continued as Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans without the consent of the Required Term Lenders under the applicable Term Facility and no Revolving Loans may be requested as, converted to or continued as Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans without the consent of the Required Revolving Lenders.

(d)     The Administrative Agent shall promptly notify the Borrower and the Lenders funding such Loans of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders holding such Loans of any change in the Base Rate promptly following such change.

(e)     After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than twenty-five Interest Periods in effect with respect to Committed Loans.

(f)     Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

2.03     Letters of Credit.

(a)     The Letter of Credit Commitment.

(i)     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Amendment No. 1 Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Amendment No. 1 Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii)     The L/C Issuer shall not issue any Letter of Credit, if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all of the Revolving Lenders have approved such expiry date.

(iii)     The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Amendment No. 1 Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 1 Effective Date and which the L/C Issuer in good faith deems material to it;

(B)     the issuance of such Letter of Credit would violate any Laws or one or more policies of the L/C Issuer;

(C)     except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial face amount less than $25,000;

(D)     such Letter of Credit is to be denominated in a currency other than Dollars;

(E)     such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F)     any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)     The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)     The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)     The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Sections 9.03, 9.04 and 9.05 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in such Sections included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)     Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)     Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Pro Rata Share of all Revolving Credit Facilities times the amount of such Letter of Credit.

(iii)     If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such ~~twelve¬month~~twelve-month period to be agreed upon at the time such Letter of Credit is issued.

Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of subsection (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)     Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)     Drawings and Reimbursements; Funding of Participations.

(i)     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans under the Revolving Commitment to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)     Each Revolving Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)     With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)     Until each Revolving Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v)     Each Revolving Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)     If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this subsection (vi) shall be conclusive absent manifest error.

(d)     Repayment of Participations.

(i)     At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)     If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e)     Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)     the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)     any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)     any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)     waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(vi)     honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vii)     any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; or

(viii)     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Restricted Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)     Role of L/C Issuer. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in subsections (i) through (v) of Section 2.03(e); provided, however, that anything in such subsections to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.

In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)     Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or expressly permitted under any law, order, or practice that is required or expressly permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)     Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) equal to (i) the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit for each Standby Letter of Credit and (ii) 50% of the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit for each Commercial Letter of Credit. Letter of Credit Fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)     Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Standby Letter of Credit in such amounts and at such times as agreed from time to time by the Borrower and the L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account fees with respect to Commercial Letters of Credit in such amounts and at such times as agreed from time to time by the Borrower and the L/C Issuer.

(j)     Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)     Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, any Person other than the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby represents and warrants that the issuance of any Letters of Credit at the Borrower’s request for the account of any other Person will inure to the benefit of the Borrower.

2.04     Swing Line Loans.

(a)     The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)     Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.

Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)     Refinancing of Swing Line Loans.

(i)     Either of the Swing Line Lender or the Administrative Agent at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender and the Administrative Agent to so request on its behalf), that each Revolving Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender or the Administrative Agent, as applicable, shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)     If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)     If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this subsection (iii) shall be conclusive absent manifest error.

(iv)     Each Revolving Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)     Repayment of Participations.

(i)     At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender through the Administrative Agent its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)     If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)     Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)     Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05     Prepayments.

(a)     The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty (other than any premium or penalty described in Section 2.05(k) or that may be agreed between the Borrower and any ~~Term~~ Lenders pursuant to the applicable Incremental Joinder, Refinancing Amendment or Extension Amendment); provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, such other amount equal to the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, whether the Loans to be prepaid are Term Loans or Revolving Loans and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan or LIBOR Daily Floating Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders under the applicable Facility in accordance with their respective Pro Rata Shares. Once prepaid, Term Loans may not be reborrowed.

(b)     The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 4:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)     If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(d)     Within five Business Days after any Debt Issuance by the Borrower or any Restricted Subsidiary, the Borrower shall repay Loans in an aggregate principal amount equal to 100% of the Net Cash Proceeds from such incurrence or issuance.

(e)     Within five Business Days after the receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds of any Disposition (other than Dispositions expressly permitted under Section 7.05(a)-(~~l~~n)) or from any Extraordinary Loss from and after the Amendment No. 1 Effective Date the Borrower shall repay Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds; provided, that if the Borrower shall certify at the time of such receipt that it intends to Reinvest such Net Cash Proceeds, the Borrower may use such Net Cash Proceeds for such purposes; provided, further, that to the extent the Borrower shall not have Reinvested 100% of such Net Cash Proceeds by not later than 360 days after the receipt thereof, the Borrower shall use any such remaining Net Cash Proceeds to repay Loans on such date; and provided, further, that the Borrower shall not be required to repay Loans pursuant to this subsection (e) unless and until the aggregate amount of Net Cash Proceeds the Borrower is required to use to prepay Loans pursuant to this subsection (e) is equal to or greater than $50,000,000 (and at such time, the Borrower shall prepay the Loans using all such Net Cash Proceeds).

(f)     Beginning with the fiscal year ending December 31, 2016, within five Business Days after the delivery of each Compliance Certificate pursuant to Section 6.02(b) that relates to financial statements delivered pursuant to Section 6.01(a), the Borrower shall prepay an aggregate principal amount of Term Loans equal to (i) the ECF Percentage of Excess Cash Flow for the fiscal year covered by such financial statements (or in the case of the fiscal year ~~ending~~ended December 31, 2016, the aggregate amount of Excess Cash Flow attributable to the period from and including the first day of the first full fiscal quarter after the Amendment No. 1 Effective Date through December 31, 2016), minus, at the election of the Borrower, (ii) the aggregate amount of voluntary prepayments of Term Loans and Revolving Loans (to the extent accompanied by a corresponding reduction in Revolving Commitments) made during such fiscal year (without duplication of any voluntary prepayments of Term Loans or Revolving Loans deducted from the Excess Cash Flow payment for the prior fiscal year) and since January 1 of the current fiscal year pursuant to Section 2.05(a), minus, at the election of the Borrower, (iii) the aggregate amount paid by the Borrower in connection with purchases of Term Loans pursuant to Auctions in accordance with Section 2.18 and pursuant to Permitted Open Market Purchases during such fiscal year (without duplication of any amounts paid by the Borrower in connection with purchases of Term Loans pursuant to Auctions and Permitted Open Market Purchases and deducted from the Excess Cash Flow payment for the prior fiscal year) and since January 1 of the current fiscal year, ~~with such prepayments to be applied ratably to the Term Loans,~~ minus, at the election of the Borrower, (iv) the aggregate amount of voluntary prepayments of Other First Lien Indebtedness made during such fiscal year (without duplication of any voluntary prepayments of Other First Lien Indebtedness deducted from the Excess Cash Flow payment for the prior fiscal year) and since January 1 of the current fiscal year, with such prepayments to be applied ratably to the Term Loans.

(g)     All prepayment of Loans made pursuant to subsections (d) or (e) of this Section 2.05 shall be applied first, ratably to the Term Loans and second, once the Term Loans have been repaid in full, ratably to repay the Revolving Loans and reduce the Revolving Commitments.

(h)     All prepayments of Term Loans made pursuant to Sections 2.05(d), (e) or (f) shall be applied ratably to the Term Loans under each Term Facility and, within each Term Facility, ratably to the remaining scheduled principal payments in respect of such Term Facility. All prepayments of Term Loans made pursuant to Section 2.05(a) shall be applied to the applicable Term Facility as the Borrower may direct and, ratably within such Term Facility, to the remaining scheduled principal payments of the applicable Term Loans as the Borrower may direct.

(i)     Notwithstanding the foregoing provisions of this Section 2.05, any Net Cash Proceeds from any such Extraordinary Loss, Debt Issuance or Disposition and any such Excess Cash Flow otherwise required to be applied to prepay the Loans may, at the Borrower’s option, be applied to prepay the principal amount of Other First Lien Indebtedness only to (and not in excess of) the extent to which a mandatory prepayment in respect of such Extraordinary Loss, Debt Issuance or Disposition or Excess Cash Flow is required under the terms of such Other First Lien Indebtedness (with any remaining Net Cash Proceeds or Excess Cash Flow, as applicable, applied to prepay outstanding Loans in accordance with the terms hereof), unless such application would result in the holders of Other First Lien Indebtedness receiving in excess of their pro rata share (determined on the basis of the aggregate outstanding principal amount of Term Loans and Other First Lien Indebtedness at such time) of such Net Cash Proceeds or Excess Cash Flow, as applicable, relative to Lenders, in which case such Net Cash Proceeds or Excess Cash Flow, as applicable, may only be applied to prepay the principal amount of Other First Lien Indebtedness on a pro rata basis with outstanding Term Loans. To the extent the holders of Other First Lien Indebtedness decline to have such indebtedness repurchased, repaid or prepaid with any such Net Cash Proceeds or Excess Cash Flow, as applicable, the declined amount of such Net Cash Proceeds or Excess Cash Flow, as applicable, shall promptly (and, in any event, within ten (10) Business Days after the date of such rejection) be applied to prepay Loans in accordance with the terms hereof (to the extent such Net Cash Proceeds or Excess Cash Flow, as applicable, would otherwise have been required to be applied if such Other First Lien Indebtedness was not then outstanding). Any such application to Other First Lien Indebtedness shall reduce any prepayments otherwise required hereunder by an equivalent amount.

(j)     The Borrower shall deliver to the Administrative Agent (who will notify each Lender) notice of each prepayment required under Section 2.05(d), (e) or (f) not less than three Business Days prior to the date such prepayment shall be made (each such date, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the principal amount of each Loan (or portion thereof) to be prepaid and (iii) the Type of each Loan being prepaid. The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under Sections 2.05(d), (e) or (f), a certificate signed by a Responsible Officer setting forth in reasonable detail the calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of the Borrower’s repayment notice and of such Lender’s pro rata share of any repayment. Each such Lender may reject all or a portion of its pro rata share of any mandatory repayment of Term Loans required to be made pursuant to Section 2.05(d), (e) or (f) (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from Administrative Agent regarding such repayment. Each Rejection Notice shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any Declined Proceeds remaining thereafter shall be applied to repay the Loans of Lenders that did not deliver a Rejection Notice in respect of such mandatory prepayment in the order set forth in Section 2.05(f) or (g), as applicable.

(k)     In the event of a full or partial prepayment of Refinancing Term B Loans (other than as required by Sections 2.05(e) and 2.05(f) and other than in connection with a Change of Control or Transformational Acquisition) effected prior to the six-month anniversary of the Amendment No. 2 Effective Date through the issuance of any Indebtedness (which, for the avoidance of doubt, shall exclude any drawing under any Revolving Credit Facility) having a lower All-In Yield than the All-In Yield then in effect in respect of the Refinancing Term B Loans being repaid, such prepayment shall include a premium in an amount equal to 1.00% of the principal amount so prepaid. In the event that any amendment to Amendment No. 2, this Agreement or any other Loan Document that has the effect of decreasing the interest rate payable in respect of the Refinancing Term B Loans (other than any such amendment in connection with a Change of Control or Transformational Acquisition) is effected prior to the six-month anniversary of the Amendment No. 2 Effective Date, the Borrower shall pay an amendment fee (x) to any Lender approving such amendment (other than any replacement Lender replacing a Lender pursuant to Section 10.16 in connection with such amendment) in an amount equal to 1.00% of the principal amount of Refinancing Term B Loans, as applicable, for which such interest rate is decreased and (y) to any Lender replaced pursuant to Section 10.16 in connection with such amendment in an amount equal to 1.00% of the principal amount of such Lender’s Refinancing Term B Loans, as applicable, being assigned pursuant to such replacement.

2.06     Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. Notwithstanding anything to the contrary in this Agreement, the Borrower may terminate Revolving Commitments of any Revolving Credit Facility on a non-pro rata basis with, and without terminating Revolving Commitments under, any other Revolving Credit Facility and may repay Revolving Loans under any Revolving Credit Facility on a non-pro rata basis with, and without repaying the Revolving Loans under, any other Revolving Credit Facility.

2.07     Repayment of Loans.

(a)     The Borrower shall make repayments of the Term A Loans on or before the last Business Day of ~~each fiscal quarter of the Borrower commencing with the first full fiscal quarter of the Borrower after the Amendment No. 1 Effective Date~~the following fiscal quarters in an amount equal to ~~(x) 1.25% of the aggregate principal amount of the Term A Loans made on the Amendment No. 1 Effective Date plus (y) 1.25% of the aggregate principal amount of any increased Term A Loans made pursuant to Section 2.15. The Borrower shall repay the outstanding principal amount of all Term A Loans on the Maturity Date for the Term A Facility.~~the amount set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Repayment Amount
September 30, 2020	$1,738,082.69
December 31, 2020	$1,738,082.69
March 31, 2021	$1,738,082.69
June 30, 2021	$3,476,165.38
September 30, 2021	$3,476,165.38
December 31, 2021	$6,952,330.77
March 31, 2022	$6,952,330.77
June 30, 2022	$6,952,330.77
September 30, 2022	$6,952,330.77
December 31, 2022	$6,952,330.77
March 31, 2023	$6,952,330.77
June 30, 2023	$6,952,330.77
Maturity Date	All outstanding principal amounts of the Term A Loans

(b)     The Borrower shall make repayments of the Refinancing Term B Loans on or before the last Business Day of each fiscal quarter of the Borrower commencing with the first full fiscal quarter of the Borrower after the Amendment No. 2 Effective Date in an amount equal to (x) 0.25% of the aggregate principal amount of the Refinancing Term B Loans made on the Amendment No. 2 Effective Date plus (y) 0.25% of the aggregate principal amount of any increased Refinancing Term B Loans made pursuant to Section 2.15. The Borrower shall repay the outstanding principal amount of all Refinancing Term B Loans on the Maturity Date for the Refinancing Term B Facility.

(c)     [reserved].

(d)     The Borrower shall repay in full to each Revolving Lender on the Maturity Date for any Revolving Credit Facility the aggregate principal amount of Revolving Loans outstanding under such Facility on such date.

(e)     The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the request of the Swing Line Lender or the Administrative Agent pursuant to Section 2.04(c), and (ii) the latest Maturity Date for any then-effective Revolving Credit Facility.

(f)     The Borrower shall repay any Incremental Term Loans on the dates and in the amounts set forth in the Incremental Joinder for the applicable Incremental Term Facility.

(g)     The Borrower shall repay any Other Term Loans on the dates and in the amounts set forth in the Refinancing Amendment for the applicable Other Term Facility.

(h)     The Borrower shall repay any Extended Term Loans on the dates and in the amounts set forth in the Extension Amendment for the applicable Extended Term Facility.

2.08     Interest.

(a)     Subject to the provisions of subsection (b) below, (i) each Revolving Loan ~~under the Initial Revolving Credit Facility~~, Term A Loan and Refinancing Term B Loan that is a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Revolving Loan ~~under the Initial Revolving Credit Facility~~, Term A Loan and Refinancing Term B Loan that is a Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Revolving Loan ~~under the Initial Revolving Credit Facility~~, Term A Loan and Refinancing Term B Loan that is a LIBOR Daily Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Eurodollar Rate for LIBOR Daily Floating Rate Loans plus the Applicable Rate; (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Overnight Eurodollar Rate (as defined in the Swing Line Note) or any other rate as the Borrower and the Swing Line Lender may agree; (v) each Incremental Term Loan shall bear interest on the outstanding principal amount thereof at the rate per annum set forth in the Incremental Joinder for the applicable Incremental Term Facility; (vi) each Other Term Loan and Other Revolving Loan shall bear interest on the outstanding principal amount thereof at the rate per annum set forth in the Refinancing Amendment for the applicable Facility; and (vii) each Extended Term Loan and Extended Revolving Loan shall bear interest on the outstanding principal amount thereof at the rate per annum set forth in the Extension Amendment for the applicable Facility.

(b)           If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)     If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)     Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09     Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)     Unused Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share of each Revolving Credit Facility, an unused fee equal to the Applicable Rate for such Revolving Credit Facility times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Commitments for purposes of determining the unused fee. The unused fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Amendment No. 1 Effective Date, and on the Maturity Date for any Revolving Credit Facility. The unused fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)     Other Fees. The Borrower shall pay to the Lenders, the Arrangers and the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

2.10     Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)     All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)     If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Leverage Ratio or the Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio or the Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Facilities and the repayment of all other Obligations hereunder.

2.11     Evidence of Debt.

(a)     The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans under the applicable Facility in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)     In addition to the accounts and records referred to in subsection (a), each Revolving Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12     Payments Generally.

(a)     All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)     If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)     Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans or LIBOR Daily Floating Rate Loan (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)     if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii)     if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)     If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)     The obligations of the Lenders hereunder to make Committed Loans and the obligations of the Revolving Lenders to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

(f)     Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)     Notwithstanding anything to the contrary in this Agreement, the Borrower may terminate Revolving Commitments under any Revolving Credit Facility on a non-pro rata basis with, and without terminating Revolving Commitments or repaying Revolving Loans under, any other Revolving Credit Facility and may repay Revolving Loans on a non-pro rata basis with, and without repaying the Revolving Loans under, any other Revolving Credit Facility.

2.13     Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders entitled to such payment such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each other Lender entitled to such payment; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14     [Reserved].

2.15     Incremental Facilities.

(a)     Request for Increase. ~~Provided~~Subject to Sections 1.08 and 1.09, provided there exists no Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request (i) an increase in the Revolving Commitments under any Revolving Credit Facility (an “Increased Revolving Commitment”), (ii) commitments from Lenders to make additional Term Loans under any then-existing Term Facility (each, an “Increased Term Loan Commitment”) or (iii) one or more new term loan facilities (each, an “Incremental Term Facility”); provided that (x) any such Increased Revolving Commitments, Increased Term Loan Commitments and Incremental Term Facility shall be in a minimum amount of $25,000,000 and (y) the aggregate principal amount of ~~all~~such requested Increased Revolving Commitment, Increased Term Loan ~~Commitments, Increased Revolving Commitments and Increased Term Loan Commitments incurred pursuant to this Section 2.15 and all Incremental Equivalent Debt incurred pursuant to Section 7.03(f) in each case after the Amendment No. 1 Effective Date~~Commitment or Incremental Term Facility shall not exceed the Incremental Loan Amount at such time.

(b)     Notification by the Administrative Agent; Additional Lenders. Any Increased Revolving Commitments, Increased Term Loan Commitments and Incremental Term Facility may, at the option of the Borrower, be provided by existing Lenders or, subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld) but only to the extent the Administrative Agent’s consent would be needed for an assignment to such Lender under Section 10.07, the Borrower may also invite additional Eligible Assignees to become Lenders (each, an “Additional Lender”). For the avoidance of doubt, no existing Lender shall have any obligation to provide any portion of any Increased Revolving Commitments, Increased Term Loan Commitments or Incremental Term Facility.

(c)     Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of any Increased Revolving Commitments, Increased Term Loan Commitments or Incremental Term Facility. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(d)     Conditions to Effectiveness of Increases. As conditions precedent to any such increase, (i) before and after giving effect to such increase, subject to ~~Section~~Sections 1.08 and 1.09, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, except that any such representation or warranty qualified by materiality or as to Material Adverse Effect shall be true and correct in all respects and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01; provided that, if the proceeds of any such increase are being used to finance a Limited Condition Transaction,

(1) the accuracy of such representations and warranties shall refer to the accuracy of the representations and warranties that would constitute “Specified Representations” (the definition of which shall be agreed by the Borrower and the lenders providing such Indebtedness) and the representations and warranties in the relevant acquisition agreement the breach of which would permit the buyer to terminate its obligations thereunder or decline to consummate such Limited Condition Transaction and (2) the reference to “Material Adverse Effect” in the Specified Representations shall be understood for this purpose to refer to “Material Adverse Effect” or a similar definition as defined in the main transaction agreement governing such Limited Condition Transaction, and (B) no Event of Default exists (subject, in the case of such increase that are being used to finance a Limited Condition Transaction, to Section 1.09), (ii) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (y) in the case of the Borrower, certifying that, the conditions described in subsection (i) above have been satisfied, (iii) if the proposed Increased Revolving Commitments, Increased Term Loan Commitments or Incremental Term Facility, as applicable, would be incurred in reliance on subsection (b) of the definition of “Incremental Loan Amount~~,~~”, subject to Sections 1.08 and 1.09, the First Lien Leverage Ratio would not exceed 4.25 to 1.00 on a Pro Forma Basis (without netting any cash proceeds from the incurrence of such Increased Revolving Commitment, Increased Term Loan Commitment or Incremental Term Facility and calculated as though any such Increased Revolving Commitments were fully drawn), (iv) the Administrative Agent shall have received a joinder agreement (each, an “Incremental Joinder”) duly executed by the Borrower, each Lender providing any portion of such Increased Revolving Commitments, Increased Term Loan Commitments or Incremental Term Facility and the Administrative Agent setting forth the commitments and other provisions relevant to such Increased Revolving Commitments, Increased Term Loan Commitments or Incremental Term Facility (which in the case of any Incremental Term Facility shall in any event include interest rates, the Maturity Date and any amortization) which shall in each case be customary for facilities of such type and, in the case of any Additional Lender (provided that any such Increased Revolving Commitments shall be additional Revolving Commitments hereunder having terms and conditions (other than any upfront or similar fees payable on the Increase Effective Date) identical to the existing Revolving Commitments), such Additional Lender shall agree to become a party to this Agreement, and provide legal opinions reasonably requested by the Administrative Agent relating to the matters described above covering matters similar to those covered in the opinions delivered on the Amendment No. 1 Effective Date, (v) in the case of an Incremental Term Facility (other than Customary Bridge Loans), the maturity date applicable to such Incremental Term Facility shall be on or after the Maturity Date of the Refinancing Term B Facility and the Weighted Average Life to Maturity of such Incremental Term Facility shall be no shorter than the Weighted Average Life to Maturity of the Refinancing Term B Facility; provided that, any Incremental Term Facility that is a “term loan A” may have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Refinancing Term B Facility (but not shorter than the Weighted Average Life to Maturity of the Term A Facility),

(vi) in the case of an Incremental Term Facility, in the event that the All-In Yield for such Incremental Term Facility is greater than the Applicable Rate for the Refinancing Term B Facility by more than 0.50%, the Applicable Rate for the Refinancing Term B Facility shall be increased to the extent necessary so that the All-In Yield for such Incremental Term Facility (and any other Incremental Term Facility) is not more than 0.50% higher than the All-In Yield for the Refinancing Term B Facility, (vii) in the case of an Incremental Term Facility that is a “term loan A~~,~~”, in the event that the All-In Yield for such Incremental Term Facility is greater than the Applicable Rate for the Term A Facility by more than 0.50%, the Applicable Rate for the Term A Facility shall be increased to the extent necessary so that the All-In Yield for such Incremental Term Facility (and any other Incremental Term Facility that is a “term loan A”) is not more than 0.50% higher than the All-In Yield for the Term A Facility, (viii) in the case of an Incremental Term Facility, any other terms and provisions applicable to such Incremental Term Facility shall be reasonably satisfactory to the Administrative Agent, (ix) the Administrative Agent shall have received modification endorsements to the Title Policies increasing the title insurance thereunder to an aggregate amount of not less than the sum of the Revolving Commitment plus the principal amount of all outstanding Term Loans in effect after the making of such Incremental Term Loans, (x) the Administrative Agent shall have received such amendments and modifications in respect of the Collateral (including date-downs of the Title Policies) as the Administrative Agent may reasonably request, (xi) the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Pledged Property, together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto and such other flood diligence items and evidence of compliance with flood insurance requirements set forth in this Agreement as the Administrative Agent may reasonably request and (xii) subject to Sections 1.08 and 1.09, after giving effect to such Increased Revolving Commitments, Increased Term Loan Commitments or Incremental Term Facility, the Borrower would be in compliance with Section 7.10 on a Pro Forma Basis (regardless of whether any Covenant Facility is then outstanding, without netting any cash proceeds from the incurrence of such Increased Revolving Commitment, Increased Term Loan Commitment or Incremental Term Facility and calculated as though any such Increased Revolving Commitments were fully drawn). If the Borrower shall increase the Revolving Commitments, the Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Revolving Commitments under this Section. The Borrower shall also pay any costs and expenses (including, without limitation, Attorney Costs) incurred in connection with the increase of any Commitment pursuant to this Section 2.15.

(e)     Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.15 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, (x) benefit equally and ratably from the Guaranty and the Collateral and (y) not have any borrower or guarantors other than the Borrower and the Guarantors or benefit from any collateral other than the Collateral.

(f)     Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.16     Cash Collateral.

(a)     Certain Credit Support Events. If there shall exist a Defaulting Lender, within one Business Day following any written request by the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)     Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Revolving Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(c)     Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Section 2.17 in respect of Letters of Credit shall be held and applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)     Release. Cash Collateral (or the appropriate portion thereof) provided to reduce the L/C Issuer’s Fronting Exposure shall be released pursuant to this Section 2.16 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))), or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, that, subject to Section 2.17 the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17     Defaulting Lenders.

(a)     Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)     Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Covenant Lenders”, “Required Revolving Lenders”, “Required Term Lenders” and Section 10.01.

(ii)     Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)     Certain Fees.

(A)     No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)     Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C)     With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to subsection (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to subsection (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)     Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Aggregate Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause any Non-Defaulting Lender’s aggregate Pro Rata Share of the Total Revolving Outstandings to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section  ~~10.26~~10.27, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)     Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in subsection (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b)     Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders under the applicable Facility or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans under any Facility to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares of such Facility (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18     Reverse Dutch Auction Repurchases.

(a)     Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Borrower may, at any time and from time to time after the Amendment No. 1 Effective Date, conduct reverse Dutch auctions in order to purchase Term Loans with respect to any Term Facility (each, an “Auction”), each such Auction to be managed exclusively by an investment bank of recognized standing selected by the Borrower following consultation with (but not subject to the approval of) the Administrative Agent in such capacity (the “Auction Manager”), so long as the following conditions are satisfied:

(i)     each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.18 and Schedule 2.18;

(ii)     no Default shall have occurred and be continuing on the date of the delivery of each auction notice and at the time of purchase of any Term Loans in connection with any Auction;

(iii)     the minimum principal amount (calculated on the face amount thereof) of all Term Loans that the Borrower offers to purchase in any such Auction shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent) and the offered purchase price shall be at a discount to par;

(iv)     the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold);

(v)     no more than one Auction may be ongoing at any one time;

(vi)     no more than four Auctions may be effected in any twelve month period (unless a higher number is agreed to by the Administrative Agent);

(vii)     each Auction shall be open and offered to all Lenders under the relevant Term Facility on a pro rata basis and shall be revocable and/or conditional at the Borrower’s option; and

(viii)     at the time of each purchase of Term Loans through an Auction, the Borrower shall have delivered to the Auction Manager and the Administrative Agent an officer’s certificate of a Responsible Officer certifying compliance with preceding subsection (ii).

(b)     With respect to all purchases of Term Loans made by the Borrower pursuant to this Section 2.18, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to, but not including (if paid prior to 12:00 p.m.) the settlement date of such purchase and (y) subject to Section 2.05(f) and the definition of “Incremental Loan Amount”, such purchases (and the payments made by the Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement (although the par principal amount of Term Loans under the respective Facility so purchased pursuant to this Section 2.18 shall be applied to reduce the remaining scheduled amortization payments with respect to such Term Facility of the applicable Lenders being repaid on a pro rata basis).

(c)     The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.18 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (it being understood and acknowledged that purchases of the Term Loans by the Borrower contemplated by this Section 2.18 shall not constitute Investments by the Borrower) or any other Loan Document that may otherwise prohibit or conflict with any Auction or any other transaction contemplated by this Section 2.18 or result in an Event of Default as a result of the Auction or purchase of Term Loans pursuant to this Section 2.18. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 10.04 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

2.19     Refinancing Amendments.

(a)     At any time after the Amendment No. 1 Effective Date, the Borrower may obtain Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Loans (or unused Revolving Commitments) then outstanding under this Agreement (which for purposes of this subsection (a) will be deemed to include any Revolving Loan ~~under the Initial Revolving Credit Facility~~, any Term A Loan, any Refinancing Term B Loan, any then outstanding Other Term Loans, Incremental Term Loans, Other Revolving Loans, Extended Term Loans and Extended Revolving Loans) or other Credit Agreement Refinancing Indebtedness, in the form of Other Term Loans, Other Term Commitments, Other Revolving Loans or Other Revolving Commitments (in each case, which may have the same terms as any other then existing Class of Term Loans or Revolving Commitments) pursuant to a Refinancing Amendment; provided that, notwithstanding anything to the contrary in this Section 2.19 or otherwise, (1) ~~the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to subsection (2) below)) of Loans with respect to Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments under any Facility on a non-pro rata basis that is more favorable to the Borrower and as determined by the Borrower in its sole discretion as compared to any other Facility with a later maturity date than such Facility, (3) assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans, (4)~~ in the case of any Other Term Facility, the applicable Refinancing Amendment shall specify whether such Facility is a Covenant Facility or a Non-Covenant Facility and

(~~5~~2) the covenants set forth in Section 7.10 may be modified in a manner acceptable to the Borrower, the Administrative Agent and the Lenders party to the applicable Refinancing Amendment, such modifications to become effective only after the latest Maturity Date for any Covenant Facility in effect immediately prior to giving effect to such Refinancing Amendment that remains in effect after giving effect to such Refinancing Amendment (it being understood that each Lender providing Other Term Loans, Other Term Commitments, Other Revolving Loans or Other Revolving Commitments, by executing ~~an Extension~~a Refinancing Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 2.13 or Section 10.09)~~. Each Lender holding Other Term Loans shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Section 2.05 applicable to such Term Loans) and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and the Collateral~~. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02, and to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) a certificate of each Loan Party dated as of the effective date of such Refinancing Amendment signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such refinancing, (y) in the case of the Borrower, certifying that, before and after giving effect to such refinancing, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.19, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists, (ii) in the case of any Refinancing Amendment in respect of Other Term Loans, Other Term Commitments, Other Revolving Loans or Other Revolving Commitments which would have a maturity date later than the Term Loans or Revolving Loans, as applicable, being refinanced, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Pledged Property, together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto and such other flood diligence items and evidence of compliance with flood insurance requirements set forth in this Agreement as the Administrative Agent may reasonably request and (iii) legal opinions reasonably requested by the Administrative Agent relating to the matters described above covering matters similar to those covered in the opinions delivered on the Amendment No. 1 Effective Date. Each issuance of Credit Agreement Refinancing Indebtedness under this Section 2.19(a) shall be in an aggregate principal amount that is (x) not less than $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof (or if less, the entire remaining aggregate principal amount of the applicable Refinanced Debt).

(b)     The Other Term Loans, Other Term Commitments, Other Revolving Loans and Other Revolving Commitments established pursuant to this Section 2.19 and the applicable Refinancing Amendment shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and the security interests created by the Collateral Documents.

The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Term Commitments and Other Revolving Commitments, as applicable). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19.

(c)     This Section 2.19 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.20     Extension of Loans and Commitments.

(a)     The Borrower may, at any time request that all or a portion of the Term Loans of any Facility (an “Existing Term Facility” and any related Term Loans thereunder, “Existing Term Loans”) be modified to constitute another Facility of Term Loans in order to extend the scheduled final maturity date thereof (any such Term Loans which have been so modified, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.20. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Facility) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical to those applicable to the Term Loans of the Existing Term Facility from which they are to be modified except (i) the scheduled final maturity date shall be extended to the date set forth in the applicable Extension Amendment, (ii) (A) the yield with respect to the Extended Term Loans may be higher or lower than the yield for the Term Loans of such Existing Term Facility and/or (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased yield contemplated by the preceding subsection (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) any ~~Extending~~tranche of Extended Term ~~Lender~~Loans may receive ~~optional or~~(A) mandatory prepayments of Term Loans in an amount equal to or less than its Pro Rata Share of such mandatory prepayments offered to all ~~Extending Term Lenders in the Term Loan Extension Request (but no Extending Term Lender may receive~~tranches of Term Loans (but not more than its Pro Rata Share ~~of such prepayments offered to all Extending Term Lenders in the Term Loan Extension Request), with the amount of any such prepayments as specified in the respective Extension Amendment~~) and (B) voluntary prepayments of Term Loans in an amount greater than, equal to or less than its Pro Rata Share of such voluntary prepayments made to all tranches of Term Loans, (iv) the amortization schedule set forth in Section 2.07 or the applicable Incremental Joinder or Refinancing Amendment applicable to such Existing Term Facility shall be adjusted to reflect the scheduled final maturity date of the Extended Term Loans and the amortization schedule (including the principal amounts payable pursuant thereto) in respect of such Extended Term Loans set forth in the applicable Extension Amendment; provided, that the Weighted Average Life to Maturity of such Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans of such Existing Term Facility and (v) the covenants set forth in Section 7.10 may be modified in a manner acceptable to the Borrower, the Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the latest Maturity Date for any Covenant Facility in effect immediately prior to giving effect to such Extension Amendment that remains in effect after giving effect to such Extension Amendment (it being understood that each Lender providing Extended Term Loans, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 2.13 or Section 10.09).

Each Lender holding Extended Term Loans shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Section 2.05 applicable to such Term Loans) and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and the Collateral. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Facility modified to constitute Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans established pursuant to the same Extension Amendment shall constitute a separate facility of Term Loans (each, an “Extended Term Facility”) from the Existing Term Facility from which they were modified.

(b)     The Borrower may at any time request that all or a portion of the Revolving Commitments of any Facility (an “Existing Revolving Facility” and any related Revolving Loans thereunder, “Existing Revolving Loans”) be modified to constitute another Facility of Revolving Commitments in order to extend the scheduled maturity date thereof (any such Revolving Commitments which have been so modified, “Extended Revolving Commitments” and any related Revolving Loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.20. In order to establish any Extended Revolving Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Revolving Facility) (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which terms shall be identical to those applicable to the Revolving Commitments of the Existing Revolving Facility from which they are to be modified except (i) the scheduled termination date of the Extended Revolving Commitments and the related scheduled maturity date of the related Extended Revolving Loans shall be extended to the date set forth in the applicable Extension Amendment, (ii) (A) the yield with respect to the Extended Revolving Loans may be higher or lower than the yield for the Revolving Loans of such Existing Revolving Facility and/or (B) additional fees may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any increased yield contemplated by the preceding subsection (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) the Applicable Rate with respect to the Extended Revolving Commitments may be higher or lower than the Applicable Rate for the Revolving Commitments of such Existing Revolving Facility and (iv) the covenants set forth in Section 7.10 may be modified in a manner acceptable to the Borrower, the Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the latest Maturity Date ~~of any Existing Revolving~~for any Covenant Facility in effect immediately prior to giving effect to such Extension Amendment that remains in effect after giving effect to such Extension Amendment (it being understood that each Lender providing Extended Revolving Commitments, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 2.13 or Section 10.09). Each Lender holding Extended Revolving Commitments shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Section 2.05 applicable to Existing Revolving Loans) and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranties and the Collateral.

No Lender shall have any obligation to agree to have any of its Revolving Commitments of any Existing Revolving Facility modified to constitute Extended Revolving Commitments pursuant to any Revolving Extension Request. Any Extended Revolving Commitments established pursuant to the same Extension Amendment shall constitute a separate facility of Revolving Commitments (each, an “Extended Revolving Facility”) from the Existing Revolving Facility from which they were modified. If, on the date of any Extension ~~Date~~Amendment, any Revolving Loans of any Extending Lender are outstanding under the applicable Existing Revolving Facility, such Revolving Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Loans (and related participations) in the same proportion as such Extending Lender’s Extended Revolving Commitments bear to its remaining Revolving Commitments of the Existing Revolving ~~Credit~~ Facility. In addition, if so provided in the relevant Extension Amendment and with the consent of the applicable L/C Issuer, upon the termination of Revolving Commitments under a Revolving Credit Facility with an earlier Maturity Date than an Extended Revolving Facility, participations in Letters of Credit under such Revolving Credit Facility shall be re-allocated from Lenders of such Revolving Credit Facility to Lenders holding Extended Revolving Commitments in accordance with the terms of such Extension Amendment; provided, that (i) such participation interests shall, upon receipt thereof by the relevant Lenders holding Extended Revolving Commitments, be deemed to be participation interests in respect of such Extended Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly and (ii) such re-allocation shall not cause the aggregate Outstanding Amount of the Committed Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans to exceed such Revolving Lender’s Revolving Commitment.

(c)     The Borrower shall provide the applicable Extension Request at least five Business Days prior to the date on which Lenders under the existing Facility are requested to respond. Any Lender wishing to have all or a portion of its Term Loans or Revolving Commitments of the existing Facility subject to such Extension Request modified to constitute Extended Loans and related Commitments (an “Extending Lender”) shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans or Revolving Commitments of the existing Facility which it has elected to modify to constitute Extended Loans and related Commitments. In the event that the aggregate amount of Term Loans or Revolving Commitments of the existing Facility subject to Extension Elections exceeds the amount of Extended Loans and related Commitments requested pursuant to the Extension Request, Term Loans or Revolving Commitments subject to such Extension Elections shall be modified to constitute Extended Loans and related Commitments on a pro rata basis based on the amount of Term Loans or Revolving Commitments included in such Extension Elections. The Borrower shall have the right to withdraw any Extension Request upon written notice to the Administrative Agent.

(d)     Extended Loans and related Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement reasonably satisfactory to the Administrative Agent.

Each Extension Amendment shall be executed by the Borrower, the Administrative Agent and the Extending Lenders (it being understood that such Extension Amendment shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans and related Commitments established thereby) extending their respective Loans and Commitments thereunder and, in the case of any Extended Term Facility, shall specify whether such Facility is a Covenant Facility or a Non-Covenant Facility. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. An Extension Amendment may, subject to Sections 2.20(a) and (b), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 (including, without limitation, such technical amendments as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the terms and provisions of any Extended Loans and related Commitments); provided that each Lender whose Loans or Commitments are affected by such Extension Amendment shall have approved such Extension Amendment.

(e)     The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02, and to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) a certificate of each Loan Party dated as of the effective date of such Refinancing Amendment signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension, (y) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.20, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists, (ii) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Pledged Property, together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto and such other flood diligence items and evidence of compliance with flood insurance requirements set forth in this Agreement as the Administrative Agent may reasonably request and (iii) legal opinions reasonably requested by the Administrative Agent relating to the matters described above covering matters similar to those covered in the opinions delivered on the Amendment No. 1 Effective Date.

(f)     This Section 2.20 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Article III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes.

(a)     Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)     Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)     If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)     If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)     Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(i)     The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)     Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this subsection (ii).

(c)     Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)     Status of Lenders; Tax Documentation.

(i)     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)     any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8~~BENE~~BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8~~BENE~~BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)     executed copies of IRS Form W-8ECI;

(III)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8~~BENE~~BEN-E (or W-8BEN, as applicable); or

(IV)     to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8~~BENE~~BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)     Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e)     FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 1 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f)     Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

3.02     Illegality. If any Lender determines that as a result of any Change in Law any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain, issue or fund Credit Extensions, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to such Credit Extensions or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans or LIBOR Daily Floating Rate Loans to Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, in the case of Eurodollar Rate Loans if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or in the case of LIBOR Daily Floating Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03     Inability to Determine Rates.

(a)     If (~~a~~i) the Required Revolving Lenders or (~~b~~ii) the Required Term Lenders with respect to any Term Facility determine (~~i~~A) (~~A~~x) that dollar deposits are not being offered to banks in the London interbank market for the applicable requested amount and Interest Period with respect to a proposed Eurodollar Rate Loan, or for a period of one month in the case of LIBOR Daily Floating Rate Loans, or (~~B)~~y) that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or for a period of one month for a LIBOR Daily Floating Rate Loan, (in each case with respect to this subsection (~~i~~A), “Impacted Loans”), or (~~ii~~B) that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or for a period of one month for a LIBOR Daily Floating Rate Loan, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender under the applicable Facility. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans, as applicable, under such Facility shall be suspended until the Administrative Agent (upon the instruction of the Required Revolving Lenders or the Required Term Lenders with respect to the applicable Facility, as applicable) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans under such Facility or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans under such Facility in the amount specified therein.

(b)     Notwithstanding the foregoing, if relevant Lenders have made the determination described in subsection (~~i~~A) of ~~the first sentence of this~~ Section 3.03(a), the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (~~1~~i) the Required Revolving Lenders or the Required Term Lenders revoke the notice delivered with respect to the Impacted Loans under such Facility under subsection (~~i~~A) of ~~the first sentence of this section~~Section 3.03(a), (~~2~~ii) the Required Revolving Lenders or the Required Term Lenders for such Facility notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (~~3~~iii) any Lender under such Facility determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans.

(a)     Changes in Law. If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)     subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in subsections (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)     impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans or LIBOR Daily Floating Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the L/C Issuer or other Recipient, the Borrower will pay to such Lender, the L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)     Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)     Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)     Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)     Reserves on Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan and LIBOR Daily Floating Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 30 days from receipt of such notice.

3.05     Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)     any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)     any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)     any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits solely attributable to a decline in the Eurodollar Rate after the date such Loan was made and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan and LIBOR Daily Floating Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan or LIBOR Daily Floating Rate Loan was in fact so funded. Any Lender making a claim for compensation for losses pursuant to this Section 3.05 shall make such claim within 30 days after such Lender first becomes aware of the loss, cost or expense incurred by it.

3.06     Matters Applicable to all Requests for Compensation.

(a)     A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder (including calculations thereof in reasonable detail) shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Any and all claims for compensation under this Article III (other than Section 3.05) shall be made by a Lender within 180 days after such Lender becomes aware of the facts or circumstances giving rise to such claim. Each Lender agrees to use reasonable efforts to designate a different lending office if such designation will avoid the need for or reduce the amount of any request for compensation under this Article III and take any other action available to reduce or mitigate such costs in each case if such action will not, in the good faith judgment of such Lender, be materially disadvantageous to such Lender.

(b)     If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.16(b).

3.07     Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Facilities and repayment of all other Obligations hereunder.

Article IV

CONDITIONS PRECEDENT TO EFFECTIVENESS AND CREDIT EXTENSIONS

4.01     Conditions of Effectiveness. The effectiveness of this Agreement and the occurrence of the Effective Date are subject to satisfaction of the following conditions precedent:

(a)     The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)     executed counterparts of this Agreement by the Borrower and the Administrative Agent;

(ii)     a Note (or Notes) executed by the Borrower and dated the Effective Date in favor of each Lender requesting a Note (or Notes);

(iii)     the Guaranty, dated as of the Effective Date, duly executed by each Guarantor;

(iv)     the Security Agreement, dated as of the Effective Date, duly executed by each Loan Party, together with:

(A)     acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), or such other evidence of filing as may be acceptable to the Administrative Agent, naming each of the Loan Parties (as appropriate) as the debtor, and the Administrative Agent on behalf of the Secured Parties, as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreement;

(B)     Uniform Commercial Code termination statements necessary to release all Liens and other rights of any Person securing any existing Liens (other than Permitted Liens);

(C)     certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-3), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Effective Date, listing all effective financing statements which name any of the Loan Parties as the debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (iv)(A) above or subsection (v)(A) below, together with copies of such financing statements (none of which (other than those described in subsection (iv)(A) or (v)(A), if such Form UCC-3 or search report, as the case may be, is current enough to list such financing statements described in subsection (iv)(A) or (v)(A)) shall cover any Collateral described in the Security Agreement except as permitted by Section 7.01);

(D)     certificates representing the pledged securities referred to therein accompanied by undated stock powers executed in blank; and

(E)     all instruments and documents required to be delivered to the Administrative Agent pursuant to the Security Agreement;

(v)     executed counterparts of an amendment to each of the Deeds of Trust dated on or before the Effective Date with respect to each Pledged Property, each in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the owner of such Pledged Property and in recordable form, together with:

(A)     evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each such amendment as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to continue the Lien of the applicable Deeds of Trust (as so modified) as valid, perfected Liens against each of the respective Pledged Properties, which Liens are subject to no outstanding monetary Liens (other than Permitted Liens) recorded against such Guarantor’s interest in the Pledged Properties;

(B)     modification endorsements to each of the title policies issued in connection with the Deeds of Trust (collectively, the “Title Policies”) in favor of the Administrative Agent on behalf of the Secured Parties providing title insurance in an aggregate amount of not less than the sum of the Revolving Commitment, Term A Commitment and Term B Commitment (as defined in this Agreement prior to the Amendment No. 1 Effective Date), in each case, as of the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent and issued by the Title Company with respect to the Deeds of Trust, and otherwise insuring (i) the continuing valid, perfected Lien of the applicable Deeds of Trust against each respective Pledged Property, (ii) that since the date of the Prior Credit Agreement, there has been no change in the condition of title to such Pledged Property that was prohibited by the Loan Documents and (iii) that there are no intervening Liens (including inchoate mechanics’ liens) on such Pledged Property which may then or thereafter take priority over the Lien of the applicable Deeds of Trust (other than Permitted Liens); and

(C)     such other approvals, opinions, or documents in connection with the foregoing as the Administrative Agent may reasonably request;

(vi)     to the extent necessary for the Title Company to issue the modification endorsements to the Title Policies for each respective Pledged Property without a survey exception, an updated surveyor’s plat of survey of each of the Pledged Properties prepared (and so certified) in compliance with the provisions of the applicable state survey standards by a registered land surveyor of the state in which each such Pledged Property is located, and certified to the Administrative Agent and the Title Company;

(vii)     executed counterparts of the First Preferred Ship Mortgages duly executed by each of Boyd Tunica, Inc., Par-A-Dice Gaming Corporation, Treasure Chest Casino, L.L.C., Blue Chip Casino, LLC and Red River Entertainment of Shreveport, L.L.C. (collectively, the “Initial Boyd Ship Owners”), together with

(A)     evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each of the First Preferred Ship Mortgages as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to record the First Preferred Ship Mortgages as valid, perfected Liens against the vessels described therein, which Liens are subject to no outstanding monetary Liens recorded against such vessels (other than liens in favor of the Administrative Agent);

(B)     an Abstract of Title issued by the National Vessel Documentation Center showing each Initial Boyd Ship Owner to be the sole owner of the applicable vessel no earlier than 60 days prior to the Effective Date, and that such vessel is free and clear of all liens of record other than liens in favor of the Administrative Agent and liens to be released substantially concurrently with the Effective Date;

(C)     if such vessel is inspected, or required to be inspected, by the United States Coast Guard, a copy of the current certificate of inspection issued by the U.S. Coast Guard for such vessel, reflecting no outstanding conditions affecting the operation of such vessel; and

(D)     a vessel opinion with respect to the First Preferred Ship Mortgages;

(viii)     evidence of the following insurance coverages with respect to the Pledged Properties:

(A)     comprehensive general public liability insurance in an amount reasonably satisfactory to the Administrative Agent and the Borrower covering the Borrower and the Guarantors;

(B)     worker’s compensation insurance (or self-insurance therefor) and employer’s liability insurance for the Borrower and the Guarantors, all in such amounts as may be required by statute;

(C)     flood insurance with respect to any Pledged Property that is located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area; and

(D)     rental or business interruption insurance in amounts sufficient to pay operating expenses, lost rental income and debt service for a period of up to six months on each Pledged Property;

(ix)     the Hazardous Materials Indemnity, dated as of the Effective Date, duly executed by the Borrower and each Guarantor that owns or leases real property Collateral;

(x)     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(xi)     such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where such Person is qualified to do business;

(xii)     a favorable opinion of Morrison & Foerster LLP, McDonald Carano Wilson LLP, Jones Walker LLP, Greenberg Traurig, LLP, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Ice Miller LLP, Brownstein Hyatt Farber Schreck, LLP, and Phelps Dunbar LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit F and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(xiii)     a certificate of a Responsible Officer of the Borrower stating that each Loan Party has received all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, that such consents, licenses and approvals are in full force and effect, or that no such consents, licenses or approvals are required;

(xiv)     a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(xv)     such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b)     Any fees required to be paid on or before the Effective Date shall have been paid.

(c)     The Effective Date shall have occurred on or before August 31, 2013.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

4.02     Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)     The representations and warranties of the Borrower contained in Article V or any other Loan Document, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, as applicable~~.~~; provided however that, if such Credit Extension constitutes the incurrence of Increased Revolving Commitments, Increased Term Loan Commitments or an Incremental Term Facility and the proceeds thereof are being used to finance a Limited Condition Transaction, (1) the accuracy of such representations and warranties shall refer to the accuracy of the representations and warranties that would constitute “Specified Representations” (the definition of which shall be agreed by the Borrower and the lenders providing such Indebtedness) and the representations and warranties in the relevant acquisition agreement the breach of which would permit the buyer to terminate its obligations thereunder or decline to consummate such Limited Condition Transaction and (2) the reference to “Material Adverse Effect” in the Specified Representations shall be understood for this purpose to refer to “Material Adverse Effect” or a similar definition as defined in the main transaction agreement governing such Limited Condition Transaction.

(b)     No Default shall exist or would result from such proposed Credit Extension~~.~~; provided however that, if such Credit Extension constitutes the incurrence of Increased Revolving Commitments, Increased Term Loan Commitments or Incremental Term Facility and the proceeds thereof are being used to finance a Limited Condition Transaction, this clause (b) shall be subject to Section 1.09.

(c)     The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01     Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is (i) duly organized or formed and validly existing and (ii) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in subsection (a)(i) (other than with respect to the Borrower), (a)(ii), (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02     Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) except where such conflict, breach or contravention or creation of a Lien may not reasonably be expected to have a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) except where such violation may not reasonably be expected to have a Material Adverse Effect, violate any Law.

5.03     Governmental Authorization; Other Consents. Except for (a) such authorizations, approvals or notices obtained or delivered as of the Amendment No. ~~1~~4 Effective Date, (b) authorizations, approvals or notices to or from Gaming Boards which may subsequently be required in connection with the addition of any Guarantor, the pledge of any additional Collateral pursuant to Section 6.13 or the enforcement remedies, (c) the requirement to provide routine post-closing notices and/or copies of Loan Documents to a Gaming Board, (d) consent of the State of Louisiana to the granting of the Deed of Trust in respect of a leasehold at Amelia Belle, and (e) ratification by the Indiana Gaming Commission of its Executive Director’s letter granting a request to waive the two meeting rule and granting interim approval to the transactions contemplated by the Loan Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04     Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity.

5.05     Financial Statements; No Material Adverse Effect.

(a)     The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)     The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries dated ~~June 30~~March 31, ~~2016~~2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of subsections (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)     Since December 31, ~~2015~~2019, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06     Litigation. Except as specifically disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) as of the Amendment No. ~~1~~4 Effective Date, purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07     No Default. Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

5.08     Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary in the ordinary conduct of its business, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09     Environmental Compliance. The Borrower and its Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10     Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.

5.11     Taxes. Each Loan Party and each other Restricted Subsidiary has filed all Federal, state and other material ~~tax~~Tax returns and reports required to be filed, and have paid all Federal, state and other material ~~taxes~~Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except:

(a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or

(b) as could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. There is no proposed ~~tax~~Tax assessment against any Loan Party or any other Restricted Subsidiary that such Loan Party or such Restricted Subsidiary has received written notice of and that would, if made, have a Material Adverse Effect.

5.12     ERISA Compliance.

(a)     Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all contributions to each Pension Plan required under the ERISA Funding Rules, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(b)     There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)     (i) Except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan; (ii) except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or could reasonably be expected to occur with respect to any Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to such Multiemployer Plan or the PBGC; (iii) no Pension Plan has violated the ERISA Funding Rules and no Pension Plan has been in “at-risk” status within the meaning of Section 430 of the Code within the last five (5) years; (iv) except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13     Subsidiaries. As of the Amendment No. ~~1~~4 Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed on Schedule 5.13. All Guarantors as of the Amendment No. ~~1~~4 Effective Date are identified in Part (a) of Schedule 5.13. All Unrestricted Subsidiaries as of the Amendment No. ~~1~~4 Effective Date are identified in Part (c) of Schedule 5.13.

5.14     Margin Regulations; Investment Company Act.

(a)     The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulations U and X issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)     Neither any Loan Party nor any other Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

5.15     Disclosure. All written reports, financial statements, certificates and other written information (other than projections, estimates, budgets, forward looking statements and information of a general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, are complete and correct in all material respects and do not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized that such projected financial information is not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

5.16     Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except as would not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Restricted Subsidiary infringes upon any rights held by any other Person, except as would not be reasonably expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.16, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.17     Collateral Documents. The provisions of the Security Agreement, the Deeds of Trust and the First Preferred Ship Mortgages are effective to create, in favor of the Administrative Agent (for the benefit of the ~~Lenders~~Secured Parties), valid and perfected first priority Liens on the Pledged Properties, the vessels subject to the First Preferred Ship Mortgages and all personal property described in the Security Agreement and the Deeds of Trust (subject to any applicable provisions set forth in the Security Agreement, Deed of Trust and First Preferred Ship Mortgages Documents with respect to limitations or exclusions from the requirement to perfect the security interests and Liens on the collateral described therein), to the extent that such Liens can be perfected by filing of Uniform Commercial Code financing statements, the recordation of the Deeds of Trust or the filing of the First Preferred Ship Mortgages, subject only to the Permitted Liens.

5.18     OFAC. Neither any Loan Party, nor any of their respective Subsidiaries or, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent or Affiliate of the Borrower or any of its Subsidiaries, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by the United Nations Security Council, the European Union or, to the extent applicable to such Loan Party, Subsidiary or Affiliate, any member state of the European Union, or (iii) located, organized or resident in a Designated Jurisdiction.

5.19     Anti-Corruption Laws. Each Loan Party and each of their respective Subsidiaries and, to the Borrower’s knowledge, each of their respective Affiliates and employees, has conducted its businesses in material compliance with, to the extent applicable to such Loan Party or such other Person, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and any other applicable anti-corruption, anti-bribery or anti-money laundering laws, regulations and rules in any applicable jurisdiction, and each Loan Party and each Subsidiary thereof has instituted and maintains policies and procedures designed to prevent violation in any material respect of any such law, regulation or rule.

5.20     EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

5.21     Taxpayer Identification Numbers. The Borrower’s and each Restricted Subsidiary’s true and correct U.S. taxpayer identification number as of the Amendment No. ~~1~~4 Effective Date is set forth on Schedule 10.02.

5.22     Beneficial Ownership Certification. As of the Amendment No. 4 Effective Date, the information included in the Beneficial Ownership Certification (if any) is true and correct in all material respects.

Article VI

AFFIRMATIVE COVENANTS

From the Amendment No. 1 Effective Date and thereafter so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent obligations as to which no claim has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless Cash Collateralized):

6.01     Financial Statements. The Borrower shall deliver to the Administrative Agent for delivery to each Lender:

(a)     as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit~~; and~~ (other than solely with respect to, or resulting solely from an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered or potential inability to satisfy a financial covenant set forth in Section 7.10); and

(b)     as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

6.02     Certificates; Other Information. The Borrower shall:

(a)     concurrently with the delivery of the financial statements referred to in Section 6.01(a), to the extent permitted by the policies of such independent certified public accountants, deliver to the Administrative Agent for delivery to each Lender, a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under Article VII or, if any such Default shall exist, stating the nature and status of such event;

(b)     deliver to the Administrative Agent for delivery to each Lender, within five (5) Business Days after the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended September 30, 2016), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(c)     promptly after any request by the Administrative Agent or any request by a Lender made through the Administrative Agent, deliver to the Administrative Agent for delivery to each Lender copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Restricted Subsidiary, or any audit of any of them;

(d)     promptly after the same are available, deliver to the Administrative Agent for delivery to each Lender copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)     concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), deliver to the Administrative Agent for delivery to each Lender management’s discussion and analysis of the important operational and financial developments of the Borrower and the Restricted Subsidiaries during such fiscal year or quarter, as applicable, in form and detail materially consistent with the Borrower’s past practice; provided, that the Borrower shall not be required to deliver the foregoing information so long as a management’s discussion and analysis is delivered to the holders of the Borrower’s securities;

(f)     to the extent requested by the Administrative Agent or any Lender made through the Administrative Agent within five Business Days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), the Borrower shall, within ten Business Days after such delivery, host a conference call or meeting with the Lenders; provided that any such conference call or meeting shall not be required so long as the Borrower hosts a conference call or meeting (in which the Administrative Agent and Lenders are permitted to participate) for its investors to review its financial results;

(g)     as soon as available, and in any event no later than 120 days after the end of each fiscal year of the Borrower, deliver to the Administrative Agent for delivery to each Lender for the then current fiscal year a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of such current fiscal year, together with the related consolidated statements of projected cash flow and projected income; and

(h)     promptly, deliver to the Administrative Agent for delivery to each Lender such additional information regarding the business, financial or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender acting through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents and the Administrative Agent shall post such documents and notify (which may be by facsimile or electronic mail) each Lender of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide a paper copy or a .pdf or facsimile copy of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion or the Platform not designated “Public Investor.”

6.03     Notices. The Borrower shall promptly notify the Administrative Agent for delivery to each Lender:

(a)     of the occurrence of any Default;

(b)     of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including as a result of (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any other Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any other Restricted Subsidiary and any Governmental Authority (including under any Environmental Laws); or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any other Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

(c)     of the occurrence of any ERISA Event;

(d)     of any material modification of any insurance policy; and

(e)     of the (i) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(d), and (ii) occurrence of any Disposition of property or assets or any Extraordinary Loss for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(e).

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04     Preservation of Existence, Etc. The Borrower shall, and shall cause each Guarantor to: (a) preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 or, in the case of the Guarantors, to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses (including, without limitation, liquor licenses) and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its ~~registered patents, trademarks, trade names and service marks~~IP Rights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.05     Maintenance of Properties. The Borrower shall, and shall cause its Guarantors to: (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06     Maintenance of Insurance. The Borrower shall, and shall cause each Restricted Subsidiary, to maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts (after giving effect to any self-insurance compatible with the following standards) and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Borrower and its Restricted Subsidiaries operate. Each policy evidencing such insurance shall name the Administrative Agent as loss payee and additional insured, as applicable, and the Borrower shall use commercially reasonable efforts to ensure that such policies provide that such insurance companies provide the Administrative Agent thirty (30) days (or ten (10) days in the case of termination for failure to pay premium) written notice before the termination thereof.

Without limiting the obligations of the Borrower under the foregoing provisions of this Section 6.06, in the event the Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 6.06, then the Administrative Agent may, and shall if instructed so to do by the Required Lenders, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as otherwise would be required hereunder and the Borrower shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof. If any portion of any Pledged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to applicable flood insurance laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. In the event of any change in the insurance carrier of any policy of the Borrower and its Restricted Subsidiaries required pursuant to this Section 6.06, and in the event of any other material change relating to any such policy, the Borrower shall promptly deliver copies of certificates evidencing such policies to the Administrative Agent.

6.07     Compliance with Laws. The Borrower shall, and shall cause each other Loan Party and each other Restricted Subsidiary, to comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.08     Books and Records. The Borrower shall, and shall cause each Restricted Subsidiary to (a) maintain proper books of record and account, in which full, true and correct entries in all material respects in material conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.

6.09     Inspection Rights. The Borrower shall, and shall cause each Restricted Subsidiary to, permit representatives and independent contractors of the Administrative Agent to visit and inspect the Collateral, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrower has the opportunity to participate in such discussions), and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that excluding any such visits and inspections during the continuation of an Event of Default (x) the Administrative Agent shall not exercise the rights set forth in this Section more than one time (in the aggregate) in any calendar year and (y) only one (in the aggregate) such visit and inspection shall be at the Borrower’s expense.

Notwithstanding anything to the contrary in this Section, the Borrower and its Restricted Subsidiaries will not be required to disclose or permit the visitation or inspection or discussion of, any document, information or other matter (1) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law (including any applicable Gaming Laws) or any binding agreement not entered into in contemplation of avoiding such inspection and disclosure rights, (2) that is subject to attorney client or similar privilege or constitutes attorney work product, (3) in respect of which the Borrower or any of its Restricted Subsidiaries owes confidentiality obligations to any third party not entered into in contemplation of avoiding such inspection and disclosure or (4) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its Restricted Subsidiaries and/or any customers and/or suppliers of the foregoing.

6.10     Use of Proceeds. The Borrower shall use the proceeds of the Credit Extensions for any one or more of the following: (a) to ~~refinance all Term A Loans under and as defined in this Agreement (prior to giving effect to the Amendment No. 1 Effective Date), (b) to~~ fund the transaction costs in connection with this Agreement and the Loan Documents, and (~~c~~b) for working capital and general corporate purposes not in contravention of any Law or of any Loan Document (including permitted refinancing of Indebtedness and Investments).

6.11     Environmental Covenant. The Borrower shall, and shall cause each Restricted Subsidiary to:

(a)     use and operate all of its facilities and properties in compliance with all applicable Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations required pursuant to applicable Environmental Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws except to the extent failure to do so, whether singly or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b)     promptly (i) notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties under, or compliance of its facilities and properties with, applicable Environmental Laws which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) commence and diligently proceed to take any action required pursuant to Environmental Laws to mitigate and eliminate such condition; and

(c)     provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 6.11.

6.12     Accuracy of Information. The Borrower shall cause all factual information (other than projections, estimates, budgets, forward looking statements and information of a general economic or industry nature) furnished after the date of execution and delivery of this Agreement by or on behalf of the Borrower or any Guarantor in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby to be complete and correct in all material respects and not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading (it being recognized that such projected financial information is not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

6.13     Additional Guarantors and Collateral.

(a)     Within 60 days of the determination that any Restricted Subsidiary ~~who is a Domestic Subsidiary~~ has become a Significant Subsidiary (other than any Excluded Subsidiary) or of any Significant Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary and receipt of all necessary approvals under Gaming Laws (as such 60-day deadline may be extended by the Administrative Agent in its reasonable discretion), the Borrower shall cause such Significant Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent for the benefit of the Lenders all documents reasonably requested by the Administrative Agent, which may include (i) an amendment or joinder to the Guaranty, if such Subsidiary is not already a party thereto, joining such Subsidiary as a party thereto, (ii) an amendment or joinder to the Security Agreement, if such Subsidiary is not already a party thereto, joining such Subsidiary as a party thereto, together with the documentation required by subsection (A), (B), (C), (D) and (E) of Section 4.01(a)(iv), (iii) any Deeds of Trust or First Preferred Ship Mortgages required pursuant to subsection (c) below, (iv) an amendment or joinder to the Hazardous Materials Indemnity, if such Subsidiary is not already a party thereto, joining such Subsidiary as a party thereto, (v) legal opinions in form and substance reasonably satisfactory to the Administrative Agent and (vi) the documentation required by subsections (x) and (xi) of Section 4.01(a) in respect of such Restricted Subsidiary; provided that no real property or vessel having a fair market value of less than $25,000,000 shall be required to be pledged hereunder (as reasonably determined by the Borrower). The Borrower hereby agrees to use commercially reasonable efforts to, and to cause each applicable Significant Subsidiary to, obtain all necessary approvals under Gaming Laws in connection with the foregoing requirements.

(b)     Upon written notice from the Borrower to the Administrative Agent, the Borrower may cause any other Domestic Subsidiary to become a Guarantor by executing and delivering documentation described in the preceding sentence; provided that the Borrower may not effect a release of a Subsidiary based solely on the fact that such Subsidiary was not required to become a Guarantor at the time it first became a Guarantor.

(c)     Within 60 days of the acquisition by the Borrower or any ~~Significant Subsidiary~~Guarantor of any fee interest in real property or any vessel used in the casino or hotel business of the Borrower or any ~~Significant Subsidiary~~Guarantor (other than Excluded Property) and receipt of all necessary approvals under Gaming Laws (as such 60-day deadline may be extended by the Administrative Agent in its reasonable discretion), the Borrower shall deliver or cause any ~~Significant Subsidiary~~Guarantor to deliver, a Deed of Trust or First Preferred Ship Mortgage, as applicable, with respect thereto, together with such title insurance (in the case of real property) and other ancillary documents as may be requested by the Administrative Agent, including without limitation documentation of a type similar to that described in Sections 1(c)(ii) and (iii) of Article IV of Amendment No. 1, that described in Sections 2(d)(ii) and (iii) of Article V of Amendment No. 1 and that described in items 1 and 2 of Schedule 6.13, as applicable;

provided that in the case of real property, at least 45 days (or such shorter period as may be agreed by the Administrative Agent) prior to delivery of the applicable Deed of Trust, a ~~compelted~~completed “Life-of-Loan” Federal ~~Emeregency~~Emergency Management Agency Standard Flood Hazard Determination with respect to such property shall be delivered to the Administrative Agent, together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto and such other flood diligence items and evidence of compliance with flood insurance requirements set forth in this Agreement as the Administrative Agent may reasonably request; provided further that no real property or vessel having a fair market value of less than $25,000,000 shall be required to be pledged hereunder. The Borrower hereby agrees to, and to cause each applicable ~~Significant Subsidiary~~Guarantor to, use commercially reasonable efforts to obtain all necessary approvals under Gaming Laws in connection with the foregoing requirements.

(d)     If the Administrative Agent reasonably determines it is required by applicable law to have an appraisal prepared for only Pledged Property but not more than once every 24 months with respect to any Pledged Property, upon the request of the Administrative Agent, the Borrower shall provide for an appraisal of such Pledged Property complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(e)     The Borrower shall, and shall cause each ~~Significant Subsidiary~~Guarantor to, undertake all actions which are necessary or appropriate in the reasonable judgment of the Administrative Agent and as required by the Gaming Laws to (a) maintain the Administrative Agent’s security interests under the Loan Documents in the Collateral in full force and effect at all times (including the priority thereof) and (b) preserve and protect the Collateral and protect and enforce the Loan Parties’ rights and title and the respective rights of the Administrative Agent to the Collateral.

(f)     The Borrower shall, within the time periods specified on Schedule 6.13 (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 6.13.

6.14     Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain (a) a public corporate credit rating from S&P, (b) a public corporate family rating from Moody’s and (c) a public rating of the Facilities under this Agreement so long as there is any Outstanding Amount under the Refinancing Term B Facility, any Extended Term Facility or any Other Term Facility; provided that in no event shall the Borrower be required to maintain any specific rating.

6.15     Anti-Corruption Laws. The Borrower shall, and shall cause each Restricted Subsidiary to, conduct its businesses in material compliance with, as applicable, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and any other anti-corruption, anti-bribery and anti-money laundering laws, regulations and rules in any applicable jurisdiction, and the Borrower and each Restricted Subsidiary shall maintain policies and procedures designed to prevent violation of such laws, regulations and rules.

6.16     Holding Company Election. The Borrower may, at its option following the Amendment No. 1 Effective Date, deliver a written notice to the Administrative Agent informing the Administrative Agent that a Holding Company Election has been made, so long as after giving effect to any such election (i) no Event of Default would exist and (ii) the Borrower shall be in compliance with Section 7.10 (regardless of whether any Covenant Facility is then outstanding). Within sixty days (or such longer period as the Administrative Agent may agree in its sole discretion) of the date of such notice (the “Joinder Date”), the Borrower shall cause Holdings to become a party to this Agreement (and agrees that the representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.04, 5.11, 5.12, 5.14, 5.15, 5.17, 5.18 and 5.19 shall be applicable to it from and after such Joinder Date and to abide by Sections 6.03, 6.04, 6.07, 6.13(a), and 7.15 of this Agreement and any other Section of this Agreement that is expressly applicable to Holdings), the Guaranty and the Security Agreement, in each case, pursuant to joinder documentation reasonably satisfactory to the Borrower and the Administrative Agent (which joinder documentation may make such technical amendments and modifications to the Loan Documents as the Administrative Agent and the Borrower determine to be necessary in order to implement the Holding Company Election with Holdings as a customary passive parent guarantor) and to deliver to the Administrative Agent the items set forth in Sections 4.01(a)(iv)(A), 4.01(a)(iv)(D) (with respect to the Capital Stock of the Borrower, subject to any necessary Gaming Board approvals), 4.01(a)(x), 4.01(a)(xi), and 4.01(a)(xii).

Article VII

NEGATIVE COVENANTS

From the Amendment No. 1 Effective Date and thereafter so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent obligations as to which no claim has been asserted), or any Letter of Credit shall remain outstanding (unless Cash Collateralized):

7.01     Liens. Each of Holdings and the Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)     Liens pursuant to any Loan Document;

(b)     Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the Indebtedness, if any, secured or benefited thereby is permitted by Section 7.03(c);

(c)     Liens for taxes, assessments or other governmental charges or levies not yet delinquent or thereafter payable without penalty or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)     carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, Liens for labor done and materials and services supplied and furnished or other like Liens and statutory Liens (i) which are for amounts not yet overdue for a period of more than 60 days, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, or (iii) which have been bonded in a manner reasonably satisfactory to the Administrative Agent;

(e)     pledges or deposits made or Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or employment or insurance legislation and deposits and other Liens to secure premiums or reimbursement or indemnification obligations to (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance companies in the ordinary course of business;

(f)     deposits to secure the performance of bids, tenders, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, agreements with utilities, and other obligations of a like nature incurred in the ordinary course of business, including during the course of any development;

(g)     Liens on Capital Stock not required to be pledged pursuant hereto;

(h)     easements, rights-of-way, reservations, covenants, conditions, restrictions, defects and irregularities in title to any real property and other similar encumbrances affecting real property which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i)     rights reserved to or vested in any Governmental ~~Agency~~Authority to control or regulate, or obligations or duties to any Governmental ~~Agency~~Authority with respect to (i) the use of any real property or vessel, or (ii) any right, power, franchise, grant, license, or permit, including present or future zoning laws, building codes and ordinances, zoning restrictions, or other laws and ordinances restricting the occupancy, use, or enjoyment of real property or vessel;

(j)     rights of tenants under leases and rental agreements covering real property or vessel entered into in the ordinary course of business of the Person owning such real property;

(k)     Liens c~~onsisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;~~of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, in favor of a banking institution, financial institution, or securities intermediary arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry or otherwise relate to depositary relations with such institution or intermediary, and securing customary cash management obligations not otherwise prohibited by this Agreement;

(l)     Liens securing writs of attachment or similar instruments or judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(m)     Liens on cash securing only Defeased Indebtedness or Escrowed Indebtedness;

(n)     precautionary UCC financing statement filings made in connection with operating leases;

(o)     Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and any accessions and additions thereto and the proceeds and products thereof and customary security deposits and related property; provided that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender, and (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving the property which is the subject of such financing;

(p)     Liens securing Indebtedness permitted under Section 7.03(f), Section 7.03(g) ~~or~~, Section 7.03(i);

(q)     Liens ratably secured by the Collateral in favor of counterparties to Swap Contracts permitted under Section 7.03(d);

(r)     Liens on property, assets or revenues of any Restricted Subsidiary that is not a Guarantor (and not required to become a Guarantor pursuant to Section 6.13) securing Indebtedness permitted under Section 7.03(h);

(s)     any Lien existing on property, assets or revenue prior to the acquisition thereof by the Borrower or any of its Restricted Subsidiaries or existing on property, assets or revenue of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of, or in connection with, such acquisition or such Person becoming a Restricted Subsidiary, as the case may be and (ii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and any Permitted Refinancing thereof;

(t)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiary in the ordinary course of ~~business;~~business;

(u)     Licenses, leases and subleases (including licenses of ~~Intellectual Property~~intellectual property) granted by the Borrower or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a ~~whole;~~whole;

(v)     other Liens on property securing obligations in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) 2.5% of Consolidated Total Assets on the date of incurrence of such Liens based on the most recent financial statements furnished pursuant to Section 6.01(a) or (b), as applicable; ~~provided that in the event such Liens secure Indebtedness for borrowed money and encumber Collateral, such Indebtedness shall be permitted under Section 7.03(k); and~~

(w)     Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Borrower or any Restricted Subsidiary (and not created in connection with or in anticipation or contemplation thereof); provided, however, that such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements and attachments thereon, accessions thereto and proceeds thereof).;

(x)     Liens securing Indebtedness incurred pursuant to Section 7.03(~~m~~s) and subject to a Customary Intercreditor Agreement.;

(y)     (i) Liens pursuant to leases entered into for the purpose of, or with respect to, operating or managing gaming facilities and related assets (including, without limitation, the Master Lease and any Gaming Lease), which Liens are limited to the leased property under the applicable lease and granted to the landlord under such lease for the purpose of securing the obligations of the tenant under such lease to such landlord and (ii) Liens on cash and Cash Equivalents (and on the related escrow accounts or similar accounts, if any) required to be paid to the lessors (or lenders to such lessors) under such leases or maintained in an escrow account or similar account pending application of such proceeds in accordance with the applicable lease;

(z)     Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry;

(aa)     Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of that Person or its Subsidiaries;

(bb)     any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(cc)     Liens created by a Transfer Agreement;

(dd)     Liens in respect of Permitted Wilton Financings that extend only to the assets subject thereto; and

(ee)     any Liens on Collateral securing Permitted Pari Passu Refinancing Debt and Permitted Junior Refinancing Debt and any Permitted Refinancing thereof.

7.02     Investments. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, make any Investments, except:

(a)     Investments held by the Borrower or such Restricted Subsidiary in the form of cash, cash equivalents or short-term marketable securities;

(b)     advances to officers, directors and employees of the Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(c)     purchases or redemption of the Borrower’s Capital Stock to the extent permitted by Section 7.06;

(d)     (i) Investments of the Borrower in any Guarantor and Investments of any Restricted Subsidiary in the Borrower or in a Guarantor and (ii) investments by the Borrower or any Guarantor in any Restricted Subsidiary ~~who~~that is not a Guarantor, not to exceed $25,000,000 in the aggregate at any time outstanding;

(e)     Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)     capital expenditures; and Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business;

(g)     Investments representing all or a portion of the sales price for property sold to another Person;

(h)     Investments identified on Schedule 7.02;

(i)     Permitted Acquisitions so long as (i) immediately before and after giving effect thereto, no Event of Default has occurred and is continuing and (ii) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period (x) the Borrower shall be in compliance with Section 7.10 (regardless of whether any Covenant Facility is then outstanding) and (y) the Total Leverage Ratio would not exceed 6.00 to 1.00;

(j)     additional Investments so long as (i) the outstanding amount of such Investments at any time pursuant to this Section 7.02(j) ~~do~~does not exceed the sum of (x) $50,000,000 plus (y) the Initial Restricted Payment Base Amount plus (z) the Available Amount determined at the time such Investment is made, (ii) immediately before and after giving effect thereto, no Event of Default has occurred and is continuing and (iii) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period (x) the Borrower shall be in compliance with Section 7.10 (regardless of whether any Covenant Facility is then outstanding) and (y) to the extent such Investment is made using any portion of the Available Amount, the Total Leverage Ratio would not exceed 5.00 to 1.00;

(k)     additional Investments so long as (i) immediately before and after giving effect thereto, no Event of Default has occurred and is continuing and (ii) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period (x) the Borrower shall be in compliance with Section 7.10 (regardless of whether any Covenant Facility is then outstanding) and (y) the Total Leverage Ratio would not exceed 4.00 to 1.00; ~~and~~

(l)     Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(m)     any Investment required by a Gaming Board or made in lieu of payment of a Tax or in consideration of a reduction in Tax;

(n)     Investments of a Person existing at the time such Person is acquired, becomes a Restricted Subsidiary or is amalgamated, merged or consolidated with or into the Borrower or any Restricted Subsidiary after the Amendment No. 1 Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, designation, redesignation, amalgamation, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(o)     Investments resulting from pledges and deposits under Sections 7.01(e), (f), (k), (l) or (q) (to the extent in respect of the foregoing clauses);

(p)     Investments arising as a result of the occurrence of a Triggering Event or Reverse Triggering Event under any applicable Transfer Agreement;

(q)     (i) Investments constituting Wilton Investments in existence as of the Amendment No. 4 Effective Date and (ii) Investments arising as a result of Permitted Wilton Financings; and

(r)     ~~(l)~~ to the extent constituting Investments, transactions permitted under Section 7.04(a), (b) and (c).

For purposes of determining compliance with this Section 7.02, in the event that an Investment meets the criteria of more than one of the categories of Investment described in subsections (a) through (~~k~~r) above, the Borrower may from time to time, in its sole discretion, classify or reclassify such Investment (or any portion thereof) and will only be required to include the amount and type of such Investment in one or more of the above subsections.

7.03     Indebtedness. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, in each case, other than:

(a)     Indebtedness under the Loan Documents;

(b)     unsecured intercompany Indebtedness;

(c)     (A) the Existing Unsecured Notes and all other Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and (B) any Permitted ~~Refinancings~~Refinancing thereof;

(d)     obligations under Swap Contracts entered into by the Borrower other than a Swap Contract entered into for speculative purposes;

(e)     Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(o); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (x) $200,000,000 and (y) 5.0% of Consolidated Total Assets on the date of incurrence of such Indebtedness based on the most recent financial statements furnished pursuant to Section 6.01(a) or (b), as applicable;

(f)     (A) Indebtedness of the Borrower in respect of one or more series of senior unsecured notes or loans, senior secured first lien or junior lien notes or loans or subordinated notes or loans that may be secured by the Collateral on a junior or, solely in the case of senior notes, pari passu, basis with the Secured Obligations, that are issued or made in lieu of Increased Revolving Commitments, Increased Term Loan Commitments and/or Incremental Term Facilities pursuant to an indenture, a loan agreement or a note purchase agreement or otherwise (any such Indebtedness, “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of ~~all~~such Incremental Equivalent Debt issued or incurred ~~pursuant to this Section 7.03(f) shall not, together with any Increased Revolving Commitments, Increased Term Loan Commitments and/or Incremental Term Facilities issued or incurred pursuant to Section 2.15 on or prior to such date~~shall not exceed the Incremental Loan Amount on the date of incurrence (with the Incremental Loan Amount to be determined as if any Incremental Equivalent Debt is secured by Liens on a pari passu basis with the Liens securing the Secured Obligations even if such Incremental Equivalent Debt is unsecured or secured on a junior basis to the Liens securing the Secured Obligations); (ii) ~~subject to Section 1.08,~~ no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence or issuance; (iii) if such Incremental Equivalent Debt (other than Customary Bridge Loans) is secured on a pari passu basis with the Secured Obligations, the maturity date applicable to such Incremental Equivalent Debt shall be on or after the Maturity Date of each of any then-existing Term Facility and the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than the longest Weighted Average Life to Maturity of any then-existing Term Facility, (iv) if such Incremental Equivalent Debt (other than Customary Bridge Loans) is secured on a second lien (or other junior basis) or is unsecured, such Incremental Equivalent Debt shall satisfy the definition of Permitted Junior Debt Conditions; (v) if such Incremental Equivalent Debt is secured, the holders of such Indebtedness (or their representative) shall be party to a Customary Intercreditor Agreement with the Administrative Agent and such Incremental Equivalent Debt shall not be secured by any assets other than Collateral; (vi) after giving effect to such Incremental Equivalent Debt, the Borrower would be in compliance with Section 7.10 on a Pro Forma Basis (regardless of whether any Covenant Facility is then outstanding, without netting any cash proceeds from the incurrence of such Incremental Equivalent Debt and calculated as though any such Incremental Equivalent Debt were fully drawn); (vii) such Incremental Equivalent Debt shall not benefit from any borrower or guarantor other than the Loan Parties; and (viii) except as set forth in subsections (i) through (vii) of this Section 7.03(f), the terms (excluding pricing, fees, original issue discount, rate floors, premiums, optional prepayment or optional redemption provisions) of such Incremental Equivalent Debt are (as determined by the Borrower in good faith), taken as a whole, no more restrictive in any material respect to the Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement; and (B) any Permitted Refinancing in respect thereof that satisfies subsection (A)(v) and (A)(viii) above;

(g)     (A) Indebtedness of the Borrower or any Guarantor in respect of one or more series of senior unsecured notes or loans, senior secured first lien or junior lien notes or loans or subordinated notes or loans that may be secured by the Collateral on a junior or, solely in the case of senior notes, pari passu, basis with the Secured Obligations; provided that (i) (x) if such Indebtedness is unsecured, the Total Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recently-ended Test Period is not greater than 6.00 to 1.00; and (y) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations, the First Lien Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recently-ended Test Period is not greater than 4.25 to 1.00; (ii) ~~subject to Section 1.08,~~ no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence or issuance; (iii) if such Indebtedness ~~is~~(other than Customary Bridge Loans) is secured on a pari passu basis with the Secured Obligations, the maturity date applicable to such Indebtedness shall be on or after the Maturity Date of each of any then-existing Term Facility and the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the longest Weighted Average Life to Maturity of any then-existing Term Facility, (iv) if such Indebtedness is secured on a second lien (or other junior basis) or is unsecured, such Indebtedness shall satisfy the definition of Permitted Junior Debt Conditions; (v) if such Indebtedness is secured, the holders of such Indebtedness (or their representative) shall be party to a Customary Intercreditor Agreement with the Administrative Agent and such Indebtedness shall not be secured by any assets other than Collateral; (vi) after giving effect to the incurrence of such Indebtedness, the Borrower would be in compliance with Section 7.10 on a Pro Forma Basis (regardless of whether any Covenant Facility is then outstanding); (vii) such Indebtedness shall not benefit from any borrower or guarantor other than the Loan Parties; and (viii) except as set forth in subsections (i) through (vii) of this Section 7.03(g), the terms (excluding pricing, fees, original issue discount, rate floors, premiums, optional prepayment or optional redemption provisions) of such Indebtedness are (as determined by the Borrower in good faith), taken as a whole, no more restrictive in any material respect to the Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement; and (B) any Permitted Refinancing in respect thereof that satisfies subsection (A)(v) and (A)(viii) above;

(h)     Indebtedness (including Indebtedness secured by Liens permitted under Section 7.01(r)) of any Restricted Subsidiary that is not a Guarantor (and not required to become a Guarantor pursuant to Section 6.13) in an aggregate principal amount outstanding at any time not to exceed $25,000,000;

(i)     (A) Indebtedness of the Borrower or of any Restricted Subsidiary in connection with the acquisition of any Restricted Subsidiary acquired after the Amendment No. 1 Effective Date, as part of an Investment otherwise permitted by Section 7.02, which Indebtedness may be unsecured or secured by the Collateral on a junior or, solely in the case of senior notes, pari passu, basis with the Secured Obligations; provided that (i) (x) if such Indebtedness is unsecured, the Total Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recently-ended Test Period is not greater than 6.00 to 1.00; and (y) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations, the First Lien Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recently-ended Test Period is not greater than 4.25 to 1.00; (ii) ~~subject to Section 1.08,~~ no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such acquisition, assumption, incurrence or issuance; (iii) if such Indebtedness ~~is~~(other than Customary Bridge Loans) is secured on a pari passu basis with the Secured Obligations, the maturity date applicable to such Indebtedness shall be on or after the Maturity Date of each of any then-existing Term Facility and the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the longest Weighted Average Life to Maturity of any then-existing Term Facility, (iv) if such Indebtedness is secured on a second lien (or other junior basis) or is unsecured, such Indebtedness shall satisfy the definition of Permitted Junior Debt Conditions; (v) if such Indebtedness is secured, the holders of such Indebtedness (or their representative) shall be party to a Customary Intercreditor Agreement with the Administrative Agent and such Indebtedness shall not be secured by any assets other than Collateral; (vi) after giving effect to the incurrence of such Indebtedness, the Borrower would be in compliance with Section 7.10 on a Pro Forma Basis (regardless of whether any Covenant Facility is then outstanding); (vii) such Indebtedness shall not benefit from any borrower or guarantor other than the Loan Parties; and (viii) except as set forth in subsections (i) through (vii) of this Section 7.03(i), the terms (excluding pricing, fees, original issue discount, rate floors, premiums, optional prepayment or optional redemption provisions) of such Indebtedness are (as determined by the Borrower in good faith), taken as a whole, no more restrictive in any material respect to the Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement; and (B) any Permitted Refinancing in respect thereof that satisfies subsection (A)(v) and (A)(viii) above;

(j)     Indebtedness of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Amendment No. 1 Effective Date as part of an Investment otherwise permitted by Section 7.02 (provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary) and any Permitted Refinancing thereof;

(k)     additional Indebtedness in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) 2.5% of Consolidated Total Assets on the date of incurrence of such Indebtedness based on the most recent financial statements furnished pursuant to Section 6.01(a) or (b), as applicable; provided that in the event that such Indebtedness is secured by Collateral, (i) the holders of such Indebtedness (or their representative) shall be party to a Customary Intercreditor Agreement with the Administrative Agent, and (ii) no Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result from such incurrence~~, (iii) such Indebtedness shall not benefit from any borrower or guarantor other than the Loan Parties and (iv) such Indebtedness shall not be secured by any assets other than Collateral; and~~;

(l)     Indebtedness of the Borrower or any Restricted Subsidiary in connection with one or more letters of credit, bankers’ acceptances, worker’s compensation claims, surety bonds, appeal bonds, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance and similar obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(m)     Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(n)     Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for deferred purchase price for goods or services, earnouts, indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Person otherwise permitted by this Indenture;

(o)     Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements;

(p)     Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business;

(q)     Indebtedness constituting advances or other loans in respect of, secured by, or intended to be repaid by Wilton Investments or the proceeds thereof, Guarantees permitted by Section 7.02(q) and/or obligations of the Borrower or any of its Restricted Subsidiaries as the seller of participation interests in Wilton Investments, in each case, in connection with Permitted Wilton Financings;

(r)     (i) Defeased Indebtedness and (ii) Escrowed Indebtedness; provided that, in the case of clause (ii), from and after the release of such Indebtedness from escrow, it shall no longer be deemed Escrowed Indebtedness under this Agreement;

(s)     ~~(l)~~ with respect to any of the foregoing Indebtedness (other than any Indebtedness permitted under subsection (h) above), any Guarantee of such Indebtedness given by a Guarantor.;

(t)     ~~(m)~~ (i) unsecured Indebtedness or Indebtedness that is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations, of Borrower and its Restricted Subsidiaries incurred during the Covenant Relief Period pursuant to any bail-out, support or relief plan offered by any Governmental Authority in connection with the COVID-19 pandemic so long as at the time of incurrence thereof, no Event of Default shall have occurred and be continuing after giving effect thereto and (ii) Permitted Refinancings thereof.; and

(u)     (i) Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt, Permitted Unsecured Refinancing Debt and (ii) any Permitted Refinancing thereof.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in subsections (a) through (~~m~~u) above, the Borrower may from time to time, in its sole discretion, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above subsections; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in subsection (a) of this Section 7.03 and the Existing Unsecured Notes will be deemed to have been incurred in reliance only on the exception set forth in subsection (c) of this Section 7.03.

7.04     Fundamental Changes. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or purchase or otherwise acquire all or substantially all of the stock or assets of any Person (or of any division thereof), or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that:

(a)     any Restricted Subsidiary may merge or consolidate with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that when any Guarantor is merging with another Restricted Subsidiary that is not a Guarantor, the Guarantor shall be the continuing or surviving Person or such surviving Person shall execute and deliver a Guaranty;

(b)     any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;

(c)     the Borrower or any Restricted Subsidiary may make a Disposition to the extent permitted by Section 7.05 or an Investment permitted by Section 7.02 (other than Section 7.02(r))); and

(d)     the Borrower or any Restricted Subsidiary may purchase or otherwise acquire all or substantially all of the stock or assets of any Person (or of any division thereof) so long as both before and after giving pro forma effect to any such purchase or acquisition (i) no Event of Default shall then exist and (ii) the Borrower would have been in compliance with Section 7.10 on a Pro Forma Basis on the last day of the ~~fiscal quarter~~Test Period most recently ended if such acquisition had been made on such date (regardless of whether any Covenant Facility is then outstanding).

7.05     Dispositions. The Borrower will not, and shall cause each Guarantor not to, directly or indirectly, make any Disposition except:

(a)     Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)     Dispositions of inventory in the ordinary course of business;

(c)     Dispositions of machinery and equipment no longer used or useful in the business;

(d)     Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(e)     Dispositions of property by the Borrower or any Guarantor to any other Guarantor or to the Borrower;

(f)     Dispositions of property by any entity that is not required to be a Guarantor pursuant to the terms hereof; provided that in connection with such Disposition, such Guarantor is released from the Guaranty pursuant to Section 9.10;

(g)     Dispositions permitted by Sections 7.02 (other than Section 7.02(q)(ii)), 7.04 and 7.06;

(h)     the Disposition, abandonment, cancellation or lapse of intellectual property which, in the reasonable determination of the Borrower, are not material to the conduct of the business of the Borrower and its Subsidiaries, or are no longer economical to maintain in light of their respective use, in the ordinary course of business;

(i)     Dispositions of cash, cash equivalents and short-term marketable securities;

(j)     Leases, licenses ~~and~~, subleases or sublicenses by the Borrower or any of any Guarantor of any real or personal property (including software and intellectual property) in the ordinary course of business;

(k)     Disposition of receivables in connection with the compromise, settlement or collection thereof;

(l)     any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of the Borrower’s or any Restricted Subsidiary’s business;

(m)     ~~(k)~~ Dispositions of property subject to an Extraordinary Loss; ~~and~~

(n)     ~~(l)~~ Dispositions of property having a fair market value of not to exceed $25,000,000 in any single transaction or series of related transactions; and

(o)     ~~(m)~~ Dispositions by the Borrower and the Guarantors not otherwise permitted under this Section 7.05; provided that (i) ~~at the time of such Disposition,~~ no Event of Default shall exist or would result from such Disposition (determined at the date the definitive agreements for such Disposition are entered into), (ii) such Disposition is made at the fair market value, as determined in good faith by the Borrower, (iii) the Borrower or the applicable ~~Restricted Subsidiary~~Guarantor shall receive not less than 75% of the consideration for such Disposition in the form of cash or Cash Equivalents, and (iv) the Net Cash Proceeds of such Disposition are applied to the extent required by Section 2.05(e).

For purposes of determining compliance with this Section 7.05, in the event that an Disposition meets the criteria of more than one of the categories of Disposition described in subsections (a) through (~~m~~o) above, the Borrower may from time to time, in its sole discretion, classify or reclassify such ~~Distribution~~Disposition (or any portion thereof) and will only be required to include the amount and type of such ~~Distribution~~Disposition in one or more of the above subsections.

7.06     Restricted Payments. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, except that:

(a)     each Restricted Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Borrower and any Restricted Subsidiary and to each other owner of capital stock or other equity interests of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests);

(b)     the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

(c)     the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

(d)     the Borrower and its Restricted Subsidiaries may make Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or, warrants or rights or upon the conversion or exchange of or into capital stock, or payments or distributions to dissenting stockholders pursuant to applicable law;

(e)     the Borrower may make such Restricted Payments to Holdings:

(i)     the proceeds of which shall be used to pay the portion of any consolidated, combined or similar income tax liability attributable to the income of the Borrower or its Subsidiaries; provided that (x) no such payments shall exceed the income tax liability that would have been imposed on the Borrower and/or the applicable Subsidiaries had such entity or entities filed on a stand-alone basis and (y) any such payments attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for such purposes; provided, further, that the aggregate amount of such Restricted Payments permitted under this subsection (i) shall not exceed the aggregate consolidated, combined or similar income tax liability attributable to the income of the Borrower or its Subsidiaries for any applicable period;

(ii)     the proceeds of which shall be used to pay Holdings’ operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including insurance premiums, administrative, legal, accounting, reporting and similar expenses provided by third parties) as well as trustee, directors and general partner fees which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Loan Parties and their respective Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers attributable to the direct or indirect ownership or operations of the Loan Parties and their Subsidiaries);

(iii)     the proceeds of which shall be used to pay franchise and excise taxes and other fees, taxes and expenses, required to maintain Holdings’ existence;

(iv)     to finance any Investment permitted to be made pursuant to Section 7.03; provided that (x) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (y) Holdings shall, immediately following the closing thereof, cause all property acquired (whether assets or Capital Stock) to be held by or contributed to a Loan Party;

(v)     the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any equity or debt offering, refinancing, issuance, incurrence, Disposition, acquisition or Investment permitted by this Agreement (including, without limitation, Section 7.15 hereof) (in each case, whether or not consummated); and

(vi)     the proceeds of which shall be used to pay customary salary, bonus, severance and other benefits payable to current and former employees of the Loan Parties or Holdings to the extent such salaries, bonuses, severance and other benefits are attributable to the ownership or operation of the Loan Parties;

(f)     the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash so long as (i) the amount of such Restricted Payments to be made pursuant to this Section 7.06(f) do not exceed the sum of (x) the Initial Restricted Payment Base Amount plus (y) the Available Amount determined at the time such Restricted Payment is made, (ii) immediately before and after giving effect thereto, no Event of Default has occurred and is continuing and (iii) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period (x) the Borrower shall be in compliance with Section 7.10 (regardless of whether any Covenant Facility is then outstanding) and (y) to the extent such Restricted Payment is made using any portion of the Available Amount, the Total Leverage Ratio would not exceed 5.00 to 1.00;

(g)     the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash so long as (i) immediately before and after giving effect thereto, no Event of Default has occurred and is continuing and (ii) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period (x) the Borrower shall be in compliance with Section 7.10 (regardless of whether any Covenant Facility is then outstanding) and (y) the Total Leverage Ratio would not exceed 4.00 to 1.00; ~~and~~

(h)     so long as no Default or Event of Default has occurred and is continuing, repurchases by the Borrower of its common stock or options, warrants or other securities exercisable or convertible into such common stock (excluding any debt security that is convertible into, or exercisable for, common stock) held by employees, officers, consultants or directors of the Borrower or any of its direct or indirect Subsidiaries upon death, disability or termination of employment or directorship of such employees, officers, consultants or directors not to exceed $10,000,000 in the aggregate in any fiscal year; and

(i)     ~~(h)~~ the Borrower may pay any dividend within 60 days after the date of the declaration thereof if at the date of such declaration or notice, the dividend would have complied with the provisions of this Section 7.06.

For purposes of determining compliance with this Section 7.06, in the event that any Restricted Payment meets the criteria of more than one of the categories of Restricted Payment described in subsections (a) through (~~g~~i) above, the Borrower may from time to time, in its sole discretion, classify or reclassify such Restricted Payment (or any portion thereof) and will only be required to include the amount and type of such Restricted Payment in one or more of the above subsections.

7.07     Change in Nature of Business. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted or proposed to be conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08     Transactions with Affiliates. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, enter into any transaction of any kind involving aggregate consideration in excess of $10,000,000 with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any of its ~~wholly-owned~~ Restricted Subsidiaries or between and among any ~~wholly-owned~~ Restricted Subsidiaries; (b) transactions between or among the Borrower or any Restricted Subsidiary, on the one hand, and any Person that becomes a Restricted Subsidiary, on the other, as a result of such transaction which transaction is otherwise permitted hereunder; (c) customary indemnification and employment arrangements, agreements and provisions with officers, directors employees; (d) Restricted Payments permitted under Section 7.06; and (e) Investments in Unrestricted Subsidiaries permitted under Section 7.02(h), (j) or (k).

7.09     Negative Pledges and Other Contractual Restrictions. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Obligations or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Secured Obligations; provided, however, that (1) subsection (iii) shall not prohibit any Contractual Obligation in an agreement evidencing Indebtedness permitted under any of Section 7.03(c), (e) ~~or~~, (h) or (u) solely to the extent any such Contractual Obligation relates to the property financed by or the subject of such Indebtedness, (2) this subsection (a) shall not apply to any non-recourse Indebtedness permitted under Section 7.03(c), (e) ~~or~~, (h) or (u) of any Restricted Subsidiary which is not a Guarantor so long as the Contractual Obligations relate solely to the property financed by or the subject of such Indebtedness and, (3) subsection (i) shall not prohibit restrictions in any Indebtedness permitted under Section 7.03(f), (g), (i), (j) ~~or,~~ (k) or (u) that are not more restrictive than those set forth in this Agreement, (4) ~~with respect to clause (a)(iii) only,~~subsection (iii) shall not prohibit Contractual Obligations incurred in the ordinary course of business and on customary terms which limit Liens on such Contractual Obligation, (5) this subsection (a) shall not apply to customary restrictions and conditions contained in any agreement relating to a Disposition permitted by Section 7.05 (provided that such restrictions and conditions apply only to the asset or Person to be sold), ~~and~~ (6) this subsection (a) shall not apply to restrictions contained in Indebtedness of Persons acquired pursuant to, or assumed in connection with, permitted acquisitions or Investments not prohibited hereunder after the Amendment No. 1 Effective Date and which restrictions apply only to such Persons, and Permitted Refinancings thereof and (7) this subsection (a) shall not apply to restrictions contained in any Gaming Lease; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Secured Obligations, other than any Permitted Lien.

7.10     Financial Covenants. Solely for the benefit of the Covenant Lenders, so long as any Lender shall have any Commitment under any Covenant Facility, any Loan or other Obligation under any Covenant Facility shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, subject to Section 1.08:

(a)     Interest Coverage Ratio.

(i)     Subject to Section 7.10(a)(ii), Borrower shall not permit the Interest Coverage Ratio as of the ~~end~~last day of any ~~fiscal quarter of the Borrower~~Test Period to be less than 1.75 to 1.00.

(ii)     Notwithstanding Section 7.10(a)(i) above, during the Initial Covenant Relief Period, Borrower shall not be required to comply with Section 7.10(a)(i); provided that (1) for the avoidance of doubt, (I) if at any time during the Initial Covenant Relief Period, a default shall be made in the due observance or performance by Borrower or any Restricted Subsidiary of any Covenant Relief Period Condition or (II) if Borrower shall fail to deliver the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021 on or prior to the dates required by this Agreement, then this Section 7.10(a)(ii) shall be null and void and shall be deemed to not have applied in respect of any ~~fiscal quarter~~Test Period ending during the Initial Covenant Relief Period and (2) if the Initial Covenant Relief Period is terminated in accordance with clauses (ii) or (iii) of the definition thereof, then the minimum Interest Coverage Ratio levels for each ~~fiscal quarter~~Test Period ending after the Qualifying Quarter shall be those as in effect and set forth in Section 7.10(a)(i).

(b)     Total Leverage Ratio.

(i)     Subject to Section 7.10(b)(ii), Borrower shall not permit the Total Leverage Ratio on the last day of any ~~period of four fiscal quarters of the Borrower~~Test Period set forth below to be greater than the ratio set forth below opposite such period:

~~Four Fiscal Quarters~~Test Period Ending	Maximum Total Leverage Ratio
September 30, 2016 through December 31, 2016	7.75 to 1.00
March 31, 2017 through December 31, 2017	7.00 to 1.00
March 31, 2018 through December 31, 2018	6.25 to 1.00
March 31, 2019 through December 31, 2019	6.00 to 1.00
March 31, 2020 through December 31, 2020	5.75 to 1.00
March 31, 2021 and thereafter	5.50 to 1.00

(ii)     Notwithstanding Section 7.10(b)(i) above, (A) during the Initial Covenant Relief Period, Borrower shall not be required to comply with Section 7.10(b)(i) and (B) commencing with the fiscal quarter ending June 30, 2021, the Borrower shall not permit the Total Leverage Ratio on the last day of any Test Period set forth below to be greater than the ratio set forth below opposite such period:

Test Period Ending	Maximum Total Leverage Ratio
June 30, 2021 through December 31, 2021	7.75 to 1.00
March 31, 2022	7.00 to 1.00
June 30, 2022	6.75 to 1.00
September 30, 2022	6.50 to 1.00
December 31, 2022	6.00 to 1.00
March 31, 2023 and thereafter	5.50 to 1.00

~~(ii) Notwithstanding Section 7.10(b)(i) above, (A) during the Initial Covenant Relief Period, Borrower shall not be required to comply with Section 7.10(b)(i) and (B) commencing with the fiscal quarter ending June 30, 2021, Borrower shall not permit the Total Leverage Ratio as of the last day of any fiscal quarter of Borrower to exceed 7.75:1.00;~~ provided that, in the case of each of (A) and (B), (1) for the avoidance of doubt, (I) if at any time during the Covenant Relief Period, a default shall be made in the due observance or performance by Borrower or any Restricted Subsidiary of any Covenant Relief Period Condition or (II) if Borrower shall fail to deliver the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021 on or prior to the dates required by this Agreement, then this Section 7.10(b)(ii) shall be null and void and shall be deemed to not have applied in respect of any ~~fiscal quarter~~Test Period ending during the Covenant Relief Period and (2) if the Covenant Relief Period is terminated due to a termination of the Initial Covenant Relief Period in accordance with clauses (ii) or (iii) of the definition thereof or due to a termination of the Extended Covenant Relief Period in accordance with clauses (ii) or (iii) of the definition thereof, then the maximum Total Leverage Ratio levels for each ~~fiscal quarter~~Test Period ending after the last fiscal quarter of the most recent Test Period ended prior to such termination shall be those as in effect and set forth in Section 7.10(b)(i).

(c)     Secured Leverage Ratio.

(i)     Subject to Section 7.10(c)(ii), Borrower shall not permit the Secured Leverage Ratio ~~on~~as of the last day of any ~~period of four fiscal quarters of the Borrower set forth below~~Test Period to be greater than ~~the ratio set forth below opposite such period:~~3.50 to 1.00.

~~Four Fiscal Quarters Ending~~	~~Maximum Secured Leverage Ratio~~
~~September 30, 2016 through December 31, 2017~~	~~4.50 to 1.00~~
~~March 31, 2018 through December 31, 2018~~	~~4.00 to 1.00~~
~~March 31, 2019 through December 31, 2019~~	~~3.75 to 1.00~~
~~March 31, 2020 and thereafter~~	~~3.50 to 1.00~~

(ii)     Notwithstanding Section 7.10(c)(i) above, during the Initial Covenant Relief Period, Borrower shall not be required to comply with Section 7.10(c)(i); provided that (1) for the avoidance of doubt, (I) if at any time during the Initial Covenant Relief Period, a default shall be made in the due observance or performance by Borrower or any Restricted Subsidiary of any Covenant Relief Period Condition or (II) if Borrower shall fail to deliver the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021 on or prior to the dates required by this Agreement, then this Section 7.10(c)(ii) shall be null and void and shall be deemed to not have applied in respect of any ~~fiscal quarter~~Test Period ending during the Initial Covenant Relief Period and (2) if the Initial Covenant Relief Period is terminated in accordance with clauses (ii) or (iii) of the definition thereof, then the maximum Secured Leverage Ratio levels for each ~~fiscal quarter~~Test Period ending after the Qualifying Quarter shall be those as in effect and set forth in Section 7.10(c)(i).

~~(d) Section 7.10 Defined Terms. As used in this Section 7.10, the following terms shall have the following meanings:~~

~~(i) “Covenant Relief Period” means the period commencing on the Covenant Relief Period Commencement Date and ending on the later of (i) the Initial Covenant Relief Period Termination Date and (ii) the Extended Covenant Relief Period Termination Date.~~

~~(ii) “Covenant Relief Period Commencement Date” means March 30, 2020.~~

~~(iii) “Covenant Relief Period Conditions” means the Borrower complies with each of the requirements listed on Schedule I to that certain Amendment No. 3 to this Agreement, dated as of May 8, 2020, among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.~~

~~(iv) “Covenant Relief Period Termination Notice” means a certificate of a Responsible Officer of the Borrower that is delivered to the Administrative Agent (x) stating that the Borrower irrevocably elects to terminate the Covenant Relief Period effective as of the date on which the Administrative Agent receives such Covenant Relief Period Termination Notice and that commencing with the first fiscal quarter ending after the Qualifying Quarter, the financial covenants in Section 7.10 shall be governed by clauses (a)(i), (b)(i) and (c)(i) thereof (instead of clauses (a)(ii), (b)(ii) and (c)(ii) thereof) and (y) certifying that the Borrower would have been in compliance with the financial covenants in Section 7.10(a)(i), (b)(i) and (c)(i) as of the most recent Test Period if such financial covenants had been applicable, and setting forth in reasonable detail the computations necessary to determine such compliance.~~

~~(v) “Extended Covenant Relief Period” means the period commencing on the date on which the Administrative Agent receives from the Borrower the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021 and ending on the earliest of (i) the first date on which the Total Leverage Ratio is equal to or less than 6.00 to 1.00 (the “Extended Relief Period Threshold”), (ii) the date that the Administrative Agent receives a Covenant Relief Period Termination Notice from Borrower and (iii) the date upon which the Borrower fails to satisfy the Covenant Relief Period Conditions. The date on which the Extended Covenant Relief Period ends is referred to as the “Extended Covenant Relief Period Termination Date”.~~

~~(vi) “Initial Covenant Relief Period” means the period commencing on the Covenant Relief Period Commencement Date and ending on the earliest of (i) the date on which the Administrative Agent receives from the Borrower the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021, (ii) the date that the Administrative Agent receives a Covenant Relief Period Termination Notice from Borrower and (iii) the date upon which the Borrower fails to satisfy the Covenant Relief Period Conditions. The date on which the Initial Covenant Relief Period ends is referred to as the “Initial Covenant Relief Period Termination Date”.~~

~~(vii) “Qualifying Quarter” means the last fiscal quarter of the most recent Test Period ended prior to the termination of the Initial Covenant Relief Period.~~

~~(e) Notwithstanding anything to the contrary in the definition of “Consolidated EBITDA”, solely for purposes of Section 7.10(a)(ii), 7.10(b)(ii) and 7.10(c)(ii) and calculating the Extended Relief Period Threshold and the Incremental Threshold if the Initial Covenant Relief Period is terminated in accordance with clause (i) of the definition thereof, Consolidated EBITDA for the Test Period ending June 30, 2021 shall be deemed to be Consolidated EBITDA for the fiscal quarters ending March 31, 2021 and June 30, 2021 multiplied by 2, and (ii) Consolidated EBITDA for the Test Period ending September 30, 2021 shall be deemed to be Consolidated EBITDA for the fiscal quarters ending March 31, 2021, June 30, 2021 and September 30, 2021 multiplied by 4/3.~~

~~(f) Notwithstanding anything to the contrary in the definition of “Consolidated EBITDA”, solely for purposes of (A) any Covenant Relief Period Termination Notice and (B) Section 7.10(a)(i), 7.10(b)(i) and 7.10(c)(i) and calculating the Extended Relief Period Threshold and the Incremental Threshold if the Initial Covenant Relief Period is terminated in accordance with clauses (ii) or (iii) of the definition thereof, (i) Consolidated EBITDA for the Test Period ending on the last day of the Qualifying Quarter, shall be deemed to be Consolidated EBITDA for the Qualifying Quarter multiplied by 4, (ii) Consolidated EBITDA for the Test Period ending on the last day of the fiscal quarter immediately following the Qualifying Quarter shall be deemed to be Consolidated EBITDA for the Qualifying Quarter and the immediately following fiscal quarter multiplied by 2 and (iii) Consolidated EBITDA for the Test Period ending on the last day of the second fiscal quarter following the Qualifying Quarter shall be deemed to be Consolidated EBITDA for the Qualifying Quarter and the two fiscal quarters following the Qualifying Quarter multiplied by 4/3.~~

7.11     Use of Proceeds. The Borrower shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations U and X of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.12     Certain Prepayments of Indebtedness. The Borrower shall not, and shall cause each Restricted Subsidiary not to, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted) any Disqualified Capital Stock ~~or~~, Other Junior Indebtedness, Permitted Junior Refinancing Debt or Permitted Unsecured Refinancing Debt or make any payment in violation of any subordination terms or intercreditor agreement applicable to any such Indebtedness (such payments, “Junior Prepayments”), except:

(a)     with respect to intercompany subordinated indebtedness, to the extent consistent with the subordination terms thereof;

(b)     a Permitted Refinancing of any such Indebtedness (including through exchange offers and similar transactions);

(c)     the conversion of any such Indebtedness to Capital Stock (or exchange of any such Indebtedness for Capital Stock) of the Borrower or any direct or indirect parent of the Borrower (other than Disqualified Capital Stock);

(d)     exchanges of Indebtedness issued in private placements and resold in reliance on Regulation S or Rule 144A for Indebtedness having substantially equivalent terms pursuant to customary exchange offers;

(e)     Junior Prepayments of Indebtedness of Persons acquired pursuant to, or Indebtedness assumed in connection with, Investments not prohibited by this Agreement;

(f)     Junior Prepayments in respect of intercompany Indebtedness owing to any Loan Party;

(g)     Junior Prepayments of Disqualified Capital Stock with the proceeds of any issuance of Disqualified Capital Stock permitted to be issued hereunder or in exchange for Disqualified Capital Stock or other Capital Stock permitted to be issued hereunder;

(h)     additional Junior Prepayments so long as (i) the amount of such Junior Prepayments to be made pursuant to this Section 7.12(h) do not exceed the sum of (x) the Initial Restricted Payment Base Amount plus (y) the Available Amount determined at the time thereof, (ii) immediately before and after giving effect thereto, no Event of Default has occurred and is continuing and (iii) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period (x) the Borrower shall be in compliance with Section 7.10 (regardless of whether any Covenant Facility is then outstanding) and (y) to the extent such prepayment, redemption, purchase, defeasance or satisfaction is made using any portion of the Available Amount, the Total Leverage Ratio would not exceed 5.00 to 1.00; and

(i)     additional Junior Prepayments so long as (i) immediately before and after giving effect thereto, no Event of Default has occurred and is continuing and (ii) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period (x) the Borrower shall be in compliance with Section 7.10 (regardless of whether any Covenant Facility is then outstanding) and (y) the Total Leverage Ratio would not exceed 5.50 to 1.00.

7.13     Sanctions. The Borrower shall not, and shall cause each Subsidiary not to, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity (a) to fund any activities of or business with any individual, or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or (b) in any other manner that will result in a violation of Sanctions by any party hereto.

7.14     Anti-Corruption Laws. The Borrower shall not, and shall cause each Subsidiary not to, directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach, to the extent applicable, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any other applicable anti-corruption, anti-bribery or anti-money laundering laws, regulations or rules in any applicable jurisdiction.

7.15     Limitation on Activities of Holdings. In the case of Holdings only, notwithstanding anything to the contrary in this Agreement or any other Loan Document:

(a)     conduct, transact or otherwise engage in any business or operations other than (i) those incidental to its ownership of the Capital Stock of the Borrower and those incidental to other Investments by or in Holdings (including the issuance of preferred Capital Stock (other than Disqualified Capital Stock) in consideration for the purchase of its Capital Stock from present or former employees (and their spouses, former spouses, heirs, estates and assigns) of any Loan Party or pursuant to any equity subscription, shareholder, employment or other agreement), (ii) activities incidental to the maintenance of its existence and compliance with applicable Laws and legal, tax and accounting matters related thereto, (iii) activities relating to the performance of obligations under the Loan Documents ~~and~~, any Other Junior Indebtedness and any Gaming Lease to which it is a party or in respect of which Holdings is a guarantor or any other Indebtedness otherwise permitted hereunder for which Holdings provides a Guarantee, (iv) the receipt and payment by Holdings of Restricted Payments permitted under Section 7.06, (v) preparing reports to Governmental Authorities and to its shareholders, (vi) providing customary indemnification for its employees in the ordinary course of business, (vii) making payments of the type permitted under Section 7.08 and the performance of its obligations under any document, agreement and/or Investment contemplated by the transactions hereunder or Investments consisting of Guarantees (other than in respect of Indebtedness) entered into in the ordinary course of business and otherwise permitted hereunder, (viii) the other transactions expressly permitted under this Section 7.15 and (ix) activities incidental to any of the foregoing;

(b)     incur, create, assume or suffer to exist any Indebtedness or any Liens on its assets, except (i) the Indebtedness incurred by Holdings under the Loan Documents (including any Credit Agreement Refinancing Indebtedness) and any Other Junior Indebtedness and Other First Lien Indebtedness, (ii) Guarantees of obligations of the Loan Parties pursuant to Indebtedness permitted under clause (i), (iii) the Liens created under the Loan Documents to which it is a party and, subject to the applicable Customary Intercreditor Agreement, any security documents relating to Other Junior Indebtedness or Other First Lien Indebtedness, and (iv) Permitted Liens arising in the ordinary course of business or by operation of Law;

(c)     own, lease, manage or otherwise operate or transfer any properties or assets (including cash other than (i) the ownership of shares of Capital Stock of the Borrower and de minimis amounts of other assets incidental to its business, (ii) cash, Cash Equivalents and other assets received in connection with Restricted Payments permitted under Section 7.06 received from any of its Subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Capital Stock of, Holdings pending the application thereof, (iii) the other transactions expressly permitted under this Section 7.15 and (iv) assets temporarily held by Holdings pending contribution to the Borrower or any other Loan Party);

(d)     consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business; or

(e)     change its fiscal year from December 31; provided, however, that Holdings may, upon written notice to, and consent by, the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case Holdings and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and the other Loan Documents that are necessary in order to reflect such change in financial reporting.

Notwithstanding anything herein to the contrary, Holdings may merge or consolidate with or into any other Person (other than the Borrower) so long as: (i) Holdings shall be the continuing or surviving corporation or, in the case of a merger or consolidation in which Holdings is not the continuing or surviving Person, the Person formed by or surviving any such merger or consolidation shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (Holdings or such Person, as the case may be, being herein referred to as the “Successor Holdings”), (ii) the Successor Holdings (if other than Holdings) shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Event of Default has occurred and is continuing at the date of such merger, consolidation or liquidation or would result from such merger, consolidation or liquidation,

(iv) each Guarantor, unless it is the other party to such merger or consolidation, or unless the Successor Holdings is Holdings, shall have by a supplement to the Guaranty in form reasonably satisfactory to the Administrative Agent confirmed that its obligation under the Guaranty shall apply to the Successor Holdings’ obligations under this Agreement, (v) the Successor Holdings shall, immediately following such merger, consolidation or liquidation directly or indirectly own all Subsidiaries owned by Holdings immediately prior to such merger, consolidation or liquidation; (vi) the Secured Parties’ rights and remedies under the Loan Documents, taken as a whole, including their rights and remedies with respect to any Collateral owned by the Successor Holdings, and the Successor Holdings’ obligations under the Guaranty and under the Security Agreement, will not be impaired in any manner as a result of such merger, consolidation or liquidation; (vii) if reasonably requested by the Administrative Agent, an opinion of counsel shall be required to be provided to the effect that such merger, consolidation or liquidation does not violate this Agreement or any other Loan Document; and (viii) immediately after giving effect to such merger, consolidation or liquidation on a Pro Forma Basis as of the last day of the most recently-ended Test Period the Borrower shall be in compliance with Section 7.10 (regardless of whether any Covenant Facility is then outstanding); provided that, if the foregoing are satisfied, the Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Agreement; provided, further, that the Borrower agrees to provide any documentation and other information regarding the Successor Holdings as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

Article VIII

EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”) under this Agreement:

(a)     Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after demand therefor, any other amount payable hereunder or under any other Loan Document; or

(b)     Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in Sections 6.04(a) (with respect to the Borrower), 7.04, 7.05, 7.06, 7.07, 7.09, 7.10, 7.12, 7.13 or 7.14; provided, that an Event of Default under this subsection (b) as a result of the Borrower’s failure to perform or observe any covenant contained in Section 7.10 shall not constitute an Event of Default with respect to any Non-Covenant Facility unless and until a Covenant Facility Acceleration shall have occurred; or

(c)     Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice shall have been given to the Borrower by the Administrative Agent; or

(d)     Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)     Cross-Default. The Borrower or any Restricted Subsidiary (A) fails to make any payment when due after giving effect to any applicable notice and cure periods (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in an amount equal to or greater than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case after giving effect to any applicable notice and cure periods, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or any Indebtedness consisting of a Guarantee to become payable or cash collateral in respect thereof to be demanded; or any counterparty under Swap Contract terminates such Swap Contract as a result of an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is equal to or greater than the Threshold Amount and the Borrower or such Restricted Subsidiary, as the case may be, has not paid such Swap Termination Value within 30 days of the due date thereof, unless such termination or such Swap Termination Value is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP have been provided; or

(f)     Insolvency Proceedings, Etc. The Borrower or any Guarantor institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or

(g)     Inability to Pay Debts; Attachment. (i) The Borrower or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 90 calendar days after its issue or levy; or

(h)     Judgments. There is entered against the Borrower or any Guarantor a final judgment or order for the payment of money in an aggregate amount equal to or greater than the Threshold Amount (to the extent not covered by independent third-party insurance of a solvent insurer and as to which the insurer does not dispute coverage) and either (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)     ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in that would reasonably be expected to have a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect; or

(j)     Invalidity of Loan Documents. Any Loan Document or any portion or provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Secured Obligations, ceases to be in full force and effect and binding on each party thereto and, in the reasonable judgment of the Required Lenders, such circumstance is materially adverse to the interests of the Lenders; or any Lien in favor of the Administrative Agent on a material portion of the Collateral any time after its perfection and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Secured Obligations, ceases to be in full force and effect and, in the reasonable judgment of the Required Lenders, such circumstance is materially adverse to the interests of the Lenders; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)     Change of Control. There occurs any Change of Control with respect to the Borrower; or

(l)     License Revocation. The occurrence of a License Revocation with respect to gaming operations at any gaming facility accounting for ten percent or more of the Consolidated Total Assets, Consolidated Gross Revenue or Consolidated EBITDA of the Borrower and its Restricted Subsidiaries in each case for the Test Period most recently ended prior to such License Revocation, provided, however, that such License Revocation continues for at least (i) 15 consecutive calendar days with respect to gaming operations at any property located in the State of Nevada or (ii) 30 consecutive calendar days with respect to gaming operations at any property located outside of the State of Nevada~~; or~~.

~~(m) Governmental Approvals. Any Loan Party shall fail to obtain, renew, maintain or comply with any such governmental approvals as shall be necessary (1) for the execution, delivery or performance by such Loan Party of its obligations, or the exercise of its rights, under the Loan Documents, or (2) for the grant of the Liens created under the Security Agreement or for the validity and enforceability or the perfection of or exercise by the Administrative Agent of its rights and remedies under Security Agreement; or any such governmental approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be effective; or any proceeding shall be commenced by or before any Governmental Authority for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any such governmental approval and such proceeding is not dismissed within 60 days; and such failure, revocation, termination, withdrawal, suspension, modification, cessation or commencement is reasonably likely to materially adversely affect (i) the rights or the interests of the Lenders, taken as a whole, under the Loan Documents or (ii) the ability of the Loan Parties to perform their obligations under the Loan Documents.~~

8.02     Remedies Upon Event of Default. If (x) any Event of Default (other than an Event of Default under Section 8.01(b) as a result of the Borrower’s failure to perform any covenant contained in Section 7.10) occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, and (y) an Event of Default under Section 8.01(b) occurs and is continuing as a result of the Borrower’s failure to perform any covenant contained in Section 7.10, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Covenant Lenders, take any or all of the following actions:

(a)     declare the commitment of each Lender (but only the Covenant Lenders in the case of a declaration under clause (y) at the request of or with the consent of the Required Covenant Lenders) to make Loans (but only the Loans under Covenant Facilities in the case of a declaration under clause (y) at the request of or with the consent of the Required Covenant Lenders) and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)     declare the unpaid principal amount of all outstanding Loans (but only the Covenant Facilities in the case of a declaration under clause (y) at the request of or with the consent of the Required Covenant Lenders), all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document (but only amounts relating to the Covenant Facilities in the case of a declaration under clause (y) at the request of or with the consent of the Required Covenant Lenders) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)     require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)     exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law (but only as relate to Covenant Facilities in the case of a declaration under clause (y) at the request of or with the consent of the Required Covenant Lenders);

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03     Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts other than principal and interest (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Secured Obligations and interest payments under any Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer and the Hedge Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Borrowings and remaining payments due to any Hedge Bank or Cash Management Bank under any Secured Hedge Agreement or Secured Cash Management Bank, as applicable, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Secured Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank. Each Hedge Bank and Cash Management Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Article IX
ADMINISTRATIVE AGENT

9.01     Appointment and Authority.

(a)     Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b)     The Administrative Agent shall also act as the “collateral agent” or “security trustee” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), or party to a Swap Contract (and on behalf of any of its Affiliates that is party to a Swap Contract) or to a Cash Management Agreement (and on behalf of any of its Affiliates that is a party to a Cash Management Agreement)) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender (and such Affiliates of such Lender) and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent”, “security trustee” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Sections 10.04 and 10.05 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “security trustee” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02     Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03     Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)     shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)     shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04     Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06     Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender; provided further that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.

Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer with respect to the issuance of any Letter of Credit after the effective date of such resignation. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07     Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08     No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the joint lead arrangers, joint bookrunners, co-syndication agents or co-documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09     Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).

In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in subsections (a) through (j) of Section 10.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any equity interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10     Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)     to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Facilities and payment in full of all Obligations (other than contingent indemnification obligations and obligations and liabilities under Secured Hedge Agreements and Secured Cash Management Agreements as to which arrangements satisfactory to the applicable Hedge Bank or Cash Management Bank shall have been made) and the Cash Collateralization, expiration or termination of all Letters of Credit, (ii) in connection with a corporate restructuring of the Borrower and its Subsidiaries permitted hereunder so long as after giving effect thereto substantially all Collateral of the Borrower and of each Subsidiary that remains a Guarantor after giving effect thereto remains Collateral, (iii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, ~~or~~ (iv) that constitutes or becomes Excluded Property, (v) that was granted by a Guarantor that is released from the Guaranty in accordance with the terms hereof or (vi) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)     to release any Guarantor from its obligations under the Guaranty if such Person is ~~not a Significant~~an Excluded Subsidiary or ~~will cease to be a Significant~~becomes an Excluded Subsidiary or ceases to be a Subsidiary of the Borrower as a result of a transaction permitted hereunder~~;~~ (provided that, notwithstanding the foregoing, a Guarantor shall not be released from its Guaranty solely due to becoming an Excluded Subsidiary of the type described in clause (a) of the definition thereof due to a disposition of less than all of the Equity Interests of such Guarantor to an Affiliate of any Loan Party);

(c)     to release any Guarantor from its obligations under the Guaranty as a result of a corporate restructuring of the Borrower and its Subsidiaries permitted hereunder so long as after giving effect thereto each Person that ~~are~~is required to be a Guarantor pursuant to the terms hereof becomes or continues to be a Guarantor;

(d)     in the case of a Successor Holdings, to release the prior Holdings in accordance with the conditions set forth in Section 7.15; ~~and~~

(e)     to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(o).; and

(f)     to consent to and enter into (and execute documents permitting the filing and recording, where appropriate) the grant of easements and covenants and subordination rights with respect to real property, conditions, restrictions and declarations on customary terms, and subordination, non-disturbance and attornment agreements on customary terms reasonably requested by the Borrower with respect to leases entered into by the Borrower and its Restricted Subsidiaries, to the extent requested by the Borrower and reasonably acceptable to the Administrative Agent, and, with respect to any Gaming Lease, to the extent reasonably requested by the landlord under such Gaming Lease and reasonably acceptable to the Administrative Agent.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11     Secured Hedge Agreements and Secured Cash Management Banks. No Hedge Bank or Cash Management Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be obligated to any Lender to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Hedge Agreements or Secured Cash Management Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank.

Article X
MISCELLANEOUS

10.01     Amendments, Etc. Subject to subsection (i) below, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)     extend or increase the Commitment of any Lender without the written consent of such Lender;

(b)     postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender directly affected thereby;

(c)     reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of (i) the Required Lenders shall be necessary to amend the definition of “Default Rate”, (ii) the Required Revolving Lenders shall be necessary to waive any obligation of the Borrower to pay Letter of Credit Fees at the Default Rate or (iii) the Required Revolving Lenders or Required Term Lenders under any Facility shall be necessary to waive any obligation of the Borrower to pay interest with respect to such Facility at the Default Rate;

(d)     change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(e)     change any provision of this Section or the definition of “Required Covenant Lenders”, “Required Lenders”, “Required Revolving Lenders”, “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender under the related Facility or Facilities (or, in the case of changes to the definition of “Required Lenders” or any provision of this Section or any other provision of this Agreement directly affecting all Lenders, without the written consent of all Lenders);

(f)     impose any greater restriction on the ability of any Lender (i) under any Revolving Credit Facility (or under all Revolving Credit Facilities) to assign any of its rights or obligations hereunder without the written consent of the Required Revolving Lenders under such Revolving Credit Facility (or under all Revolving Credit Facilities, as the case may be) or (ii) under any Term Facility to assign any of its rights or obligations hereunder without the written consent of the Required Term Lenders under such Facility;

(g)     release all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender;

(h)     release all or substantially all of the Collateral without the written consent of each Lender;

(i)     (i) amend or otherwise waive Section 7.10 or (ii) waive or consent to any Default or Event of Default resulting from a breach of Section 7.10, in each case, without the written consent of the Required Covenant Lenders; provided, that, notwithstanding anything to the contrary in this Agreement, the amendments, modifications, waivers and consents described in this subsection (i) shall not require the consent of any Lenders other than the Required Covenant Lenders; or

(j)     waive any condition set forth in Section 4.02 in connection with a Credit Extension to be made under the Revolving Credit Facility without the approval of the Required Revolving Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, provided that (i) the Commitment of such Lender may not be increased or extended or the principal or interest owing to such Lender reduced, or the date for payment thereof extended, without the consent of such Lender, and (ii) any amendment, waiver or consent requiring the consent of all Lenders or each directly affected Lender which would affect such Lender more adversely than the other directly affected Lenders or which would amend this proviso shall require the consent of such Lender.

The Administrative Agent and the Borrower may (without the consent of Lenders) amend any Loan Document to the extent (but only to the extent) necessary to reflect the existence and terms of Increased Term Loan Commitments, Increased Revolving Commitments, Incremental Term Facilities, Other Term Loans, Extended Term Loans, Other Revolving Commitments and Extended Revolving Commitments (including, without limitation, such other technical amendments as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the terms and provisions of any Increased Revolving Commitments, Increased Term Loan Commitments, Incremental Term Facility, Other Term Loans, Extended Term Loans, Other Revolving Commitments and Extended Revolving Commitments). Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

In addition, upon the effectiveness of any Refinancing Amendment, the Administrative Agent, the Borrower and the Lenders providing the relevant Credit Agreement Refinancing Indebtedness may amend this Agreement to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Term Commitments, Other Revolving Loans and/or Other Revolving Commitments). The Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any Refinancing Amendment.

10.02     Notices and Other Communications; Facsimile Copies.

(a)     General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)     if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)     if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent, if a confirmation of transmittal is confirmed (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)     Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender and the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing subsection (i) of notification that such notice or communication is available and identifying the website address therefor.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(c)     Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(d)     Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.

The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03     No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04     Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs~~,~~ (but limited in the case of Attorney Costs to one primary counsel and one local and regulatory counsel in each applicable jurisdiction), (b) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs (but limited in the case of Attorney Costs to one primary counsel and one local and regulatory counsel in each applicable jurisdiction), and (c) after the occurrence and during the continuance of an Event of Default, to pay or reimburse each Lender (subject to the second to last sentence in this Section 10.04) for all reasonable out-of-pocket costs and expenses incurred in connection with any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law~~)~~, including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. In connection with any claim for reimbursement of Attorney Costs pursuant to this Agreement by more than one party, all such parties shall be represented by the one primary legal counsel and one local and regulatory counsel in each applicable jurisdiction, in each case, selected by such parties; provided that if such legal counsel determines in good faith that representing all such parties is reasonably likely to result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to a party that is not available to all such parties, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each group of similarly situated affected parties shall be entitled to separate representation. The agreements in this Section 10.04 shall survive the termination of the Facilities and repayment of all other Obligations.

10.05     Indemnification by the Borrower; Reimbursement by Lenders; Waiver. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each Arranger and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses (including the fees, charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or ~~release~~Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Parties, (y) result from a ~~claim brought by the Borrower or any other Loan Party against an Indemnitee for~~material breach ~~in bad faith~~ of such Indemnitee’s or its Related Parties’ obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against the Administrative Agent, any Arranger or L/C Issuer in its capacity as such or other similar role). In connection with any claim for indemnification pursuant to this Agreement by more than one Indemnitee, all such Indemnitees shall be represented by the ~~same~~one primary legal counsel and one local and regulatory counsel in each applicable jurisdiction, in each case, selected by the Indemnitees; provided that if such legal counsel determines in good faith that representing all such Indemnitees is reasonably likely to result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each group of similarly situated affected Indemnitee shall be entitled to separate representation.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.04 or Section 10.05 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(c).

To the fullest extent permitted by applicable law, ~~the Borrower~~each party hereto shall not assert, and hereby waives, any claim against any ~~Indemnitee~~other party hereto or their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof~~. No Indemnitee referred to above~~; provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations to the extent set forth hereinabove to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. In addition, none of the Administrative Agent (and any sub-agent thereof), any Lender, any Arranger or any L/C Issuer, nor any Related Party of any of the foregoing Persons (collectively, the “Released Parties”) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such ~~Indemnitee~~Released Party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such ~~Indemnitee~~Released Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive after the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Facilities and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

10.06     Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under subsection (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.07     Successors and Assigns.

(a)     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void ab initio). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it under any Facility); provided that any such assignment shall be subject to the following conditions:

(i)     Minimum Amounts.

(A)     in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Commitment under any Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)     in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of any such Lender’s Commitment or Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of Revolving Credit Facility, $1,000,000, in the case of any assignment in respect of any Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)     Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this subsection (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments on a non-pro rata basis;

(iii)     Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)     ~~Unless~~unless an Event of Default has occurred and is continuing at the time of an assignment, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) a Term Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the same Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) except in the case of any Permitted Open Market Purchase or Term Loans purchased through Auctions pursuant to Section 2.18, any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; provided, that with respect to an assignment of Term Loans, such consent shall be deemed to have been given if the Borrower has not responded within ten Business Days after notice by the Administrative Agent;

(B)     the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) a Term Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment or Loans in respect of the same Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) except in the case of any Permitted Open Market Purchase or Term Loans purchased through Auctions pursuant to Section 2.18, any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)     the consent of the L/C Issuer shall be required for any assignment in respect of any Revolving Credit Facility; and

(D)     the consent of the Swing Line Lender shall be required for any assignment in respect of any Revolving Credit Facility.

(iv)     Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)     No Assignment to the Borrower or a Defaulting Lender. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries (except in the case of any Permitted Open Market Purchase or Term Loans purchased through Auctions pursuant to Section 2.18) or (B) to any Defaulting Lender or to any of its Subsidiaries, or to any Person who, upon becoming a Lender, would constitute any of the foregoing Persons described in this subsection (B).

(vi)     No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vii)     Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment;

provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)     The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)     Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that (i) reduces the fees, interest rate or principal payable directly or indirectly to such Participant (or such Lender in respect of such Participant), (ii) increases the Commitment of such Participant (or such Lender in respect of such Participant) or (iii) extends the final maturity date for the Loans held by such Participant (or such Lender in respect of such Participant). Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(d)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided, however, that such Participant agrees to be subject to the provisions of Sections 3.06 and 10.16 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and ~~stated~~related interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations . The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)     A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section ~~10.15~~10.16 as though it were a Lender.

(f)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(g)     Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(c)(ii).

Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $2,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)     Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to the Borrower and the Revolving Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Revolving Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

(i)     Notwithstanding anything to the contrary contained herein, if at any time Wells assigns all of its Revolving Commitment and Loans pursuant to subsection (b) above, Wells may, upon 30 days’ notice to the Borrower and the Revolving Lenders, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, the Borrower shall be entitled to appoint from among the Revolving Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wells as Swing Line Lender. If Wells resigns as Swing Line Lender, it shall retain all the rights and obligations of the Swing Line Lender hereunder with respect to all Swing Line Loans outstanding as of the effective date of its resignation as Swing Line Lender (including the right to require the Revolving Lenders to make Base Rate Committed Loans pursuant to Section 2.04(c)).

(j)     Notwithstanding anything in this Section 10.07 to the contrary, the rights of the Lenders to make assignments of their Loans and corresponding Commitments therefor shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

10.08     Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective auditors, partners, directors, officers, employees, agents, advisors and representatives that need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it

(including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that notice of such requirement or order shall be promptly furnished to the Borrower to the extent practicable and legally permitted), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 10.07(f), or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the ~~Agents~~Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all non-public information received from the Borrower or any of its Subsidiaries relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure to any such Person by the Borrower or any Subsidiary~~, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential~~. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.09     Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12     Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15     [Reserved].

10.16     Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, or if a Lender is disqualified by the Gaming ~~Authorities~~Boards, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, either (A) terminate the Commitments and prepay the Loans (or the Commitments and Loans of such Lender under the relevant Facility) of such Lender or (B) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.07(b);

(b)     such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances under the applicable Facilit(ies), accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) ~~from~~or any other amount to the extent required by the Gaming Boards with respect to the applicable Facilit(ies) from (A) in the case of an assignment, (x) at the election of the Borrower, either the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower or (y) the Borrower (in the case of all other amounts) or a~~ny other amount to the extent required by the Gaming Authorities~~(B) in the case of a termination and prepayment, the Borrower;

(c)     in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)     such assignment does not conflict with applicable Laws; and

(e)     in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation or be terminated and prepaid if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation or termination and prepayment cease to apply. No action by or consent of a Defaulting Lender or a Non-Consenting Lender shall be necessary in connection with any assignment or delegation pursuant Section 10.16(B), which assignment and delegation shall be immediately and automatically effective upon payment of the amounts described in clauses (a) and (b) above.

10.17     Governing Law; Jurisdiction; Etc.

(a)     GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)     SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)     WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)     SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.18     Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.19     USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

10.20     OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

10.21     Designation as Senior Debt. All Obligations shall be “Designated Senior Indebtedness” for purposes of and as defined in any existing or future indenture between the Borrower and a trustee relating to any subordinated debt issued by the Borrower, if and to the extent that such term (or any comparable term) is defined therein as providing specific rights to certain holders of senior Indebtedness.

10.22     Gaming Boards. Each Lender and the Administrative Agent agrees to use its best efforts to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over the Borrower and its Affiliates, including by providing in a timely manner such documents or other information as may be requested by any such Gaming ~~Authority~~Board relating to the Borrower or any of its Affiliates or to the Loan Documents. The Borrower and each of its Affiliates hereby consents to any such disclosure by the Lenders and Administrative Agent to any Gaming Board and releases such parties from any liability for any such disclosure.

10.23     Gaming Regulations. Each party to this Agreement hereby acknowledges that the consummation of the transactions contemplated by the Loan Documents is subject to applicable Gaming Laws, including but not limited to any licensing or qualification requirements imposed on the Lenders and the Loan Parties thereby. The Borrower represents and warrants that it will use its best efforts to obtain all requisite approvals necessary in connection with the transactions contemplated hereby and in the other Loan Documents.

10.24     Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to the procedures approved by it.

10.25     Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.26     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an ~~EEA~~Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable;

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.27     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person in connection with the transactions contemplated hereby and by the other Loan Documents, and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.28     Statement to Creditors and Investors by Boyd Gaming Regarding the Pledging of Kansas Star Casino Assets. Notwithstanding any promise, covenant, or pledge made by, any condition agreed to, or any guaranty, indenture, agreement, contract or other document executed by Boyd Gaming Corporation for the benefit of any creditor or investor to pledge Kansas Star Casino, its assets, or any assets purchased or leased by Boyd Gaming Corporation (or any predecessor entity) for Kansas Star Casino on behalf of the State of Kansas, Boyd Gaming hereby gives notice to all creditors and investors that, in the event of bankruptcy or default on any loan or other debt secured in whole or in part by Kansas Star Casino or Kansas Star Casino assets, KRGC does not waive, nor has it waived, any of the State of Kansas’ rights under law or under the lottery gaming facility management contract to secure the games and select a new casino manager.

10.29     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

~~(a)~~ In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.30     Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent, the Arrangers or any of their respective Affiliates is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Documents or any documents related hereto or thereto).

[Signature pages intentionally omitted.]

EXHIBIT B

NOTICE OF EFFECTIVENESS OF
MATURITY EXTENSION AMENDMENTS

MEMORANDUM

________________________________________________________________________

TO: Boyd Gaming Corporation and the Lenders

DATE:               [•], 2020

SUBJECT:	Boyd Gaming Corporation – Amendment No. 4 to Credit Agreement

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Reference is made to Amendment No. 4, dated as of August 6, 2020 (the “Amendment”) to the that certain Third Amended and Restated Credit Agreement, dated as of August 14, 2013, (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Boyd Gaming Corporation, a Nevada corporation (the “Borrower”), the Guarantors party thereto, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Amendment or Credit Agreement, as applicable.

The conditions to the effectiveness of the Maturity Extension Amendments set forth in Section 1(h) and Section 6 of Article IV of the Amendment have been satisfied and the Maturity Extension Amendments have become effective pursuant to Article IV of the Amendment as of the date hereof.